FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-07

MSBAM 2014-C14

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,478,625,800
(Approximate Total Mortgage Pool Balance)

$1,299,342,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C14

January 23, 2014

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

Neither these materials nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Free Writing Prospectus. The information contained herein will be more fully described elsewhere in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS’ RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$59,200,000	30.000%	(4)	2.77	1-57	16.1%	43.8%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$295,600,000	30.000%	(4)	4.95	57-60	16.1%	43.8%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$90,400,000	30.000%	(4)	7.44	60-116	16.1%	43.8%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	$173,800,000	30.000%	(4)	6.92	82-83	16.1%	43.8%
Class A-4	AAAsf/Aaa(sf)/AAA(sf)	$100,000,000	30.000%	(4)	9.72	116-118	16.1%	43.8%
Class A-5	AAAsf/Aaa(sf)/AAA(sf)	$316,038,000	30.000%	(4)	9.85	118-119	16.1%	43.8%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$1,149,631,000(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class A-S(11)	AAAsf/Aaa(sf)/AAA(sf)	$114,593,000	22.250%	(4)	9.92	119-119	14.5%	48.7%
Class B(11)	AA-sf/Aa3(sf)/AA(sf)	$81,324,000	16.750%	(4)	9.92	119-119	13.6%	52.1%
Class PST(11)	A-sf/A1(sf)/A(low)(sf)	$264,304,000	12.125%	(4)	9.92	119-119	12.9%	55.0%
Class C(11)	A-sf/A3(sf)/A(low)(sf)	$68,387,000	12.125%	(4)	9.92	119-119	12.9%	55.0%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AA-sf/Aa3(sf)/AAA(sf)	$81,324,000(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class X-C	NR/NR/AAA(sf)	$92,414,800(9)	NAP	Variable IO(10)	NAP	NAP	NAP	NAP
Class D	BBB-sf/NR/BBB(low)(sf)	$66,538,000	7.625%	(4)	9.98	119-120	12.2%	57.8%
Class E	BB+sf/NR/BB(high)(sf)	$20,331,000	6.250%	(4)	10.00	120-120	12.1%	58.7%
Class F	BB-sf/NR/BB(sf)	$16,635,000	5.125%	(4)	10.00	120-120	11.9%	59.4%
Class G	B-sf/NR/B(high)(sf)	$12,938,000	4.250%	(4)	10.00	120-120	11.8%	59.9%
Class H	NR/NR/NR	$62,841,800	0.000%	(4)	11.23	120-237	11.3%	62.6%

(1)
Ratings shown are those of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and DBRS, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated January 23, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $68,387,000.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

    (Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $114,593,000, $81,324,000 and $68,387,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.

** For purposes of the foregoing chart, the Class X-B and Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

    (Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Issue Characteristics

Offered Certificates:
$1,299,342,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of ten principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST and Class C) and one interest only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and DBRS, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator/Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Park Bridge Lender Services LLC

Initial Controlling Class Representative:	RREF II CMBS AIV, LP or an affiliate thereof

Cut-off Date:
February 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in February 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on February 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of January 27, 2014

Expected Closing Date:	Week of February 10, 2014

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in March 2014

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in March 2014

Rated Final Distribution Date:	The Distribution Date in February 2047

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:
1.00% clean-up call (excluding from the initial pool balance, solely for purposes of this calculation, the mortgage loans secured by the mortgaged properties identified on Appendix I to the Free Writing Prospectus as 366 West Broadway, Holiday Inn Dublin and Courtyard Livermore)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC)

Bloomberg Ticker:	MSBAM 2014-C14 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $114,593,000, $81,324,000 and $68,387,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $1,000 in any given month, such higher rate as would result in a special servicing fee equal to $1,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Class F Certificates or Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan and the Hilton San Francisco Financial District Mortgage Loan on and after the securitization of its companion loan (such date, the “Hilton San Francisco Financial District Companion Loan Securitization Date”)) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan or the Hilton San Francisco Financial District Mortgage Loan (on and after the Hilton San Francisco Financial District Companion Loan Securitization Date) generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement (the pooling and servicing agreement entered into in connection with the securitization of the Hilton San Francisco Financial District companion loan is referred to herein as the “Hilton San Francisco Financial District PSA”), which calculations are, or with respect to the Hilton San Francisco Financial District Mortgage Loan are expected to be, generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as JW Marriott and Fairfield Inn & Suites secures on a pari passu basis (i) a mortgage loan (the “JW Marriott and Fairfield Inn & Suites Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $75,000,000, representing approximately 5.1% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $50,000,000 and that is not part of the mortgage pool and is currently held by Bank of America, National Association. The JW Marriott and Fairfield Inn & Suites Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair,” are pari passu in right of payment and are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Hilton San Francisco Financial District secures on a pari passu basis (i) a mortgage loan (the “Hilton San Francisco Financial District Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $45,000,000, representing approximately 3.0% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $52,000,000, that is not part of the mortgage pool and that is currently held by Bank of America, National Association. The Hilton San Francisco Financial District Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair” and are pari passu in right of payment.

The Hilton San Francisco Financial District Loan Pair will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction only until the Hilton San Francisco Financial District Companion Loan Securitization Date. On and after the Hilton San Francisco Financial District Companion Loan Securitization Date, the Hilton San Francisco Financial District Loan Pair will be serviced pursuant to the Hilton San Francisco Financial District PSA and the related intercreditor agreement. For additional information regarding the Hilton San Francisco Financial District Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair.”

The serviced companion loan related to each of the foregoing mortgage loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as AmericasMart secures on a pari passu basis (i) a mortgage loan (the “AmericasMart Mortgage Loan”) with an outstanding principal balance as of the Cutoff Date of $139,602,104, representing approximately 9.4% of the initial pool balance, and (ii) another mortgage loan (the “AmericasMart Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $418,806,312 and is not part of the mortgage pool. The promissory notes comprising the AmericasMart Non-Serviced Companion Loan are currently held by WFRBS Commercial Mortgage Trust 2013-C18, Bank of America, National Association and Wells Fargo Bank, National Association. The AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan are pari passu in right of payment. The AmericasMart Mortgage Loan is a “non-serviced mortgage loan” and the AmericasMart Non-Serviced Companion Loan is a “non-serviced companion loan.” The promissory notes evidencing the AmericasMart Non-Serviced Companion Loan that are held by Bank of America, National Association and Wells Fargo Bank, National Association may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the WFRBS 2013-C18 securitization and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the WFRBS 2013-C18 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Stonestown Galleria secures on a pari passu basis (i) a mortgage loan (the “Stonestown Galleria Mortgage Loan”) that has an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 3.4% of the initial pool balance, and (ii) another mortgage loan (the “Stonestown Galleria Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000, is not part of the mortgage pool and is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2013-C13. The Stonestown Galleria Mortgage Loan and the Stonestown Galleria Non-Serviced Companion Loan are pari passu in right of payment. The Stonestown Galleria Mortgage Loan is a “non-serviced mortgage loan” and the Stonestown Galleria Non-Serviced Companion Loan is a “non-serviced companion loan.”

The Stonestown Galleria Mortgage Loan and the Stonestown Galleria Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the MSBAM 2013-C13 securitization and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the MSBAM 2013-C13 pooling and servicing agreement.

On and after the Hilton San Francisco Financial District Companion Loan Securitization Date, the Hilton San Francisco Financial District Loan Pair will be serviced pursuant to the Hilton San Francisco Financial District PSA. Accordingly, on and after the Hilton San Francisco Financial District Crossing Companion Loan Securitization Date, various servicing actions described in this Term Sheet will be performed by the master servicer and/or special servicer under, and in accordance with, the Hilton San Francisco Financial District PSA, which servicing provisions are expected to be similar to or consistent with the pooling and servicing agreement related to this transaction. For additional information regarding the Hilton San Francisco Financial District Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus.

For additional information, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced loan combinations, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. The controlling class representative under the WFRBS 2013-C18 pooling and servicing agreement will generally be the controlling holder of the AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loan.

The controlling class representative under the MSBAM 2013-C13 pooling and servicing agreement will generally be the controlling holder of the Stonestown Galleria Mortgage Loan and the Stonestown Galleria Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the Stonestown Galleria Mortgage Loan and the Stonestown Galleria Non-Serviced Companion Loan.

Prior to the Hilton San Francisco Financial District Companion Loan Securitization Date, the controlling holder of the Hilton San Francisco Financial District Loan Pair will be the holder of the related serviced companion loan and on or after the Hilton San Francisco Financial District Companion Loan Securitization Date, the controlling class representative or other designee under the Hilton San Francisco Financial District PSA will generally be the controlling holder of the Hilton San Francisco Financial District Loan Pair.

The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to the AmericasMart Non-Serviced Loan Combination, the Stonestown Galleria Non-Serviced Loan Combination and the Hilton San Francisco Financial District Loan Pair, in each case only during a Subordinate Control Period and a Collective Consultation Period.

With respect to the JW Marriott and Fairfield Inn & Suites Mortgage Loan, any holder of the related serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to such mortgage loan and the related serviced companion loan.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be RREF II CMBS AIV, LP or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan and the Hilton San Francisco Financial District Mortgage Loan following the Hilton San Francisco Financial District Companion Loan Securitization Date) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan or, following the Hilton San Francisco Financial District Companion Loan Securitization Date,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

the Hilton San Francisco Financial District Mortgage Loan, under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan or the Hilton San Francisco Financial District Mortgage Loan). During any Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan or the Hilton San Francisco Financial District Mortgage Loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan or the Hilton San Francisco Financial District Mortgage Loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement; provided, that each of the AmericasMart Mortgage Loan, the Stonestown Galleria Mortgage Loan and the Hilton San Francisco Financial District Mortgage Loan (on and after the Hilton San Francisco Financial District Companion Loan Securitization Date) will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Structural Overview

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan or the Hilton San Francisco Financial District Loan Pair.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates (other than the Class F Certificates) as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	21	30	$670,057,701	45.3%
Morgan Stanley Mortgage Capital Holdings LLC	28	36	$605,469,347	40.9%
CIBC Inc.	9	9	$203,098,753	13.7%
Total:	58	75	$1,478,625,800	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,478,625,800
Number of Mortgage Loans:	58
Average Cut-off Date Balance per Mortgage Loan:	$25,493,548
Number of Mortgaged Properties:	75
Average Cut-off Date Balance per Mortgaged Property:	$19,715,011
Weighted Average Mortgage Rate:	4.860%
% of Pool Secured by 5 Largest Mortgage Loans:	37.4%
% of Pool Secured by 10 Largest Mortgage Loans:	55.1%
% of Pool Secured by ARD Loans:	1.6
Weighted Average Original Term to Maturity/ARD (months):	105
Weighted Average Remaining Term to Maturity/ARD (months):	103
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	4.9%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	20.9%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	3.0%
Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.90x
Weighted Average UW NOI Debt Yield:	11.3%
Weighted Average UW NCF DSCR:	1.75x
Weighted Average UW NCF Debt Yield:	10.4%
Weighted Average Cut-off Date LTV Ratio:	62.6%
Weighted Average LTV Ratio at Maturity/ARD:	55.6%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2014.

(2)
With respect to the AmericasMart Mortgage Loan, JW Marriott and Fairfield Inn & Suites Mortgage Loan, Stonestown Galleria Mortgage Loan and Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	348
Weighted Average Remaining Amortization Term (months):	348
% of Pool Amortizing Balloon:	27.5%
% of Pool Interest Only followed by Amortizing Balloon:	48.5%
% of Pool Interest Only through Maturity/ARD:	23.1%
% of Pool Fully Amortizing:	0.9%

Lockboxes
% of Pool with Hard Lockboxes:	60.5%
% of Pool with Soft Lockboxes:	23.6%
% of Pool with Springing Lockboxes:	13.3%
% of Pool with No Lockboxes:	2.6%

Reserves
% of Pool Requiring Tax Reserves:	82.9%
% of Pool Requiring Insurance Reserves:	36.1%
% of Pool Requiring Replacement Reserves:	65.6%
% of Pool Requiring TI/LC Reserves(3):	70.1%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	60.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	15.7%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	6.0%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	1.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	6.2%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	BANA	AmericasMart(1)	Atlanta	GA	Special Purpose	$139,602,104	9.4%	4,563,219	$122.37	1.68x	12.9%	60.7%	46.4%
2	MSMCH	120 Wall Street	New York	NY	Office	$135,000,000	9.1%	651,981	$207.06	1.82x	8.6%	67.5%	67.5%
3	CIBC	116 John Street	New York	NY	Multifamily	$120,000,000	8.1%	411	$291,970.80	1.70x	7.6%	51.0%	51.0%
4	MSMCH	Astor Crowne Plaza	New Orleans	LA	Hospitality	$83,000,000	5.6%	693	$119,769.12	1.71x	11.6%	70.3%	65.6%
5	BANA	JW Marriott and Fairfield Inn & Suites(2)	Indianapolis	IN	Hospitality	$75,000,000	5.1%	1,173	$106,564.36	3.20x	23.8%	35.8%	32.9%
6	BANA	Sun Communities Portfolio	Various	Various	Manufac. Housing	$69,061,661	4.7%	3,143	$21,973.17	1.80x	11.7%	65.3%	57.8%
7	MSMCH	Aspen Heights - Columbia	Columbia	MO	Multifamily	$50,600,000	3.4%	318	$159,119.50	1.25x	8.3%	70.4%	65.1%
8	MSMCH	Stonestown Galleria(3)	San Francisco	CA	Retail	$50,000,000	3.4%	585,830	$307.26	1.68x	10.6%	56.6%	51.8%
9	BANA	Market Heights Shopping Center	Harker Heights	TX	Retail	$47,000,000	3.2%	412,645	$113.90	2.58x	13.3%	53.7%	53.7%
10	BANA	Hilton San Francisco Financial District(4)	San Francisco	CA	Hospitality	$45,000,000	3.0%	543	$178,637.20	1.54x	12.2%	53.9%	48.1%
		Total/Wtd. Avg.				$814,263,765	55.1%			1.88x	11.8%	59.1%	54.3%

(1)
The AmericasMart Mortgage Loan is part of a $560,000,000 pari passu non-serviced loan combination that is evidenced by eight pari passu promissory notes. The AmericasMart Mortgage Loan is evidenced by two of such pari passu notes (Notes 2-1 and 2-2) with an aggregate outstanding principal balance as of the Cut-off Date of $139,602,104. The pari passu notes not included in the issuing entity (Notes 1-1, 1-2, 3-1, 3-2, 4-1 and 4-2) evidence, in the aggregate, the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $418,806,312. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus.

(2)
The JW Marriott and Fairfield Inn & Suites Mortgage Loan is part of a $125,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is evidenced by one of such pari passu notes (Note A-1) with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $50,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The JW Marriott and Fairfield Inn & Suites Loan Pair” in the Free Writing Prospectus.

(3)
The Stonestown Galleria Mortgage Loan is part of a $180,000,000 pari passu non-serviced loan combination that is evidenced by four pari passu promissory notes. The Stonestown Galleria Mortgage Loan is evidenced by one of such pari passu notes (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The pari passu notes not included in the issuing entity (Notes A-1, A-3 and A-4), in the aggregate, evidence the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $130,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Stonestown Galleria Non-Serviced Loan Combination” in the Free Writing Prospectus.

(4)
The Hilton San Francisco Financial District Mortgage Loan is part of a $97,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The Hilton San Francisco Financial District Mortgage Loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $45,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $52,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV Ratio
1	BANA	AmericasMart	$139,602,104	$418,806,312	$558,408,416	WFRBS 2013-C18	Wells Fargo	Midland	WFRBS 2013-C18	1.68x	12.9%	60.7%
5	BANA	JW Marriott and Fairfield Inn & Suites	$75,000,000	$50,000,000	$125,000,000	MSBAM 2014-C14	Wells Fargo	Rialto Capital	MSBAM 2014-C14	3.20x	23.8%	35.8%
8	MSMCH	Stonestown Galleria	$50,000,000	$130,000,000	$180,000,000	MSBAM 2013-C13	Wells Fargo	Rialto Capital	MSBAM 2013-C13	1.68x	10.6%	56.6%
10	BANA	Hilton San Francisco Financial District	$45,000,000	$52,000,000	$97,000,000	(2)	Wells Fargo(2)	Rialto Capital(2)	(2)	1.54x	12.2%	53.9%

(1)
With respect to the AmericasMart Mortgage Loan, the JW Marriott and Fairfield Inn & Suites Mortgage Loan, the Stonestown Galleria Mortgage Loan and the Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(2)
Upon any securitization of the Hilton San Francisco Financial District Companion Loan, servicing of the Hilton San Francisco Financial District Mortgage Loan will be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of the Hilton San Francisco Financial District Loan Pair, and the master servicer and the special servicer under that pooling and servicing agreement may not be Wells Fargo Bank, National Association or Rialto Capital Advisors, LLC, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Prior Securitization History(1)(2)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity/ ARD LTV	Prior Securitization
1	BANA	AmericasMart	Atlanta	GA	Special Purpose	$139,602,104	9.4%	4,563,219	$122.37	1.68x	12.9%	60.7%	46.4%	WBCMT 2005-C19, WBCMT 2005-C20
2	MSMCH	120 Wall Street	New York	NY	Office	$135,000,000	9.1%	651,981	$207.06	1.82x	8.6%	67.5%	67.5%	CSFB 2005-C5
4	MSMCH	Astor Crowne Plaza	New Orleans	LA	Hospitality	$83,000,000	5.6%	693	$119,769.12	1.71x	11.6%	70.3%	65.6%	GSMS 2005-GG4
6	BANA	Sun Communities Portfolio				$69,061,661	4.7%	3,143	$21,973.17	1.80x	11.7%	65.3%	57.8%
6.2	BANA	Goldcoaster	Homestead	FL	Manufactured Housing			545						GECMC 2004-C3
6.4	BANA	Town and Country	Garfield Township	MI	Manufactured Housing			192						MLMT 2004-BPC1
6.5	BANA	Continental North	Davison	MI	Manufactured Housing			474						MLMT 2004-BPC1
6.6	BANA	Fisherman’s Cove	Flint	MI	Manufactured Housing			162						GECMC 2004-C3
6.8	BANA	Byron Center	Byron Township	MI	Manufactured Housing			143						MLMT 2004-BPC1
8	MSMCH	Stonestown Galleria	San Francisco	CA	Retail	$50,000,000	3.4%	585,830	$307.26	1.68x	10.6%	56.6%	51.8%	MLCFC 2006-3
12	BANA	River Oaks Plaza	Houston	TX	Retail	$37,000,000	2.5%	195,310	$189.44	1.37x	9.3%	62.7%	55.6%	JPMCC 2005-CB11
13	BANA	St. Paul Plaza Office Tower	Baltimore	MD	Office	$35,750,000	2.4%	261,867	$136.52	1.36x	9.7%	74.9%	68.1%	CD 2005-CD1
15	CIBC	Courtyard by Marriott - JFK	Jamaica	NY	Hospitality	$31,900,957	2.2%	166	$192,174.44	1.63x	12.5%	60.9%	50.9%	JPMCC 2006-CB14
18	BANA	Greenleigh MHC	Chester	VA	Manufactured Housing	$27,830,629	1.9%	513	$54,250.74	1.27x	8.2%	75.2%	61.8%	GECMC 2004-C2
20	BANA	County View MHC	Virginia Beach	VA	Manufactured Housing	$23,947,565	1.6%	469	$51,060.91	1.26x	8.1%	75.1%	61.8%	JPMCC 2003-CB7
23	MSMCH	Chicago Mixed Use Portfolio				$22,710,000	1.5%	118,541	$191.58	1.31x	8.4%	75.0%	71.5%
23.3	MSMCH	1200 North Ashland Office	Chicago	IL	Office			42,578						BACM 2007-5
25	CIBC	Westminster Chase Apartments	Tampa	FL	Multifamily	$8,900,000	0.6%	224	$36,758.47	1.26x	9.4%	72.1%	60.5%	MLCFC 2007-7
26	CIBC	Willow Brooke Apartments	Tampa	FL	Multifamily	$8,450,000	0.6%	248	$36,758.47	1.26x	9.4%	72.1%	60.5%	MLCFC 2007-7
30	MSMCH	University Mills	Cedar Falls	IA	Multifamily	$10,500,000	0.7%	120	$87,500.00	1.29x	9.1%	72.4%	67.1%	BACM 2003-2
31	MSMCH	Venture Tech Business Center	Spring	TX	Office	$10,477,689	0.7%	99,878	$104.90	1.43x	10.9%	74.0%	61.2%	LBUBS 2005-C2
32	MSMCH	Princeton Square Apartments	Jacksonville	FL	Multifamily	$10,189,186	0.7%	288	$35,379.12	1.27x	9.0%	69.8%	57.6%	MEZZ 2004-C1
34	MSMCH	Providence Village Plaza	Clifton Heights	PA	Retail	$9,300,000	0.6%	91,478	$101.66	1.60x	11.3%	62.0%	53.9%	MSC 2003-IQ5
35	BANA	Pine Creek Village	Colorado Springs	CO	Mixed Use	$9,213,874	0.6%	82,800	$111.28	1.88x	12.6%	74.9%	68.7%	JPMCC 2006-LDP7
42	BANA	AAAA Self Storage – Virginia Beach, VA	Virginia Beach	VA	Mixed Use	$7,500,000	0.5%	180,969	$41.44	1.88x	12.6%	60.0%	49.6%	MLMT 2004-MKB1
47	CIBC	Hobby Lobby Plaza	Findlay	OH	Retail	$6,817,866	0.5%	108,264	$62.97	1.39x	10.0%	74.9%	61.9%	CSFB 2005-C1
55	MSMCH	Coffee Tree Plaza	Vacaville	CA	Retail	$4,000,000	0.3%	47,298	$84.57	3.66x	20.4%	32.5%	32.5%	JPMC 2000-C9
57	CIBC	Food Basics	Paterson	NJ	Retail	$3,587,750	0.2%	31,612	$113.49	1.46x	11.3%	57.1%	43.9%	GMACC 2004-C1
58	MSMCH	CVS - Orlando, FL	Orlando	FL	Retail	$2,696,019	0.2%	13,824	$195.02	1.74x	12.6%	48.1%	36.5%	MSC 2004-HQ3
		Total				$747,435,300	50.5%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the AmericasMart Mortgage Loan, JW Marriott and Fairfield Inn & Suites Mortgage Loan, Stonestown Galleria Mortgage Loan and Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($295,600,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity/ ARD	Rem. IO Period (mos.)	Rem. Term to Maturity /ARD (mos.)
3	CIBC	116 John Street	NY	Multifamily	$120,000,000	8.1%	$120,000,000	40.6%	411	$291,970.80	1.70x	7.6%	51.0%	51.0%	60	60
4	MSMCH	Astor Crowne Plaza	LA	Hospitality	$83,000,000	5.6%	$77,378,732	26.2%	693	$119,769.12	1.71x	11.6%	70.3%	65.6%	11	59
19	BANA	Courtyard Isla Verde Beach Resort	PR	Hospitality	$27,500,000	1.9%	$27,500,000	9.3%	260	$105,769.23	4.64x	22.8%	38.2%	38.2%	60	60
23	MSMCH	Chicago Mixed Use Portfolio	IL	Various	$22,710,000	1.5%	$21,638,180	7.3%	118,541	$191.58	1.31x	8.4%	75.0%	71.5%	21	57
24	BANA	Canopy Apartments	FL	Multifamily	$19,229,059	1.3%	$17,752,642	6.0%	360	$53,414.05	1.29x	8.7%	66.3%	61.2%	0	59
27	BANA	Childs Lake Estates MHC	MI	Manufactured Housing	$14,175,000	1.0%	$13,347,163	4.5%	619	$22,899.84	1.45x	9.7%	75.0%	70.6%	11	59
35	BANA	Pine Creek Village	CO	Mixed Use	$9,213,874	0.6%	$8,448,185	2.9%	82,800	$111.28	1.88x	12.6%	74.9%	68.7%	0	59
51	BANA	Hampton Inn & Suites Tomball	TX	Hospitality	$6,042,982	0.4%	$5,555,605	1.9%	81	$74,604.71	2.65x	18.0%	60.4%	55.6%	0	59
		Total/Wtd. Avg.			$301,870,915	20.4%	$291,620,507	98.7%			1.93x	10.7%	60.0%	57.6%	34	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Hospitality	13	$307,466,542	20.8%	4.756%	2.30x	16.2%	53.4%	46.7%
Full Service	6	$240,373,479	16.3%	4.696%	2.27x	15.6%	54.9%	49.0%
Limited Service	7	$67,093,063	4.5%	4.971%	2.40x	18.5%	48.2%	38.5%
Retail	24	$305,451,224	20.7%	4.931%	1.65x	10.5%	64.4%	57.7%
Anchored	19	$230,143,815	15.6%	5.025%	1.67x	10.5%	65.9%	59.2%
Regional Mall	1	$50,000,000	3.4%	4.390%	1.68x	10.6%	56.6%	51.8%
Unanchored	4	$25,307,409	1.7%	5.136%	1.44x	10.0%	66.5%	55.9%
Multifamily	12	$281,720,451	19.1%	4.796%	1.45x	8.3%	62.7%	58.4%
Mid-High Rise	1	$120,000,000	8.1%	4.380%	1.70x	7.6%	51.0%	51.0%
Student Housing	3	$89,150,000	6.0%	5.064%	1.25x	8.3%	72.1%	66.7%
Garden	8	$72,570,451	4.9%	5.156%	1.30x	9.2%	70.5%	60.6%
Office	7	$257,292,689	17.4%	4.613%	1.67x	9.7%	67.2%	62.9%
CBD	5	$206,815,000	14.0%	4.539%	1.71x	9.4%	67.3%	64.6%
Suburban	2	$50,477,689	3.4%	4.915%	1.51x	11.1%	66.7%	56.0%
Special Purpose	1	$139,602,104	9.4%	5.451%	1.68x	12.9%	60.7%	46.4%
Trade Mart	1	$139,602,104	9.4%	5.451%	1.68x	12.9%	60.7%	46.4%
Manufactured Housing	12	$135,014,854	9.1%	4.915%	1.56x	10.1%	70.1%	60.7%
Manufactured Housing	11	$123,683,910	8.4%	4.917%	1.54x	10.0%	70.6%	60.9%
Recreational Vehicle Community	1	$11,330,944	0.8%	4.900%	1.80x	11.7%	65.3%	57.8%
Mixed Use	5	$44,435,894	3.0%	4.854%	1.58x	10.6%	66.8%	56.8%
Retail/Multifamily	2	$22,322,020	1.5%	4.834%	1.39x	9.2%	65.2%	53.8%
Retail/Office	2	$14,613,874	1.0%	4.742%	1.71x	11.8%	72.6%	65.0%
Industrial/Self Storage	1	$7,500,000	0.5%	5.131%	1.88x	12.6%	60.0%	49.6%
Industrial	1	$7,642,042	0.5%	5.090%	1.60x	11.7%	68.8%	56.9%
Flex Industrial	1	$7,642,042	0.5%	5.090%	1.60x	11.7%	68.8%	56.9%
Total/Wtd. Avg.	75	$1,478,625,800	100.0%	4.860%	1.75x	11.3%	62.6%	55.6%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the AmericasMart Mortgage Loan, JW Marriott and Fairfield Inn & Suites Mortgage Loan, Stonestown Galleria Mortgage Loan and Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
New York	4	$295,872,977	20.0%	4.454%	1.74x	8.7%	59.6%	57.8%
California	8	$173,451,914	11.7%	4.973%	1.57x	11.5%	59.5%	50.5%
California – Northern(3)	5	$112,951,914	7.6%	4.892%	1.68x	12.6%	52.9%	43.4%
California – Southern(3)	3	$60,500,000	4.1%	5.125%	1.37x	9.4%	71.8%	63.8%
Texas	8	$150,330,457	10.2%	4.955%	1.81x	11.2%	63.8%	57.3%
Georgia	1	$139,602,104	9.4%	5.451%	1.68x	12.9%	60.7%	46.4%
Louisiana	2	$89,231,563	6.0%	4.329%	1.71x	11.8%	69.7%	64.2%
Indiana	3	$77,736,633	5.3%	4.669%	3.15x	23.4%	36.8%	33.7%
Florida	12	$77,533,406	5.2%	5.137%	1.40x	9.8%	68.7%	59.3%
Missouri	2	$73,600,000	5.0%	5.061%	1.42x	9.8%	64.1%	57.5%
Virginia	3	$59,278,193	4.0%	4.921%	1.34x	8.7%	73.2%	60.3%
Michigan	7	$55,124,943	3.7%	4.946%	1.71x	11.2%	67.8%	61.1%
Maryland	2	$48,237,409	3.3%	5.195%	1.41x	10.0%	73.5%	65.4%
Arizona	2	$46,800,000	3.2%	4.936%	1.49x	10.8%	65.2%	55.3%
Illinois	7	$41,441,168	2.8%	4.834%	1.42x	9.9%	69.6%	62.8%
South Carolina	1	$28,050,000	1.9%	5.000%	1.24x	8.2%	75.0%	69.3%
Puerto Rico	1	$27,500,000	1.9%	4.132%	4.64x	22.8%	38.2%	38.2%
North Carolina	3	$18,842,418	1.3%	5.246%	1.36x	9.8%	71.5%	60.0%
Minnesota	2	$17,750,000	1.2%	4.982%	1.53x	9.7%	72.0%	66.5%
New Jersey	2	$14,918,694	1.0%	5.085%	1.72x	11.6%	63.4%	54.5%
Ohio	2	$14,310,045	1.0%	5.075%	1.34x	9.5%	74.9%	61.9%
Iowa	1	$10,500,000	0.7%	5.210%	1.29x	9.1%	72.4%	67.1%
Pennsylvania	1	$9,300,000	0.6%	5.130%	1.60x	11.3%	62.0%	53.9%
Colorado	1	$9,213,874	0.6%	4.447%	1.88x	12.6%	74.9%	68.7%
Total/Wtd. Avg.	75	$1,478,625,800	100.0%	4.860%	1.75x	11.3%	62.6%	55.6%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the AmericasMart Mortgage Loan, JW Marriott and Fairfield Inn & Suites Mortgage Loan, Stonestown Galleria Mortgage Loan and Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Collateral Statistics

Collateral Statistics(1)(3)
Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
2,696,019 - 10,000,000	28	193,325,414	13.1	4.132 - 4.500	7	447,423,874	30.3	32.5 - 40.0	3	106,500,000	7.2
10,000,001 - 20,000,000	7	88,147,470	6.0	4.501 - 5.000	13	364,211,895	24.6	40.1 - 50.0	4	39,647,933	2.7
20,000,001 - 30,000,000	8	205,338,193	13.9	5.001 - 5.500	35	646,052,281	43.7	50.1 - 60.0	9	301,348,897	20.4
30,000,001 - 40,000,000	5	177,550,957	12.0	5.501 - 6.000	3	20,937,750	1.4	60.1 - 70.0	17	551,486,963	37.3
40,000,001 - 50,000,000	3	142,000,000	9.6	Total:	58	$1,478,625,800	100.0%	70.1 - 80.0	25	479,642,007	32.4
50,000,001 - 60,000,000	1	50,600,000	3.4	Min: 4.132%	Max: 5.670%	Wtd Avg: 4.860%		Total:	58	$1,478,625,800	100.0%
60,000,001 - 70,000,000	1	69,061,661	4.7	Original Term to Maturity/ARD (mos.)				Min: 32.5%	Max: 75.3%	Wtd Avg: 62.6%
70,000,001 - 80,000,000	1	75,000,000	5.1		No. of	Aggregate		LTV Ratio at Maturity/ARD (%)
80,000,001 - 90,000,000	1	83,000,000	5.6		Mortgage	Cut-off Date	% of		No. of	Aggregate
110,000,001 - 120,000,000	1	120,000,000	8.1		Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
130,000,001 - 140,000,000	2	274,602,104	18.6	60	8	301,870,915	20.4		Loans	Balance ($)	Pool
Total:	58	$1,478,625,800	100.0%	84	3	177,650,000	12.0	0.8 - 10.0	2	13,951,914	0.9
Min: $2,696,019	Max: $139,602,104	Avg: $25,493,548		120	44	976,180,951	66.0	20.1 - 30.0	1	8,972,020	0.6
State				180	2	13,951,914	0.9	30.1 - 40.0	4	109,196,019	7.4
	No. of	Aggregate		240	1	8,972,020	0.6	40.1 - 50.0	8	244,210,543	16.5
	Mortgaged	Cut-off Date	% of	Total:	58	$1,478,625,800	100.0%	50.1 - 60.0	16	467,699,237	31.6
	Properties	Balance ($)	Pool	Min: 60	Max: 240	Wtd Avg: 105		60.1 - 70.0	25	597,711,066	40.4
New York	4	295,872,977	20.0	Remaining Term to Maturity/ARD (mos.)				70.1 - 80.0	2	36,885,000	2.5
California	8	173,451,914	11.7		No. of	Aggregate		Total:	58	$1,478,625,800	100.0%
California – Northern(2)	5	112,951,914	7.6		Mortgage	Cut-off Date	% of	Min: 0.8%	Max: 71.5%	Wtd Avg: 55.6%
California – Southern(2)	3	60,500,000	4.1		Loans	Balance ($)	Pool	UW DSCR (x)
Texas	8	150,330,457	10.2	57 - 60	8	301,870,915	20.4		No. of	Aggregate
Georgia	1	139,602,104	9.4	79 - 84	3	177,650,000	12.0		Mortgage	Cut-off Date	% of
Louisiana	2	89,231,563	6.0	115 - 120	44	976,180,951	66.0		Loans	Balance ($)	Pool
Indiana	3	77,736,633	5.3	175 - 180	2	13,951,914	0.9	1.22 - 1.30	12	209,481,037	14.2
Florida	12	77,533,406	5.2	235 - 240	1	8,972,020	0.6	1.31 - 1.40	10	192,202,866	13.0
Missouri	2	73,600,000	5.0	Total:	58	$1,478,625,800	100.0%	1.41 - 1.50	9	86,662,961	5.9
Virginia	3	59,278,193	4.0	Min: 57	Max: 237	Wtd Avg: 103		1.51 - 1.60	7	134,490,598	9.1
Michigan	7	55,124,943	3.7	Original Amortization Term (mos.)				1.61 - 1.70	7	360,794,411	24.4
Maryland	2	48,237,409	3.3		No. of	Aggregate		1.71 - 1.80	4	160,737,072	10.9
Arizona	2	46,800,000	3.2		Mortgage	Cut-off Date	% of	1.81 - 1.90	4	174,713,874	11.8
Illinois	7	41,441,168	2.8		Loans	Balance ($)	Pool	2.51 - 2.60	1	47,000,000	3.2
South Carolina	1	28,050,000	1.9	Interest Only	6	341,350,000	23.1	2.61 - 2.70	1	6,042,982	0.4
Puerto Rico	1	27,500,000	1.9	180	2	13,951,914	0.9	3.11 - 3.20	1	75,000,000	5.1
North Carolina	3	18,842,418	1.3	300	6	182,242,436	12.3	3.61 - 3.70	1	4,000,000	0.3
Minnesota	2	17,750,000	1.2	360	44	941,081,450	63.6	4.61 - 4.70	1	27,500,000	1.9
New Jersey	2	14,918,694	1.0	Total:	58	$1,478,625,800	100.0%	Total:	58	$1,478,625,800	100.0%
Ohio	2	14,310,045	1.0	Min: 180	Max: 360	Non-Zero Wtd Avg: 348		Min: 1.22x	Max: 4.64x	Wtd Avg: 1.75x
Iowa	1	10,500,000	0.7	Remaining Amortization Term (mos.)				UW NOI Debt Yield (%)
Pennsylvania	1	9,300,000	0.6		No. of	Aggregate			No. of	Aggregate
Colorado	1	9,213,874	0.6		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
Total:	75	$1,478,625,800	100.0%		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
Property Type				Interest Only	6	341,350,000	23.1	7.6 - 8.0	1	120,000,000	8.1
	No. of	Aggregate		179 - 230	2	13,951,914	0.9	8.1 - 8.5	6	160,988,193	10.9
	Mortgaged	Cut-off Date	% of	231 - 300	6	182,242,436	12.3	8.6 - 9.0	5	$178,810,664	12.1
	Properties	Balance ($)	Pool	351 - 360	44	941,081,450	63.6	9.1 - 9.5	10	$150,342,179	10.2
Hospitality	13	307,466,542	20.8	Total:	58	$1,478,625,800	100.0%	9.6 - 10.0	4	85,242,866	5.8
Full Service	6	240,373,479	16.3	Min: 179	Max: 360	Non-Zero Wtd Avg: 348		10.1 - 10.5	2	12,572,020	0.9
Limited Service	7	67,093,063	4.5	Mortgage Loan Sellers				10.6 - 11.0	6	96,015,098	6.5
Retail	24	305,451,224	20.7		No. of	Aggregate		11.1 - 11.5	4	60,012,750	4.1
Anchored	19	230,143,815	15.6		Mortgage	Cut-off Date	% of	11.6 - 12.0	5	176,002,617	11.9
Regional Mall	1	50,000,000	3.4		Loans	Balance ($)	Pool	12.1 - 12.5	2	76,900,957	5.2
Unanchored	4	25,307,409	1.7	Bank of America,				12.6 - 13.0	5	182,011,997	12.3
Multifamily	12	281,720,451	19.1	National Association	21	670,057,701	45.3	13.1 - 13.5	2	53,231,563	3.6
Mid-High Rise	1	120,000,000	8.1	Morgan Stanley				17.1 - 17.5	1	7,972,522	0.5
Student Housing	3	89,150,000	6.0	Mortgage Capital				17.6 - 18.0	1	6,042,982	0.4
Garden	8	72,570,451	4.9	Holdings LLC	28	605,469,347	40.9	19.6 - 20.0	1	5,979,392	0.4
Office	7	257,292,689	17.4	CIBC Inc.	9	203,098,753	13.7	20.1 - 20.5	1	4,000,000	0.3
CBD	5	206,815,000	14.0	Total:	58	$1,478,625,800	100.0%	22.6 - 23.0	1	27,500,000	1.9
Suburban	2	50,477,689	3.4	Amortization Type				23.6 - 24.0	1	75,000,000	5.1
Special Purpose	1	139,602,104	9.4		No. of	Aggregate		Total:	58	$1,478,625,800	100.0%
Trade Mart	1	139,602,104	9.4		Mortgage	Cut-off Date	% of	Min: 7.6%	Max: 23.8%	Wtd Avg: 11.3%
Manufactured Housing	12	135,014,854	9.1		Loans	Balance ($)	Pool
Manufactured Housing	11	123,683,910	8.4	Partial Interest Only	24	717,246,661	48.5
Recreational Vehicle				Amortizing Balloon	26	406,077,225	27.5
Community	1	11,330,944	0.8	Interest Only	6	341,350,000	23.1
Mixed Use	5	44,435,894	3.0	Fully Amortizing	2	13,951,914	0.9
Retail/Multifamily	2	22,322,020	1.5	Total:	58	$1,478,625,800	100.0%
Retail/Office	2	14,613,874	1.0
Industrial/Self Storage	1	7,500,000	0.5
Industrial	1	7,642,042	0.5
Flex Industrial	1	7,642,042	0.5
Total:	75	$1,478,625,800	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)
With respect to the AmericasMart Mortgage Loan, JW Marriott and Fairfield Inn & Suites Mortgage Loan, Stonestown Galleria Mortgage Loan and Hilton San Francisco Financial District Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	February 2014	February 2015	February 2016	February 2017	February 2018
Locked Out	88.8%	88.7%	60.8%	60.7%	60.7%
Yield Maintenance Total	11.2%	11.3%	39.2%	39.3%	39.3%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,478,625,800	$1,471,286,468	$1,460,453,195	$1,447,535,092	$1,431,839,858
% Initial Pool Balance	100.0%	99.5%	98.8%	97.9%	96.8%

Prepayment Restrictions	February 2019	February 2020	February 2021	February 2022	February 2023
Locked Out	60.8%	60.6%	67.6%	67.5%	67.4%
Yield Maintenance Total	39.2%	39.4%	29.7%	29.8%	30.0%
Open	0.0%	0.0%	2.7%	2.7%	2.7%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,123,771,496	$1,105,770,834	$913,196,947	$894,021,489	$873,824,256
% Initial Pool Balance	76.0%	74.8%	61.8%	60.5%	59.1%

Prepayment Restrictions	February 2024	February 2025	February 2026	February 2027	February 2028
Locked Out	0.0%	0.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	55.3%	59.3%	64.7%	72.0%	82.6%
Open	44.7%	40.7%	35.3%	28.0%	17.4%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$13,443,616	$12,175,775	$10,833,646	$9,415,125	$7,915,863
% Initial Pool Balance	0.9%	0.8%	0.7%	0.6%	0.5%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM0.5, DEF/YM0.5, YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Mortgage Loan No. 1 – AmericasMart

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Mortgage Loan No. 1 – AmericasMart

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Mortgage Loan No. 1 – AmericasMart

Building 3
R
Coastal States
PEACHTREE ST. NE
R
R
R
Building 2 Expansion
Building 2
Building 1
R
75
85
W
HOTELS
Atlanta Downtown
TWELVE
WEST PEACHTREE ST. NW
IVAN ALLEN JR BLVD.
SIMPSON ST. NW
HYATT PLACE
Downtown
WILLIAMS ST. NW
SPRING ST.
aloft
(Opening in 2014)
P
BAKER ST.
Building 3
Coastal States
HYATT REGENCY
Marriott
Marquis
Hilton
Atlanta
COURTLAND ST. NE
PORTMAN BLVD.
PEACHTREE ST. NE
PEACHTREE CENTER AVE.
PIEDMONT AVE. NE
Building 2 Expansion
Building 2
Building 1
M
Holiday Inn
Downtown
ANDREW YOUNG INTERNATIONAL BLVD. NE
DOUBLETREE
WESTIN
Peachtree Plaza
Atlanta
Sheraton
Atlanta
ELLIS ST. NE
SPRING ST.
CARNEGIE WAY
CONE ST.
COURTYARD Marriott
FAIRLY ST. NW
FORSYTH ST. NW
AUBURN AVE. NE
Georgia Pacific
JOHN WESLEY DOBBS AVE. NE
Registration
Bridge
Parking
Marta

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Mortgage Loan No. 1 – AmericasMart

AmericasMart
240 Peachtree Street, 230 & 250 Spring Street, 235 Williams Street
Atlanta, GA 30303
ATLANTA
MIDTOWN
DOWNTOWN
Centennial Place
SoNo
Centennial Hill
Centennial Olympic Park
Vine City
Castleberry Hill
Sweet Auburn
Capitol Gateway
Mechanicsville
Summerhill
Grant Park
Woodruff Park
Georgia Institute of Technology
GEORGIA WORLD CONGRESS CENTER
Georgia State University
PEACHTREE CENTER
UNDERGROUND ATLANTA
MARTA BLUE/GREEN LINES
RED/GOLD LINES
Five Points
Peachtree Center
Civic Center
North Avenue
Georgia State
King Memorial
Garnett
Dome/GWCC/Philips/CNN
Oakland Cemetery
Martin Luther King Jr. Natl. Historic Site
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
75
85
20
10
154
19
29
41
78
278
Freedom Pkwy
Marietta St NW
Jones Ave NW
Ivan Allen Jr. Blvd
Highland Ave NE
Auburn Ave NE
Edgewood Ave SE
Decatur St SE
Memorial Dr SE
MLK Jr Dr SE
MLK Jr Dr SW
Mitchell St SW
Fulton St SW
Woodward Ave SE
Glenwood Ave SE
Irwin St NE
Ellis St NE
Baker St NE
Pine St NW
North Ave NW
Tenth St NW
Peachtree St NE
Spring St NW
West Peachtree St NW
Courtland St NE
Piedmont Ave NE
Northside Dr NW
Centennial Olympic Park Dr NW
Luckie St NW
Hilliard St NE
Jackson St NE
Boulevard NE
Boulevard SE
Bell St NE
Hill St SE
Washington St SW
Central Ave SW
Pryor St SW
Capitol Ave SE
Rawson-Washington Park
Hurt Park
Renaissance Park
Georgia Dome
Philips Arena
CNN Center
Georgia Aquarium
World of Coca-Cola
Coca-Cola World Headquarters
Bobby Dodd Stadium
State Capitol Building
Grady Memorial Hospital
Atlanta Civic Center
Marietta
Roswell
Alpharetta
Johns Creek
Kennesaw
Sandy Springs
Dunwoody
Smyrna
Mableton
Douglasville
East Point
Redan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Mortgage Loan No. 1 – AmericasMart

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment:	NR/NR/NR			Property Address:	240 Peachtree Street, 230 & 250
(DBRS/Fitch/Moody’s)					Spring Street, 235 Williams Street
					Atlanta, GA 30303
Original Balance(1):	$140,000,000			General Property Type:	Special Purpose
Cut-off Date Balance(1):	$139,602,104			Detailed Property Type:	Trade Mart
% of Initial Pool Balance(1):	9.4%			Net Rentable Area(3):	4,563,219 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF(1):	$122
Borrower Name(s):	AmericasMart Real Estate, LLC			Balloon/ARD Balance per Unit/SF(1):	$94
Sponsor:	AMC, Inc.; Portman Financial, Inc.			Year Built/Year Renovated:	1961/2008
Mortgage Rate:	5.451%			Title Vesting(4):	Various
Note Date:	11/14/2013			Property Manager:	AMC, Inc.
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$138,877,801
IO Period:	None			UW Expenses:	$66,651,969
Original Term to Maturity or ARD:	120 months			UW NOI:	$72,225,832
Seasoning:	2 months			UW NCF:	$69,187,095
Original Amortization Term:	300 months			UW NOI DSCR(1):	1.76x
Loan Amortization Type:	Amortizing			UW NCF DSCR(1):	1.68x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield(1):	12.4%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity(1):	16.2%
Pari Passu Mortgage Debt(1):	$420,000,000			Most Recent NOI (As of):	$70,681,418 (11/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$69,102,131 (8/31/2013)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$63,685,942 (8/31/2012)
Reserves(2)				Appraised Value:	$920,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/15/2013
RE Tax:	$1,284,853	$428,285	NAP	Cut-off Date LTV Ratio(1):	60.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	46.4%
Deferred Maintenance:	$352,469	$0	NAP	Occupancy Rate (As of):	84.7% (10/1/2013)
Recurring Replacements:	$1,557,473	Springing	$1,557,473	2nd Most Recent Occupancy (As of)(5):	82.8% (8/31/2013)
TI/LC:	$2,627,360	Springing	$2,627,360	3rd Most Recent Occupancy (As of)(5):	79.6% (8/31/2012)
Other(2):	$380,000	$0	NAP	4th Most Recent Occupancy (As of)(5):	78.9% (8/31/2011)
Other(2):	$4,144	Springing	$4,144	5th Most Recent Occupancy (As of)(5):	79.4% (8/31/2010)
				6th Most Recent Occupancy (As of)(5):	83.8% (8/31/2009)

(1)
The AmericasMart Mortgage Loan is part of the AmericasMart Non-Serviced Loan Combination evidenced by eight pari passu notes with an aggregate original principal balance of $560,000,000. The Cut-off Date Balance per Unit/SF, Balloon/ARD Balance per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the balance of the entire AmericasMart Non-Serviced Loan Combination.

(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserves include $380,000 deposited at loan origination into an environmental reserve, and $4,144 deposited at loan origination into a ground rent reserve.

(3)	The Net Rentable Area includes 3,503,146 SF of space leased by permanent tenants and 1,060,073 SF of trade show and exhibition space.

(4)	See “—Ground Lease and Air Rights Lease” below.

(5)	Current and historical occupancy is based on permanent space net SF.

AmericasMart Mortgage Loan

The Mortgage Loan. The largest mortgage loan is part of a pari passu loan combination (the “AmericasMart Non-Serviced Loan Combination”) evidenced by eight pari passu promissory notes (Notes 1-1 through 4-2, see “—Additional Secured Indebtedness” below for additional information) secured by the first mortgage encumbering a wholesale trade mart located in Atlanta, Georgia (the “AmericasMart Property”). The AmericasMart Non-Serviced Loan Combination was co-originated on November 14, 2013 by Bank of America, National Association and Wells Fargo Bank, National Association. The AmericasMart Non-Serviced Loan Combination had an original principal balance of $560,000,000, has an outstanding principal balance as of the Cut-off Date of $558,408,416 and accrues interest at an interest rate of 5.451% per annum. The AmericasMart Non-Serviced Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

 interest based on a 25-year amortization schedule. The AmericasMart Non-Serviced Loan Combination matures on December 1, 2023. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Notes 1-1 and 1-2, which collectively represent the controlling interest in the AmericasMart Non-Serviced Loan Combination and were contributed to the WFRBS 2013-C18 securitization trust, had a combined original principal balance of $140,000,000. Notes 2-1 and 2-2, which evidence the AmericasMart Mortgage Loan, had an aggregate original principal balance of $140,000,000 and represent non-controlling interests in the AmericasMart Non-Serviced Loan Combination. The remaining four pari passu notes, which collectively had an aggregate original principal balance of $280,000,000 and represent non-controlling interests in the AmericasMart Non-Serviced Loan Combination, are each expected to be contributed to future trusts. As of the loan origination date, each of the remaining four pari passu notes had an original principal balance of $70,000,000; however, there can be no assurance that any pari passu notes that have not yet been securitized will not be split further. The holders of the respective promissory notes evidencing the AmericasMart Non-Serviced Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each note holder. The AmericasMart Non-Serviced Loan Combination will be serviced pursuant to the terms of the WFRBS 2013-C18 pooling and servicing agreement. The pari passu notes not included in the issuing entity evidence various related companion loans (the “AmericasMart Non-Serviced Companion Loans,” see “—Additional Secured Indebtedness” below for additional information).

Following the lockout period, the borrower has the right to defease the AmericasMart Non-Serviced Loan Combination in whole, but not in part, on any date before September 1, 2023. In addition, the AmericasMart Non-Serviced Loan Combination is prepayable without penalty on or after September 1, 2023.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Combination Amount:	$560,000,000	92.3%	Loan Payoff(1):	$583,027,371	96.1%
Sponsor’s New Cash Contribution:	$46,660,201	7.7%	Acquisition of Parcels:	$13,212,500	2.2%
			Reserves:	$6,206,299	1.0%
			Closing Costs:	$4,214,031	0.7%
Total Sources:	$606,660,201	100.0%	Total Uses:	$606,660,201	100.0%

(1)
Loan payoffs include a $382,289,663 loan that was previously securitized in WBCMT 2005-C19 and WBCMT 2005-C20, a $153,100,808 corporate loan made by an affiliate of the borrower and a $47,636,900 construction loan secured by AmericasMart 2 Expansion which was not included as security for the prior loan securitized in WBCMT 2005-C19 and WBCMT 2005-C20.

The Borrower and the Sponsor. The borrower is AmericasMart Real Estate, LLC, a single purpose entity whose managing member has two independent directors (the “AmericasMart Borrower”). Legal counsel to the AmericasMart Borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart Non-Serviced Loan Combination. AMC, Inc. (“AMC”) and Portman Financial, Inc., the sponsors, are the guarantors of certain nonrecourse carve-outs under the AmericasMart Non-Serviced Loan Combination.

The loan sponsors are AMC, Inc., a privately held company wholly owned by John C. Portman, Jr. and members of his immediate family, and Portman Financial Inc. The AmericasMart Property has been owned and managed since its development in 1961 by individuals and entities affiliated with the sponsors. The Portman family also owns Portman Holdings LLC, a real estate development company, and John Portman & Associates, a global architectural firm. AMC has operated and developed other properties associated with the trade mart and trade show industry including the Design Center of the Americas in Fort Lauderdale, Florida; Atlanta Decorative Arts Center in Atlanta, Georgia; Brussels International Trade Mart in Brussels, Belgium and San Francisco Fashion Mart in San Francisco, California. Collectively, AMC, Inc., Portman Holdings LLC and John Portman & Associates comprise the Portman Companies. In addition to AmericasMart, the Portman Companies have developed and managed real estate projects around the world that include the Hilton San Diego Bayfront (San Diego, California); Westin Charlotte (Charlotte, North Carolina); The Portman Ritz Carlton (Shanghai, China); Marina Mandarin Hotel (Marina Square, Singapore); Le Meridien (San Francisco, California); and the New York Marriott Marquis (New York, New York).

The Mortgaged Property. The AmericasMart Property is a wholesale trade mart that consists of four interconnected buildings totaling approximately 4.6 million SF of rentable area located in Atlanta, Georgia. The four buildings, AmericasMart 1, AmericasMart 2, AmericasMart 2 Expansion and AmericasMart 3, were built in stages from 1961 through 2008 and were each designed as a department store for retailers. Of the total net rentable area, approximately 3.5 million SF is permanent showroom space occupied by more than 1,500 tenants and approximately 1.1 million SF is exhibition space temporarily leased to tenants during various trade shows throughout the year. Parking is provided by 1,103 parking spaces situated in parking garages located in AmericasMart 2 (five-story and 710 parking spaces) and AmericasMart 3 (393 ground level parking spaces), resulting in a parking ratio of 0.24 spaces per 1,000 SF of net rentable square footage. The AmericasMart Property showcases consumer goods and provides a central location where manufacturers and wholesale retail purchasers can meet and transact. The AmericasMart Property also offers manufacturers, or their distributors and sales representatives, year-round centralized permanent showrooms for seasonal exhibitions of their products. By committing to permanent space, in addition to having the availability of a year-round sales facility, a manufacturer (or its distributors and sale representatives) has the ability to customize the build-out of its showroom and the tenant is assured of a specific location and has the ability to participate in trade shows held at the AmericasMart Property.

Also included in the net rentable area is ground floor retail leased to Wells Fargo, Starbucks, the United States Postal Service and Ray’s in the City restaurant. The AmericasMart Property’s average floor plate is approximately 78,000 SF and the AmericasMart Property features 184 escalators, 27 passenger elevators, 22 freight elevators, 49 loading docks and 25 pedestrian bridges to facilitate the movement of people and merchandise between buildings.

AmericasMart 1 is a 23-story building that was built in 1961 and expanded in 1968 and 1986 and contains approximately 1.8 million SF of net rentable area. Merchandise categories located at AmericasMart 1 include Home and Rug, Home Accents and Furniture, Home and Design, Holiday and Floral/Home Décor and Home Accents and Fine Linen. In addition, AmericasMart 1 offers four floors of exhibition space and ground floor retail tenants such as Starbucks, Wells Fargo, the United States Postal Service and Ray’s in the City Restaurant. AmericasMart 1 has 13 pedestrian bridges that connect it to AmericasMart 2, AmericasMart 3 and the Westin Peachtree Plaza hotel, located directly south of the AmericasMart Property. AmericasMart 1 accounts for approximately 40.6% of the net rentable square footage and 33.0% of the underwritten base rent of the AmericasMart Non-Serviced Loan Combination.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

AmericasMart 2 is an 18-story building that was built in 1992 and contains approximately 1.0 million SF of net rentable area. AmericasMart 2’s merchandise categories include Gift, Living and Entertainment, Tabletops and Accessories and Home Accents and Gifts. AmericasMart 2 is connected to AmericasMart 1 by 13 pedestrian bridges and to AmericasMart 3 by two pedestrian bridges. AmericasMart 2 accounts for approximately 27.7% of the net rentable square footage and 38.0% of the underwritten base rent for the AmericasMart Non-Serviced Loan Combination.

AmericasMart 2 Expansion is a 10-story building constructed in 2008 that is directly connected to AmericasMart 2. The AmericasMart 2 Expansion was not part of the collateral for the loan that was secured by AmericasMart 1, AmericasMart2 and AmericasMart 3 and securitized in the WBCMT 2005–C19 and WBCMT 2005–C20 transactions. The building contains approximately 465,000 SF of net rentable area and contains four floors of exhibition space. Merchandise categories located at AmericasMart 2 Expansion include Gift, Gourmet & Housewares and Living, Indoor/Outdoor and the Gardens Industries. AmericasMart 2 Expansion is connected to AmericasMart 3 by seven pedestrian bridges and accounts for approximately 8.1% of the net rentable square footage and 9.7% of the underwritten base rent for the AmericasMart Non-Serviced Loan Combination.

AmericasMart 3 is a 15-story building that was built in 1979 and expanded in 1988 and contains approximately 1.3 million SF of net rentable area. The building has nine floors of permanent space and five floors of exhibition space and has the largest percentage of exhibition space among the four AmericasMart buildings. Merchandise categories include the following product lines: Fine Jewelry, Apparel, Accessories & Jewelry, Fashion Accessories & Shoes, Women’s & Men’s Apparel, Social Occasion, Prom and Bridal and Children’s World (which includes gifts, bedding, home furnishings and apparel). The building features a penthouse fashion theatre and a 13-story “Grand Atrium” which serves a focal point during trade shows and is often used to host fashion shows, dining and other special events. AmericasMart 3 accounts for approximately 21.8% of the net rentable square footage and 18.3% of the underwritten base rent for the AmericasMart Non-Serviced Loan Combination.

As of October 1, 2013, the permanent space of the AmericasMart Property was 84.7% leased to over 1,500 tenants.

Tenants.

The following table presents certain information relating to the permanent space tenancy at the AmericasMart Property:

Tenant Summary
Segment	Building	No. of Tenants	Net Rentable Area (SF)	Occupancy	In-Place Base Rent	% of Total Base Rent	In-Place Base Rent PSF
Holiday/Floral	1	150	467,688	92.7%	$14,007,816	13.6%	$32.30
Home Furnishings	1	100	459,749	73.9%	$9,639,780	9.4%	$28.37
Rugs	1	74	351,215	81.2%	$5,867,220	5.7%	$20.57
Fine Linens	1	76	143,504	98.6%	$4,399,608	4.3%	$31.10
Gifts	2 & 2E	378	1,023,909	94.1%	$41,031,672	39.9%	$42.61
Accessories/Jewelry	3	219	249,755	97.2%	$9,394,872	9.1%	$38.72
Women’s	3	157	177,634	88.9%	$4,821,684	4.7%	$30.55
Bridal/Prom	3	74	174,185	62.4%	$2,950,584	2.9%	$27.16
Children’s	3	82	162,192	35.0%	$1,591,716	1.5%	$28.02
Gardens	2E	138	106,574	89.1%	$4,163,400	4.1%	$43.84
Gift & Resort	2E	34	63,491	88.5%	$2,136,600	2.1%	$38.02
Gourmet & Housewares	2E	62	57,860	79.4%	$1,673,928	1.6%	$36.46
Retail	1 & 2E	7	65,390	64.2%	$1,074,384	1.1%	$32.70
Total/Wtd. Avg.		1,551	3,503,146	84.7%	$102,753,264	100.0%	$34.62

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

The following table presents certain information relating to the lease rollover at the AmericasMart Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	28	32,521	$32.28	1%	1%	$1,049,940	1%	1%
2013	230	274,725	$37.25	8%	9%	$10,234,176	10%	11%
2014	476	784,611	$34.56	22%	31%	$27,117,756	26%	37%
2015	424	770,649	$34.69	22%	53%	$26,737,200	26%	63%
2016	252	587,529	$35.35	17%	70%	$20,770,980	20%	84%
2017	102	348,433	$33.61	10%	80%	$11,710,980	11%	95%
2018	34	146,427	$30.52	4%	84%	$4,469,508	4%	99%
2019	3	9,968	$33.12	0%	84%	$330,156	0%	100%
2020	0	0	$0.00	0%	84%	$0	0%	100%
2021	0	0	$0.00	0%	84%	$0	0%	100%
2022	2	13,213	$25.17	0%	85%	$332,568	0%	100%
2023	0	0	$0.00	0%	85%	$0	0%	100%
2024	0	0	$0.00	0%	85%	$0	0%	100%
2025 & Beyond	0	0	$0.00	0%	85%	$0	0%	100%
Vacant	0	535,070	$0.00	15%	100%	$0	0%	100%
Total/Wtd. Avg.	1,551	3,503,146	$34.62	100%		$102,753,264	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Excludes trade show and exhibition space.

(4)	The Total/Weighted Average U/W Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

The Market. The AmericasMart Property is located on three city blocks within Atlanta’s central business district and is accessible via Peachtree Street, the principal north/south street through the immediate area; Spring Street and West Peachtree Street, which provides direct access between downtown and midtown; and Marietta Street, a north/south artery that also connects downtown and midtown as well as to the Buckhead neighborhood. In addition, the AmericasMart Property is accessible via the Metropolitan Atlanta Rapid Transit Authority (“MARTA”) train station, which is located below the AmericasMart 1 building. MARTA provides direct access to and from Atlanta’s Hartsfield-Jackson International Airport. Atlanta’s central business district is home to a mixture of hotels, convention facilities and entertainment venues, which include Phillips Arena and Fox Theater and Georgia Tech and Georgia State University. The AmericasMart Property draws retailers from all 50 states and over 70 international locations and benefits from being approximately 13 miles north of Hartsfield-Jackson International Airport, which is the busiest passenger airport in the world. The AmericasMart Property has more than 10,000 hotel rooms within one mile of the AmericasMart Property and the Westin Peachtree Plaza, the Ritz Carlton Atlanta, the Doubletree by Hilton, Holiday Inn Downtown, Hyatt Regency and an Aloft (opening in 2014) are all within one block of the AmericasMart Property.

According to the appraisal, Atlanta ranks among the top 10 metropolitan areas for job growth. As of August 2013, the Atlanta metropolitan statistical area gained 57,100 jobs year-over-year and according to a third-party research report, as of August 2013, the Atlanta metropolitan statistical area reported an 18.5% year-over-year increase in home prices. According to a third party research report, Atlanta’s MSA population growth averaged 2.0% between 2002 and 2012, which is twice the national average. The Atlanta metropolitan statistical area is the headquarters for four global 500 corporations, 13 Fortune 500 corporations and 24 Fortune 1000 corporations. The Home Depot, UPS, Coca-Cola, Delta Airlines, Southern Company, Genuine Parts, SunTrust and First Data are all headquartered in Atlanta and its surrounding suburbs.

Some of the major recently constructed or planned projects within the Atlanta central business district include The Georgia Aquarium, a $200.0 million project that has attracted approximately 3.6 million visitors since opening in 2005; the 30,000 SF Children’s Museum of Atlanta that opened in 2006; the College Football Hall of Fame, a 94,256 SF project that is expected to feature approximately 30,000 SF of exhibit space and a 45-yard indoor football field that is scheduled to open in the fall of 2014; and the National Center for Civil and Human Rights, which is scheduled to open in 2014 and will be adjacent to the World of Coca-Cola and the Georgia Aquarium.

The following table presents certain information relating to comparable trade mart properties to the AmericasMart Property:

Competitive Property Summary
Property	Location	Property Type	Year Built/Renovated	Merchandise Lines	Total GLA (SF)	Occupancy
AmericasMart Property	Atlanta, GA	Trade Mart	1961/2008	Holiday/Floral, Home Furnishings, Accessories/Jewelry, Apparel, Gifts, Bridal/Prom, Gourmet & Housewares, Rugs and Fine Linens	4,563,219	85%
Dallas Market Center	Dallas, TX	Trade Mart	1957/1964	Home Décor, Apparel, Gifts, Gourmet	8,800,000	85%
Chicago Merchandise Mart	Chicago, IL	Trade Mart	1930/NAP	Apparel, Accessories, Gifts, Furniture, Home Furnishings	4,200,000	95%
World Market Center	Las Vegas, NV	Trade Mart	2005/2008	Home Furnishings, Accessories	4,900,000	NAV
International Home Furnishings Mart	High Point, NC	Trade Mart	1921-2001/NAV	Home Furnishings	2,684,373	89%
California Market Center	Los Angeles, CA	Trade Mart	1963/1985	Apparel, Accessories, Gifts	1,900,000	90%
Decoration & Design Building	New York, NY	Trade Mart	NAV/NAV	Home Furnishings, Accessories	584,000	92%
Decorative Center of Houston	Houston, TX	Trade Mart	1975 & 1985/NAP	Home Furnishings, Accessories, Office	650,000	83%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AmericasMart Property:

Cash Flow Analysis
	8/31/2006 FYE	8/31/2007 FYE	8/31/2008 FYE	8/31/2009 FYE	8/31/2010 FYE
In-Place Permanent Revenue	$94,346,200	$97,611,795	$100,937,701	$95,413,044	$90,841,368
Less Rent Abatements	$0	$0	$0	$0	$0
Grossed Up Vacant Space	$0	$0	$0	$0	$0
Trade Show Revenue	$31,117,126	$34,007,712	$34,533,367	$26,451,605	$24,030,928
Other Income	$7,849,912	$7,969,525	$8,353,752	$6,794,609	$6,731,016
Less Vacancy & Credit Loss	($379,363)	($503,956)	($1,010,575)	($4,651,069)	($121,715)
Effective Gross Income	$132,933,875	$139,085,076	$142,814,245	$124,008,189	$121,481,597
Total Operating Expenses	$60,818,420	$64,893,130	$67,874,476	$63,997,121	$59,178,399
Net Operating Income	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
TI/LC	$0	$0	$0	$0	$0
Straight-line of Upfront TI/LC Reserve	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$0
Net Cash Flow	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
Occupancy %			95.5%	83.8%	79.4%
NOI DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NCF DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NOI Debt Yield(1)	12.9%	13.3%	13.4%	10.7%	11.2%
NCF Debt Yield(1)	12.9%	13.3%	13.4%	10.7%	11.2%
Average Annual Rent PSF(2)					$32.30

Cash Flow Analysis
	8/31/2011 FYE	8/31/2012 FYE	8/31/2013 FYE	11/30/2013 TTM		UW		UW PSF
In-Place Permanent Revenue	$92,651,855	$93,899,496	$97,527,822	$98,491,878		$102,753,264		$22.52
Less Rent Abatements	$0	$0	$0	$0		($1,904,943)	(3)	($0.42)
Grossed Up Vacant Space	$0	$0	$0	$0		$15,649,899		$3.43
Trade Show Revenue	$25,269,079	$27,199,382	$30,517,581	$31,277,177		$30,517,581		$6.69
Other Income	$7,341,041	$7,222,521	$7,511,899	$7,658,799		$7,511,899		$1.65
Less Vacancy & Credit Loss	$99,323	($536,610)	($245,940)	($27,663)		($15,649,899)	(4)	($3.43)
Effective Gross Income	$125,361,298	$127,784,789	$135,311,362	$137,400,191		$138,877,801		$30.43
Total Operating Expenses	$62,054,303	$64,098,847	$66,209,231	$66,718,773		$66,651,969		$14.61
Net Operating Income	$63,306,995	$63,685,942	$69,102,131	$70,681,418		$72,225,832		$15.83
TI/LC	$0	$0	$0	$0		$2,263,158		$0.50
Straight-line of Upfront TI/LC Reserve	$0	$0	$0	$0		($262,736)		($0.06)
Capital Expenditures	$0	$0	$0	$0		$1,038,315		$0.23
Net Cash Flow	$63,306,995	$63,685,942	$69,102,131	$70,681,418		$69,187,095		$15.16
Occupancy %	78.9%	79.6%	82.8%	84.7%	(5)	84.7%
NOI DSCR(1)	1.54x	1.55x	1.68x	1.72x		1.76x
NCF DSCR(1)	1.54x	1.55x	1.68x	1.72x		1.68x
NOI Debt Yield(1)	11.3%	11.4%	12.4%	12.7%		12.9%
NCF Debt Yield(1)	11.3%	11.4%	12.4%	12.7%		12.4%
Average Annual Rent PSF(2)	$33.19	$33.52	$33.59	$33.92

(1)	DSCRs and debt yields are based on the outstanding principal balance of the AmericasMart Non-Serviced Loan Combination.

(2)
Average Annual Rent PSF is based on historical financial information and end of fiscal year occupancy rates. Vacant space is excluded from the 11/30/2013 calculation. Due to the nature of the operations at the AmericasMart Property, leasable square footage varies from year to year.

(3)	Includes all rent abatements through August 31, 2014.

(4)	The underwritten economic vacancy for the permanent space is 14.8%. The AmericasMart Property was 84.7% physically occupied (excluding the trade show and exhibition space) as of October 1, 2013.

(5)	As of October 1, 2013.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

Escrows and Reserves. The loan documents provide for upfront reserves in the amount of $1,284,853 for real estate taxes, $352,469 for deferred maintenance, $1,557,473 for replacement reserves, $2,627,360 for tenant improvements and leasing commissions, $380,000 for an environmental reserve and $4,144 for ground rent. The loan documents provide for monthly reserve deposits of $428,285 for real estate taxes. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the AmericasMart Borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the AmericasMart Borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $1,557,473 (“Replacement Reserve Cap”). If the balance of the replacement reserve account is less than the Replacement Reserve Cap, within 60 days, the AmericasMart Borrower is required to deposit an amount that would restore the balance of the replacement reserve account to equal the Replacement Reserve Cap. The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account equals $2,627,360 (“TI/LC Reserve Cap”). If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, within 60 days, the AmericasMart Borrower is required to deposit an amount that would restore the balance of the tenant improvements and leasing commissions reserve account to equal the TI/LC Reserve Cap. The AmericasMart Borrower has deposited with the lender one month’s ground rent. If the AmericasMart Borrower fails to provide evidence of payment of ground rent, the lender may make payment from the ground rent reserve and the AmericasMart Borrower will replenish the reserve within 15 days after disbursement.

Lockbox and Cash Management. The AmericasMart Non-Serviced Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the AmericasMart Borrower directs permanent tenants to pay their rents directly into such lockbox account (exhibition tenants do not pay directly into the lockbox). The loan documents also require that all rents received by the AmericasMart Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the AmericasMart Borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the net operating income debt yield falling below 10.0% at the end of any calendar quarter; or (iii) the discontinuation of either of the International Gift and Home Furnishing Market Tradeshows occurring in January and July of each year held at the AmericasMart Property. A Cash Trap Event Period will be cured, with regard to the circumstances in clause (i), upon the cure of such event of default (provided that a Cash Trap Event Period has not occurred pursuant to clause (ii) or (iii) above) or, with regard to the circumstances in clause (ii), the net operating income debt yield is equal to or greater than 10.0% for two consecutive calendar quarters (provided that a Cash Trap Event Period has not occurred pursuant to clause (i) or (iii) above).

Property Management. The AmericasMart Property is managed by AMC, Inc., an affiliate of the AmericasMart Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). The AmericasMart Non-Serviced Loan Combination was originated by or on behalf of Bank of America, National Association (in conjunction with Wells Fargo Bank, National Association) on November 14, 2013 and is evidenced by eight pari passu notes (Note 1-1, Note 1-2, Note 2-1, Note 2-2, Note 3-1, Note 3-2, Note 4-1 and Note 4-2 each in an original principal balance of $70,000,000 and with a combined original principal balance of $560,000,000). Bank of America, National Association was the original holder of Note 1-2, Note 2-2, Note 3-2 and Note 4-2 and Wells Fargo Bank, National Association was the original holder of Note 1-1, Note 2-1, Note 3-1 and Note 4-1. The WFRBS 2013-C18 securitization trust is the current holder of Note 1-1 and Note 1-2. Wells Fargo Bank, National Association is the current holder of Note 2-1, Note 3-1 and Note 4-1. Bank of America, National Association is the current holder of Note 2-2, Note 3-2 and Note 4-2. Bank of America, National Association will acquire Note 2-1 from Wells Fargo Bank, National Association or an affiliate thereof on or prior to the securitization closing date.

The pari passu notes evidencing the AmericasMart Non-Serviced Companion Loans accrue interest at the same rate as the AmericasMart Mortgage Loan. The AmericasMart Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with AmericasMart Non-Serviced Companion Loans, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus and the holders of the AmericasMart Mortgage Loan and the AmericasMart Non-Serviced Companion Loans have entered into an agreement between note holders which sets forth the allocation of collections on the AmericasMart Non-Serviced Loan Combination. The AmericasMart Non-Serviced Companion Loan evidenced by Note 1-1 and Note 1-2 and held by the WFRBS 2013-C18 securitization trust will generally represent the controlling interest in the AmericasMart Non-Serviced Loan Combination and the AmericasMart Non-Serviced Loan Combination will be serviced pursuant to terms of the WFRBS 2013-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The AmericasMart Non-Serviced Loan Combination” in the Free Writing Prospectus.

Release of Property. The AmericasMart Borrower has the right to release the parcel of the AmericasMart Property consisting of the air rights over the AmericasMart 2 Expansion parcel at no cost other than the lender’s expenses only upon (x) the lender’s prior, written approval, to be granted in the lender’s sole, but reasonable, discretion and (y) receipt of a rating agency confirmation from DBRS, Fitch and Moody’s. Conditions to the release may include, among other conditions, (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio immediately after the release being equal to or less than the lesser of (a) 60.9% or (b) the loan-to-value ratio immediately prior to the release based on an appraised value at the time of the release; (iii) the net cash flow debt yield being equal to or greater than the greater of (a) 16.5% or (b) the net cash flow debt yield immediately prior to the release of the parcel; and (iv) the release will not adversely affect the liens, security interests and other rights of the lender under the loan documents not being released.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the AmericasMart Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the AmericasMart Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Ground Leases and Air Rights Lease. The AmericasMart 1 building includes one leasehold parcel leased from third parties totaling 0.2 acres out of total land area of 2.4 acres (the “AmericasMart 1 Ground Lease”), and an air rights parcel lease from MARTA totaling 0.02 acres (the “MARTA Air Rights Lease”). The AmericasMart 1 Ground Lease expires June 30, 2061 and the MARTA Air Rights Lease expires December 16, 2022. The portion of the AmericasMart Property encumbered by the air rights lease is a restaurant, which restaurant tenant has a lease with the AmericasMart Borrower that expires on February 28, 2022 with an annual rent of $240,312 throughout the lease term. The AmericasMart 3 building includes one leasehold parcel leased from William Edwards, the Episcopal Church, The University of Georgia and the AmericasMart Borrower, as ground lessors and tenants-in-

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	AmericasMart

common, respectively, totaling 0.21 acres out of total land area of 3.7 acres (the “AmericasMart 3 Ground Lease”). The AmericasMart 3 Ground Lease expires August 31, 2071. All such ground leases are subject to the lien of the mortgage securing the AmericasMart Mortgage Loan and would continue after foreclosure on such mortgage and the loan documents also provide for springing recourse to the AmericasMart Borrower and guarantors if any ground lease is terminated, cancelled or otherwise ceases to exist in violation of the loan documents. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in the Free Writing Prospectus.

Taxable Revenue Bonds/Tax Abatement. The construction of AmericasMart 2 Expansion was financed by the issuance of $180.5 million of taxable municipal bonds (“Bonds”) issued by the Development Authority of Fulton County (“Development Authority”). The Development Authority, as owner of the fee interest in the AmericasMart 2 Expansion, entered into a lease with the AmericasMart Borrower. Since the Development Authority is exempt from property taxes, the AmericasMart Borrower is only taxed on the leasehold value of the AmericasMart 2 Expansion. The lease payments to the Development Authority pay the principal and interest on the Bonds. The Bonds were pledged as collateral for the AmericasMart Non-Serviced Loan Combination. The AmericasMart Borrower owns the related Bonds and the Development Authority has encumbered its fee interest to the lien of the AmericasMart Non-Serviced Loan Combination. The Bonds mature on January 1, 2019 and the tax abatement will expire at that time. The underwritten property taxes assume the full tax assessment.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Mortgage Loan No. 2 – 120 Wall Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Mortgage Loan No. 2 – 120 Wall Street

120 WALL STREET

34
33
DROGAS
10,583 SF
32
AMERICAN VACUUM SOCIETY
5,921 SF
31
NEW PRESS
8,149 SF
30
MAGNAN GRAIZZARO
7,885 SF
29
AMERICAN FOUNDATION FOR SUICIDE PREVENTION
8,788 SF
28
VACANT
11,467 SF
27
LAVASSA PREMIUM COFFEE
11,747 SF
26
FREEDOM HOUSE
12,671 SF
25
GUSRAE, KAPLAN & NUSBAUM PLL
14,839 SF
24
LUCIS TRUST
5,366 SF
SOC FOR COSM CHEMISTS
3,666 SF
RISK CONT STRAT
4,033 SF
23
AMERICAN INSTITUTE OF CHEMICAL ENGINEERS
16,506 SF
22
LEAHEY & JOHNSON
9,520 SF
AMFAR
4,062 SF
21
METIS ASSOCIATES
19,448 SF
20
URBAN HOMESTEADING
12,644 SF
JEWISH CHILDCARE
6,466 SF
19
LAMBDA LEGAL
20,321 SF
18
GEORGOULIS & ASSOCIATES
6,137 SF
GIRLS, INC.
4,300 SF
NETWORK FOR TEACHING
14,292 SF
17
ODYSSEY HOUSE
13,870 SF
ILLUMINATING ENGINEER
10,125 SF
16
CHILDREN'S TUMOR
7,150 SF
PILNET
9,384 SF
PICO TRADING
10,418 SF
15
TELEVISION BUREAU OF ADVERTISING
9,267 SF
CATALYST
18,176 SF
14
CENTER FOR REPRODUCTIVE RIGHTS
23,454 SF
13
AMFAR
26,615 SF
12
11
10
DROGAS
80,859 SF
9
ASIAN AMERICAN FED
6,024 SF
CONCEPTS FOR INDEPENDENCE
14,567 SF
UNITED NEGRO COLLEGE FUND
4,356 SF
8
7
NATIONAL URBAN LEAGUE
48,568 SF
6
5
SUCCESS ACADEMY
53,908 SF
4
3
AFS-USA
40,029 SF
THE EYE BANK FOR SIGHT RESTORATION
12,459 SF
2
STROOCK & STROOCK
23,562 SF
GROUND
DERIVE TECHNOLOGIES
3,061 SF
RETAIL A
4,182 SF
RETAIL B
6,516 SF
NEWSSTAND
400 SF
B
METIS ASSOCIATES
208 SF
AMERICAN INST. OF CHEMICAL ENGINEERS 200 SF
LAVAZZA PREMIUM COFFEE
811 SF
VACANT
3,438 SF
VACANT
BUILDING
TENANT

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Mortgage Loan No. 2 – 120 Wall Street

TRIBECA
LOWER MANHATTAN
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
Brooklyn Bridge
Brooklyn-Battery Tunnel
FDR Drive
Battery Park
City Hall Park
Zuccotti Park
Liberty Park
Washington Market Park
Gov. Nelson A. Rockefeller Park
World Financial Center Plaza
PATH
Walker St.
White St.
Franklin St.
Leonard St.
Worth St.
Reade St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Fulton St.
John St.
Liberty St.
Maiden Ln.
Pine St.
Wall St.
Rector St.
Exchange Pl.
Beaver St.
Thames St.
Albany St.
West St.
West Broadway
Church St.
Broadway
Greenwich St.
Hudson St.
Washington St.
Trinity Pl.
William St.
Nassau
Gold St.
Pearl St.
Water St.
Front St.
South St.
Beekman St.
Fletcher St.
Platt St.
Old Slip
New St.
Broad St.
State St.
South End Ave.
Battery Pl.
1st Pl.
9A
478
120 Wall Street
120 Wall Street
New York, NY 10005
NEW JERSEY
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
Hudson River
East River
Central Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Mortgage Loan No. 2 – 120 Wall Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	120 Wall Street New York, NY 10005

Original Balance:	$135,000,000			General Property Type:	Office
Cut-off Date Balance:	$135,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.1%			Net Rentable Area:	651,981 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$207
Borrower Name(s):	120 Wall Property Owner, LLC			Balloon/ARD Balance per Unit/SF:	$207
Sponsor:	Larry A. Silverstein			Year Built/Year Renovated:	1929/2013
Mortgage Rate:	4.250%			Title Vesting(3):	Fee
Note Date:	12/16/2013			Property Manager:	Silverstein Properties, Inc.
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2021			UW Revenues:	$22,987,000
IO Period:	84 months			UW Expenses:	$11,375,734
Original Term to Maturity or ARD:	84 months			UW NOI:	$11,611,266
Seasoning:	1 month			UW NCF:	$10,575,110
Original Amortization Term:	0 months			UW NOI DSCR:	2.00x
Loan Amortization Type:	Full IO			UW NCF DSCR:	1.82x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	YM0.5 (25); DEF/YM0.5 (55); O (4)			UW NCF Debt Yield:	7.8%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity:	7.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,497,272 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,042,638 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$7,166,804 (12/31/2011)
Reserves(1)				Appraised Value:	$200,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/1/2015
RE Tax PILOT Payments:	$164,090	$164,090	NAP	Cut-off Date LTV Ratio:	67.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	67.5%
TI/LC:	$0	$81,498	$3,000,000	Occupancy Rate (As of):	95.6% (11/11/2013)
Other(2):	$16,300,000	$0	NAP	2nd Most Recent Occupancy (As of):	81.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	80.4% (12/31/2011)
				4th Most Recent Occupancy (As of):	84.5% (12/31/2010)
				5th Most Recent Occupancy (As of):	91.4% (12/31/2009)
				6th Most Recent Occupancy (As of):	99.9% (12/31/2008)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other reserves represent a lease reserve for tenant AFS-USA. See “—Escrows and Reserves” below for further detail.

(3)
The 120 Wall Street Property is subject to a 20-year ground lease, with New York State Urban Development Corporation d/b/a Empire State Development as lessor and the 120 Wall Street Borrower as lessee, to facilitate a PILOT program and a property tax abatement program for not for profit tenants. The ground lease expires on December 31, 2032, at which time the fee estate may be reacquired by the 120 Wall Street Borrower for consideration of $1.00. There are no lease extension provisions. Ground rent is paid in the form of payments-in-lieu-of-real-estate-taxes (“PILOT”). If the ground lease is terminated for any reason, the ground lessor is required to convey the fee estate to the ground lessee for consideration of $1.00 and the real estate tax exemption will become null and void. The ground lessor has granted the lender a first priority lien on its fee interest in the 120 Wall Street Property. Title Vesting is therefore defined as fee.

The 120 Wall Street Mortgage Loan

The Mortgage Loan.

The second largest mortgage loan (the “120 Wall Street Mortgage Loan”) is evidenced by a note in the original principal amount of $135,000,000 and is secured by a first priority fee mortgage encumbering an office building known as 120 Wall Street located in New York, New York (the “120 Wall Street Property”). The 120 Wall Street Borrower’s leasehold interest in the 120 Wall Street Property and the ground lessor’s fee interest in the 120 Wall Street Property are collateral for the 120 Wall Street Mortgage Loan. The proceeds of the 120 Wall Street Mortgage Loan were used to refinance a previous floating rate loan of approximately $61,701,236. Prior to the floating rate loan, the 120 Wall Street Property was encumbered by an approximately $70,000,000 loan included in the CSFB 2005-C5 transaction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

The 120 Wall Street Mortgage Loan had an initial term of 84 months and has a remaining term of 83 months, with a maturity date of January 1, 2021. The 120 Wall Street Mortgage Loan requires payments of interest only for its entire term. The 120 Wall Street Mortgage Loan may be prepaid in whole on any payment date together with the greater of a yield maintenance premium and 0.5% of the prepayment amount. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the second anniversary of the securitization closing date. The 120 Wall Street Mortgage Loan is open to prepayment at par during the final three months of the loan term.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$135,000,000	100%	Loan Payoff:	$61,701,236	45.7%
			Reserves:	$16,464,090	12.2%
			Closing Costs:	$4,360,980	3.2%
			Return of Equity:	$52,473,694	38.9%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

The Borrower and the Sponsor. The borrower is 120 Wall Property Owner, LLC (the “120 Wall Street Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 120 Wall Street Borrower is indirectly owned by Larry A. Silverstein, trusts that benefit Mr. Silverstein and certain of Mr. Silverstein’s family members (23%), Silverstein employee interests (12%), Centurian 120 LLC (5%), Menora Mivtachim Holdings Ltd. (30%) and Migdal Insurance and Financial Holdings Ltd. (30%). Larry A. Silverstein is the nonrecourse carve-out guarantor. The environmental indemnity is provided by the 120 Wall Street Borrower only. A three-year blanket environmental insurance policy from Chartis Specialty Insurance Corporation, USA for up to $50 million of coverage is in place. If the policy is not renewed or an acceptable alternative policy is not provided at expiration, Larry A. Silverstein is required to provide an indemnity.

Larry A. Silverstein founded Silverstein Properties, Inc. (“SPI”) in 1957. SPI is a privately held, full-service real estate development, investment and management firm based in New York. Menora Mivtachim Holdings Ltd. is a Tel Aviv based life insurance company traded on the Tel Aviv exchange (MMHD:Tel Aviv). Migdal Insurance and Financial Holdings Ltd. is a holding company for several Israel-based insurance companies of the Migdal Group. The company is traded on the Tel Aviv exchange (MGDL:Tel Aviv).

The Mortgaged Property. The 120 Wall Street Property is a Class B, 34-story, multi-tenant office building within the Financial East sub district of Downtown Manhattan. The approximately 651,981 SF building was constructed in 1929, was most recently renovated in 2013, and is designated a historic landmark subject to rules administered by the New York City Landmark’s Preservation Commission. It includes approximately 14,075 SF of retail space. There are no private parking spaces associated with the 120 Wall Street Property.

The 2013 renovation of the 120 Wall Street Property cost approximately $17.4 million and included a new lobby, façade improvements on the base floors, elevator modernization and new HVAC and mechanical equipment. A portion of these expenditures was funded by insurance proceeds associated with damage inflicted on the 120 Wall Street Property by the October 2012 Atlantic Ocean hurricane known as “Sandy.” Additional improvements estimated at over $2 million are planned over the next three years. These expenditures do not include approximately $15 million of TI expenditures or allowances provided to recent new tenants.

The 120 Wall Street Property participates in the Empire State Development Corporation Incentive Program (“ESDCIP”), which is a real estate tax abatement program applicable to not-for-profit tenants. As part of the program, the 120 Wall Street Property was deeded to the New York State Urban Development Corporation d/b/a Empire State Development (“ESD”) and leased back by the 120 Wall Street Borrower for a period of 20 years ending December 31, 2032, at which time the program is scheduled to expire and the fee estate may be reacquired by the 120 Wall Street Borrower for $1.00. If the program ends for any reason prior to the expiration date, the 120 Wall Street Borrower may reacquire the fee estate for $1.00. There is no ground rent associated with the lease structure other than a PILOT, which is equal to real estate taxes applicable to any non-exempt (for-profit) tenancy at the 120 Wall Street Property. The ESDCIP permits the 120 Wall Street Property not-for-profit tenants to avoid real estate tax payments associated with their leased space in the form of rent credits from the 120 Wall Street Borrower. In turn, the 120 Wall Street Borrower does not pay applicable real estate taxes on tax exempt building space. As of the November 11, 2013 rent roll, 18 tenants representing approximately 323,446 SF of building space are designated as not-for-profits.

Tenants.

Droga5 (91,442 SF, 14% of NRA, 15% of underwritten base rent). Droga5, LLC, leases 91,442 SF at the 120 Wall Street Property. The lease began on October 1, 2013, and has a current expiration date of September 30, 2029 with one 10-year lease renewal option. Droga5 is an independent, creative and strategic advertising agency whose clients include Prudential, American Express, Unilever, The Coca-Cola Company, Puma, Spotify, Kraft Foods, United Nations, Hennessey, and Qantas. Droga5 was founded in New York in 2006 as a five-person agency and has since expanded to nearly 325 employees with offices in New York, London and Sydney. On July 11, 2013, Droga5 announced that William Morris Endeavor (“WME”) will acquire a minority stake in the agency. WME is headquartered in Beverly Hills with offices in New York, London, Nashville and Miami.

Success Academy Charter Schools (53,908 SF, 8% of NRA, 9% of underwritten base rent). Success Academy Charter Schools, Inc. leases 53,908 SF at the 120 Wall Street Property. The lease began on November 18, 2013 and has a current expiration date of November 30, 2028. The tenant has a one-time lease termination option effective on the 10th anniversary of the final day of the tenant’s free rent period (the initial eight months of the lease term) with 12 months’ notice and payment of a $3,497,468 cancellation fee. Success Academy, founded in 2006 by Eva Moskowitz, is a not-for-profit network of charter schools that offers free public education to its students. Success Academy opened its first charter school serving kindergarten and 1st grade in Harlem in 2006. As of 2013, the network of Success Academy charter schools has grown to 22 schools with approximately 6,700 students.

The National Urban League (48,568 SF, 7% of NRA, 6% of underwritten base rent). National Urban League, Inc. leases 48,568 SF at the 120 Wall Street Property. The lease began on July 1, 1997 and has a current expiration date of June 30, 2017. The National Urban League is a civil rights organization dedicated to economic empowerment in order to elevate the standard of living in historically underserved urban communities. Founded in 1910 and headquartered in New York City, the National Urban League spearheads the efforts of its local affiliates through the development of programs,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

public policy research and advocacy. The National Urban League has 95 affiliates serving 300 communities, in 35 states and the District of Columbia. It is a not-for-profit organization that is substantially funded through grants and contracts awarded by government agencies and corporations.

AFS-USA (40,029 SF, 6% of NRA, 7% of underwritten base rent). AFS-USA, Inc. leases 40,029 SF at the 120 Wall Street Property. The lease began on December 1, 2013 and has a current expiration date of May 31, 2029 with one 10-year lease renewal option. The tenant has a one-time lease termination option effective on the 10th anniversary of the final day of the tenant’s free rent period (the initial six months of the lease term) with 18 months notice and payment of a $2,593,000 cancellation fee. AFS-USA, formerly the American Field Service, is a not-for-profit organization, the modern structure of which was founded in 1947. AFS-USA is a leader in intercultural learning and offers international exchange programs in more than 40 countries around the world through independent, nonprofit AFS Organizations, each with a network of volunteers, a professionally staffed office, and headed up by a volunteer board.

Foundation for AIDS Research (30,677 SF, 5% of NRA, 7% of underwritten base rent). The Foundation for AIDS Research (f/k/a The American Foundation for AIDS Research) (“amfAR”) leases 30,677 SF at the 120 Wall Street Property. The lease began on April 1, 1998 and has a current expiration date of August 31, 2027. The tenant has a lease termination option at any time after April 1, 2023 with nine months notice and payment of a cancellation fee equal to certain unamortized landlord expenses if a cure of Acquired Immune Deficiency Syndrome (AIDS) has been discovered, developed and is generally recognized in the scientific community as a legitimate cure for AIDS. amfAR is a not-for-profit organization dedicated to the support of AIDS research, HIV prevention, treatment education, and the advocacy of sound AIDS-related public policy.

The following table presents a summary regarding anchor and major tenants at the 120 Wall Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)	Lease Expiration(1)
Major Tenants
Droga5(2)	NR/NR/NR	91,442	14%	$3,130,194	15%	$34.23	9/30/2029
Success Academy Charter Schools(2)	NR/NR/NR	53,908	8%	$1,886,780	9%	$35.00	11/30/2028
The National Urban League	NR/NR/NR	48,568	7%	$1,298,708	6%	$26.74	6/30/2017
AFS-USA	NR/NR/NR	40,029	6%	$1,381,001	7%	$34.50	5/31/2029
Foundation for AIDS Research	NR/NR/NR	30,677	5%	$950,987	5%	$31.00	8/31/2027
Sub Total/Wtd. Avg.		264,624	41%	$8,647,670	42%	$32.68

Other tenants		358,980	55%	$11,708,254	58%	$32.62
Vacant Space		28,377	4%	$0	0%	$0.00

Total		651,981	100%	$20,355,924	100%	$32.64

(1)	See “—Tenants” above for discussion of certain early lease termination options applicable to the Success Academy Charter Schools, AFS-USA and Foundation for AIDS Research tenants.

(2)
Droga5 and Success Academy Charter Schools have accepted their respective spaces but are currently constructing certain of their tenant improvements and are scheduled to take occupancy on or about April 1, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

The following table presents certain information relating to the lease rollover at the 120 Wall Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	200	$20.00	0%	0%	$4,000	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	31,339	$30.88	5%	5%	$967,767	5%	5%
2016	0	0	$0.00	0%	5%	$0	0%	5%
2017	4	69,628	$29.24	11%	16%	$2,035,983	10%	15%
2018	4	19,712	$34.12	3%	19%	$672,663	3%	18%
2019	4	19,731	$32.36	3%	22%	$638,583	3%	21%
2020	1	5,366	$38.00	1%	22%	$203,908	1%	22%
2021	5	44,999	$32.86	7%	29%	$1,478,554	7%	29%
2022	1	12,644	$29.00	2%	31%	$366,676	2%	31%
2023	3	44,867	$30.09	7%	38%	$1,349,859	7%	38%
2024	0	0	$0.00	0%	38%	$0	0%	38%
2025	2	23,559	$32.98	4%	42%	$777,056	4%	42%
2026	2	15,408	$34.41	2%	44%	$530,244	3%	44%
2027 & Beyond	16	336,151	$33.71	52%	96%	$11,330,631	56%	100%
Vacant	0	28,377	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	45	651,981	$32.64	100%		$20,355,924	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The 120 Wall Street Property is located at the northwest corner of South Street in the Financial East office submarket of Downtown Manhattan. This submarket is anchored by the New York Stock Exchange located on the southwest corner of Wall Street and Broad Street. The Stock Exchange plans to construct a new headquarters directly across Broad Street from its existing facility. As of September 30, 2013, the overall Downtown Manhattan office market contained approximately 70.8 million SF of space and had an overall vacancy rate of 10.9%, with a direct vacancy rate of 9.6%. The Financial East submarket had an overall vacancy rate of 10.6% and a direct vacancy rate of 9.1%. The direct weighted average Class B office asking rents were $37.00 PSF for the Downtown office market and $37.43 for the Financial East office submarket. New office supply in the Downtown Manhattan office market is represented by the World Trade Center development site, which, when completed, will add over 10 million SF of Class A office space to overall Downtown Manhattan inventory.

The following table presents eight directly competitive buildings to the 120 Wall Street Property:

Competitive Property Summary
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (Low)	Direct Asking Rent (High)
100 William Street	355,364	42,241	0	88.11%	88.11%	$35.00	$42.00
55 Water Street	3,600,000	201,465	80,033	94.40%	92.18%	$28.00	$45.00
100 Church Street	970,627	12,973	9,234	98.66%	97.71%	$36.00	$36.00
22 Cortlandt Street	601,487	18,300	36,600	96.96%	90.87%	$39.75	$39.75
75 Park Place	520,000	0	40,798	100.00%	92.15%	NAV	NAV
75 Broad Street	650,000	85,491	52,896	86.85%	78.71%	$33.00	$38.00
40 Fulton Street	224,531	4,065	8,500	98.19%	94.40%	$36.00	$36.00
160 Water Street	484,000	0	0	100.00%	100.00%	NAV	NAV
Total Average	7,406,009 925,751	364,535 45,567	228,061 28,508	95.08%	92.00%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 120 Wall Street Property:

Cash Flow Analysis
	2009	2010	2011	2012	9/30/2013 TTM	UW	UW PSF	Stabilized Cash Flow
Base Rent(1)	$14,455,906	$13,101,638	$13,444,333	$14,510,738	$13,567,566	$21,774,319	$33.40	$21,774,319
Mark to Market Adjmt.(2)	$0	$0	$0	$0	$0	$0	$0.00	$1,193,742
Other Income	$10,554	$13,784	$19,857	$167,823	$117,268	$140,204	$0.22	$140,204
Recoveries	$4,472,698	$3,610,938	$4,175,173	$2,679,539	$1,840,153	$2,814,423	$4.32	$2,814,423
Discounts/Concessions	$0	($983,122)	($1,109,113)	($2,049,220)	($802,597)	$0	$0.00	$0
Less Vacancy	$0	$0	$0	$0	$0	($1,741,946)	($2.67)	($1,837,445)
Effective Gross Income	$18,939,159	$15,743,237	$16,530,251	$15,308,881	$14,722,390	$22,987,000	$35.26	$24,085,244
Total Operating Expenses	$9,449,018	$9,678,164	$9,363,447	$9,266,243	$10,225,118	$11,375,734	$17.45	$11,419,664
Net Operating Income	$9,490,141	$6,065,073	$7,166,804	$6,042,638	$4,497,272	$11,611,266	$17.81	$12,665,580
TI/LC	$0	$0	$0	$0	$0	$905,760	$1.39	$905,760
Capital Expenditures	$99,548	$218,629	$41,550	$45,375	$58,363	$130,396	$0.20	$130,396
Net Cash Flow	$9,390,593	$5,846,444	$7,125,254	$5,997,263	$4,438,909	$10,575,110	$16.22	$11,629,424

Occupancy %(3)	91.4%	84.5%	80.4%	81.1%		92.0%		92.0%
NOI DSCR	1.63x	1.04x	1.23x	1.04x	0.77x	2.00x		2.18x
NCF DSCR	1.61x	1.01x	1.22x	1.03x	0.76x	1.82x		2.00x
NOI Debt Yield	7.0%	4.5%	5.3%	4.5%	3.3%	8.6%		9.4%
NCF Debt Yield	7.0%	4.3%	5.3%	4.4%	3.3%	7.8%		8.6%
Average Annual Rent PSF(4)	$25.92	$23.34	$24.77	$24.60		$32.64		$34.56

(1)	Historical Base Rent includes actual property vacancy.

(2)
The appraiser concluded market rents for the 120 Wall Street Property of between $30.00 PSF and $38.00 PSF depending on location within the building. The Stabilized Cash Flow is estimated by marking rents that are either above or below estimated market levels to estimated market levels. The Stabilized Cash Flow is for informational purposes only.

(3)	Occupancy % numbers are as of each respective year end.

(4)
Average Annual Rent PSF is based on December 31 occupancy and measured SF for each respective year and the Base Rent, net of Discounts/Concessions, if any. The UW Average Annual Rent PSF is based on underwritten base rents in place without considering the additional underwritten vacancy above the actual in place vacancy of 28,377 SF.

Escrows and Reserves. The 120 Wall Street Borrower deposited $164,090 in escrow for real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The 120 Wall Street Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the 120 Wall Street Borrower maintains insurance under an acceptable blanket insurance policy). The 120 Wall Street Borrower is required to make monthly deposits of $81,498 for TI/LC reserves, provided that such deposits are not required at any time after the aggregate amount deposited in the TI/LC reserve exceeds $3,000,000 (or, if an AFS Term Contingency (as defined below) occurs, $4,000,000).

The 120 Wall Street Borrower also deposited in escrow at loan origination $16,300,000, which amount will be disbursed to the 120 Wall Street Borrower upon AFS-USA (“AFS”) delivering to lender an estoppel certificate on the form accepted at loan origination (or such other form as is acceptable to lender) stating, among other things, that (i) AFS is in possession of the entire 40,029 SF demised under its lease and (ii) AFS no longer has the right to terminate the lease with respect to the 120 Wall Street Borrower’s obligation for the delivery and build out of such space under such lease. Notwithstanding the foregoing, on or before June 16, 2015, the 120 Wall Street Borrower may provide evidence of the statement referred to in clause (ii) of the preceding sentence from a replacement tenant and receive disbursement of such amount, so long as (i) such replacement tenant is reasonably acceptable to lender, (ii) lender approves the lease with such tenant for substantially all of the space demised to AFS (which lease will contain a term of at least seven years (though if such term is less than 10 years, an “AFS Term Contingency” will be deemed to have occurred) and provide for base rent and additional rent equal to or greater than such amounts under the AFS lease) and (iii) taking into consideration the replacement lease, the debt yield is equal to or greater than 7.64% and the debt service coverage ratio is equal to or greater than 1.77x; provided, that disbursements to the 120 Wall Street Borrower may be made in part and not in whole based upon the leasable SF leased to the replacement tenant as a percentage of total leasable square footage of the AFS space in the event multiple replacement tenants lease the AFS space, so long as (i) leases of 50% or more of the AFS space then leased as of the date of determination are for 10 years or more and leases for the remainder of the AFS space then leased as of the date of determination are for five years or more and (ii) the calculation of base rent and additional rent are prorated based on the SF leased to the replacement tenant. If by June 16, 2015, AFS is not in full occupancy and the AFS space has not been fully leased to replacement tenants as described in the preceding two sentences, then the remaining funds reserved for the AFS space will be made available for tenant improvements and leasing commissions with respect to replacement leases relating to the AFS space approved by lender; provided that up to $1,000,000 of such funds will be made available for capital expenditures and once the AFS space has been fully leased in accordance with the loan agreement and all tenant improvements have been completed and leasing commissions have been paid, then any funds remaining on deposit will be disbursed to the 120 Wall Street Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 120 Wall Street Mortgage Loan. The 120 Wall Street Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the 120 Wall Street Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to remit the remainder to the 120 Wall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	120 Wall Street

Street Borrower; provided, that during a Trigger Period (as defined below), the remainder will be remitted to an account to be held by the lender as additional security for the 120 Wall Street Mortgage Loan.

A “Trigger Period” commences upon the occurrence of a monetary event of default or a material non-monetary event of default under the 120 Wall Street Mortgage Loan and continues until such event of default has been cured.

Property Management. The 120 Wall Street Property is managed by Silverstein Properties, Inc., an affiliate of the 120 Wall Street Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the insurance policies maintained by the 120 Wall Street Borrower are required to cover losses resulting from acts of terrorism or other similar acts or events (or “fire following”). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 120 Wall Street Borrower is required to maintain, and lender will accept, terrorism insurance as described above which covers “covered acts” (as defined by such statute or other program), so long as such statute or other program covers both domestic and foreign acts of terrorism. In no event will the 120 Wall Street Borrower be required to pay annual insurance premiums in excess of two times the cost of the premiums for (x) all risk insurance on the improvements and personalty at the 120 Wall Street Property and (y) business income insurance, at the time that any terrorism coverage is excluded from any policy, provided the 120 Wall Street Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

Mortgage Loan No. 3 – 116 John Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

Mortgage Loan No. 3 – 116 John Street

TRIBECA
LOWER MANHATTAN
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
116 John Street
116 John Street
New York, NY 10038
Brooklyn Bridge
FDR Drive
Brooklyn-Battery Tunnel
Battery Park
City Hall Park
Zuccotti Park
Liberty Park
Washington Market Park
Gov. Nelson A. Rockefeller Park
World Financial Center Plaza
PATH
NEW JERSEY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
Walker St.
White St.
Franklin St.
Leonard St.
Worth St.
Reade St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Fulton St.
John St.
Platt St.
Maiden Ln.
Pine St.
Wall St.
Exchange Pl.
Beaver St.
Old Slip
Liberty St.
Rector St.
Albany St.
Thames St.
West Broadway
Church St.
Broadway
Trinity Pl.
Greenwich St.
Washington St.
West St.
South End Ave.
Battery St.
Pearl St.
Water St.
Front St.
William St.
Gold St.
Beekman St.
Broad St.
New St.
State St.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

Mortgage Loan No. 3 – 116 John Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	116 John Street New York, NY 10038

Original Balance:	$120,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$120,000,000			Detailed Property Type:	Mid-High Rise
% of Initial Pool Balance:	8.1%			Number of Units(3):	411 Units
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF(3):	$291,971
Borrower Name(s):	116 Fee Owner LLC & 116 John Street Subtenant LLC			Balloon/ARD Balance per Unit/SF(3):	$291,971
				Year Built/Year Renovated:	1931/2013
Sponsor:	Nathan Berman			Title Vesting:	Fee
Mortgage Rate:	4.38%			Property Manager:	MetroLoft Management, LLC
Note Date:	1/10/2014
First Payment Date:	3/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2019			UW Revenues:	$16,476,209
IO Period:	60 months			UW Expenses:	$7,336,018
Original Term to Maturity or ARD:	60 months			UW NOI:	$9,140,192
Seasoning:	0 months			UW NCF:	$9,037,192
Original Amortization Term:	None			UW NOI DSCR:	1.72x
Loan Amortization Type:	Full IO			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	7.6%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NCF Debt Yield:	7.5%
Lockbox/Cash Management:	Soft/Springing			UW NCF Debt Yield at Maturity:	7.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(4):	NAP
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of)(4):	NAP
Mezzanine Debt:	Permitted			3rd Most Recent NOI (As of)(4):	NAP
Reserves(1)				Appraised Value:	$235,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/24/2013
RE Tax:	$645,660	$322,830	NAP	Cut-off Date LTV Ratio:	51.0%
Insurance:	$151,279	Springing	$151,279	LTV Ratio at Maturity/ARD:	51.0%
Recurring Replacements:	$0	$8,583	NAP	Occupancy Rate(5):	97.8% (12/17/2013)
Other(2):	$2,605,719	Springing	NAP	2nd Most Recent Occupancy(4):	NAP
				3rd Most Recent Occupancy(4):	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other reserves include the Chevron, HTC Payment and Low Debt Yield Reserves. See “—Escrows and Reserves” below for further detail.

(3)
Excludes 15,340 SF of commercial space on the ground floor and second floor which is also collateral for the 116 John Street Mortgage Loan and is 81.9% leased as of September 10, 2013. Total square footage is 269,681 SF, based on 254,341 SF of multifamily space and 15,340 SF of commercial space. Based on total square footage, Cut-off Date Balance per Unit/SF and Balloon/ARD Balance per Unit/SF is $445.

(4)	As the property was gut renovated within the last year, no historical operating statements are available.

(5)	Occupancy based on multifamily units only. Occupancy Rate based on total square footage including 15,340 SF of commercial space is 97.1%.

The 116 John Street Mortgage Loan

The Mortgage Loan. The third largest mortgage loan (the “116 John Street Mortgage Loan”) is evidenced by a note in the original principal balance of $120,000,000 and is secured by a first priority fee and subleasehold mortgage encumbering a multifamily property located in the financial district of New York, New York (the “116 John Street Property”). The 116 John Street Mortgage Loan was originated on January 10, 2014 by CIBC. The proceeds of the 116 John Street Mortgage Loan were used primarily to refinance a previous construction loan of approximately $110,000,000.

The 116 John Street Mortgage Loan had an original term of 60 months and has a remaining term of 60 months. The 116 John Street Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of February 1, 2019. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 116 John Street Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$120,000,000	100.0%	Loan Payoff:	$109,789,606	91.5%
			Reserves:	$3,402,658	2.8%
			Closing Costs:	$2,708,278	2.3%
			Return of Equity:	$4,099,548	3.4%
Total Sources:	$120,000,000	100.0%	Total Uses:	$120,000,000	100.0%

The Borrower and the Sponsor. The borrowers are 116 Fee Owner LLC and 116 John Street Subtenant LLC (collectively, the “116 John Street Borrower”). 116 Fee Owner LLC is a single-purpose Delaware limited liability company with two independent directors. 116 John Street Subtenant LLC is a single-purpose New York limited liability company whose sole member, 116 Subtenant Member LLC, a Delaware limited liability company, has two independent directors.

Nathan Berman, the 116 John Street Mortgage Loan sponsor, is the principal of MetroLoft Management (“MetroLoft”). MetroLoft is a vertically integrated real estate development and management company based in New York that develops, manages and leases its properties exclusively. MetroLoft specializes in the conversion of commercial office buildings in the financial district of Manhattan to luxury residential properties. MetroLoft currently owns and manages 12 multifamily properties in New York totaling nearly three million SF, including landmarks such as 20 Exchange Place and 63 Wall Street.

Historic Tax Credits. The owner of the 116 John Street Property was granted Historic Tax Credits (the “HTCs”) as part of a federal incentive program which encourages the preservation and upgrading of historic buildings. In 2011, Chevron U.S.A. Inc. (“Chevron”) acquired a 99.99% interest in an entity (“the “Master Tenant”) which master leases the 116 John Street Property from 116 Fee Owner LLC. The Master Tenant then subleases the 116 John Street Property to 116 John Street Subtenant LLC. The Master Tenant also owns a 10% non-managing membership interest in 116 Fee Owner LLC. The preceding structure was created to permit 99.99% of the HTCs generated by the rehabilitation of the 116 John Street Property to be allocated to Chevron in exchange for its capital contributions. The 116 John Street Borrower and Nathan Berman both guaranty to Chevron reimbursement of the HTCs and acquisition of Chevron’s interest in the Master Tenant following the recapture period for the HTCs (the “Recapture Period”), the price of which acquisition will include any accrued and unpaid Chevron Payments (as defined below) owed at such time. The Recapture Period commenced on June 30, 2013 and ends on June 30, 2018. Chevron is subject to a standstill arrangement pursuant to which Chevron has agreed not to pursue, during the term of the 116 John Street Mortgage Loan, any claim against the 116 John Street Borrower related to reimbursement of the HTCs or acquisition of Chevron’s interest in the Master Tenant. The standstill arrangement does not apply to Nathan Berman, who remains liable for such obligations during the term of the 116 John Street Mortgage Loan.

In addition to the HTCs, Chevron is entitled to a 3.0% per annum preferred return on its capital contributions plus a flat annual asset management fee of $5,000, and certain payments (collectively, the “Chevron Payments”). Neither the lender nor any purchaser of the 116 John Street Property at a foreclosure sale will be responsible for the Chevron Payments nor will they be entitled to any HTCs.

The Mortgaged Property. The 116 John Street Property, located in the financial district of New York, New York, is a 35-story, 411 unit multifamily building with 15,340 SF of commercial space consisting of ground floor retail and second floor office space. The 116 John Street Property was recently converted from office use and the renovation was completed in February 2013. The unit mix at the 116 John Street Property consists of 157 studios, 225 one-bedrooms, and 29 two-bedrooms. As of December 17, 2013, the 116 John Street Property was 97.8% occupied.

The apartment units at the 116 John Street Property feature 10 foot ceiling heights, white maple parquet floors, and kitchens with granite countertops and stainless steel appliances. Each unit features a technology package for telephone lines, cable TV and high speed internet access. All units have new oversized thermal pane windows. Building amenities including a gym facility, tenant lounge, roof deck, laundry facilities, and valet center offering services such as dry cleaning, laundry, dog-walking, and unit cleaning.

The following table presents unit mix information relating to the 116 John Street Property:

Unit Mix Summary(1)(2)
Unit Type	# of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rent Rate PSF
Studio	157	152	96.8%	440	$2,404	$5.46
1 BR - 1 BA	225	221	98.2%	705	$3,403	$4.83
2 BR - 1 BA	29	29	100.0%	919	$4,242	$4.62
Total/Wtd. Avg.	411	402	97.8%	619	$3,086	$5.05

(1)	Based on a rent roll dated December 17, 2013.

(2)	The 116 John Street Property also contains 15,340 SF of commercial space that is 81.9% leased to three tenants.

The Market. The 116 John Street Property is located on the entire block front of Pearl Street between John and Platt Streets and is within walking distance of the South Street Seaport, Chinatown, Wall Street, City Hall, and the World Trade Center complex. The 116 John Street Property is located near the Fulton Street transportation hub that has access to the 2, 3, 4, 5, A, C, J and Z trains.

According to the appraisal, since 2000, the population and number of households within the 116 John Street Property’s zip code have increased at a rate that exceeded the growth noticed in all of Manhattan. 2013 median household income and estimated average household income in the 116 John Street Property’s zip code were $61,195 and $116,234 respectively. The majority of people living in the 116 John Street Property’s zip code are employed in the financial services, science and technology, educational and healthcare sectors.

According to the appraisal, the 116 John Street Property is considered to be part of the West Village/Downtown submarket which has a total inventory of 23,365 units, representing 13.6% of the total New York market. As of the end of the second quarter of 2013, the West Village/Downtown submarket had

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

an average vacancy rate of 2.5%, and the average effective rent was $4,027 per unit, the second highest among all New York submarkets. The 116 John Street Property has 24-hour doorman service.

The following table presents the competitive set for the 116 John Street Property:

Competitive Property Summary
Property Name	Location	Year Built	Occupancy	# of Units	Average Monthly Rental Rate Range
45 Wall Street	New York, NY	1958	98.2%	435	$2,893 - $5,409
85 John Street	New York, NY	1926	98.1%	160	$2,283 - $4,493
67 Wall Street	New York, NY	1921	99.6%	240	$2,223 - $5,500
The Crest	New York, NY	1929	99.0%	476	$2,495 - $4,295
New York by Gehry	New York, NY	2012	96.0%	899	$3,150 - $6,700
Hanover Square	New York, NY	1972	96.6%	500	$2,675 - $6,250
Subject	New York, NY	1931	97.8%	411	$2,404 - $4,242

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 116 John Street Property:

Cash Flow Analysis
	2011(1)	2012(1)	TTM(1)	UW	UW per Unit(2)
Gross Potential Rent – Multifamily	NAP	NAP	NAP	$15,235,431	$37,069.18
Commercial Income(3)	NAP	NAP	NAP	$1,007,838	$2,452.16
Other Income	NAP	NAP	NAP	$690,003	$1,678.84
Vacancy/Credit Loss(4)	NAP	NAP	NAP	($457,063)	($1,112.08)
Effective Gross Income	NAP	NAP	NAP	$16,476,209	$40,088.10
Total Expenses	NAP	NAP	NAP	$7,336,018	$17,849.19
Net Operating Income	NAP	NAP	NAP	$9,140,192	$22,238.91
Capital Expenditures	NAP	NAP	NAP	$103,000	$250.61
Net Cash Flow	NAP	NAP	NAP	$9,037,192	$21,988.30
Occupancy %	NAP	NAP	NAP	97.8%
NOI DSCR	NAP	NAP	NAP	1.72x
NCF DSCR	NAP	NAP	NAP	1.70x
NOI Debt Yield	NAP	NAP	NAP	7.6%
NCF Debt Yield	NAP	NAP	NAP	7.5%

(1)	As the property was gut renovated within the last year, no historical operating statements are available.

(2)	UW per Unit based on 411 multifamily units, excluding 15,340 SF of commercial space.

(3)
Commercial income is based on the in-place commercial tenants, the lease up of 2,363 SF of vacant commercial space at the appraiser’s concluded market rents, assigning no income to the vacant 419 SF of commercial space below grade and applying the appraiser’s concluded market vacancy of 5% for the commercial space.

(4)	Vacancy/Credit Loss is based on the appraiser’s concluded market vacancy of 3% for the multifamily units. The current vacancy for the multifamily units as of December 17, 2013 was 2.2%.

Escrows and Reserves. The 116 John Street Borrower deposited $645,660 at loan origination for annual real estate taxes and is required to make deposits of $322,830 for real estate taxes monthly. The 116 John Street Borrower deposited $151,279 at loan origination for monthly insurance premiums. The 116 John Street Borrower is responsible for paying monthly insurance premiums directly to their insurance provider. The 116 John Street Mortgage Loan documents provide that, in the event that the 116 John Street Borrower fails to pay monthly insurance premiums, the insurance reserve can be drawn upon to make the missed payment and, following such draw down on the insurance reserve, excess cash flow from the 116 John Street Property is required to be used to replenish the insurance reserve.

The 116 John Street Borrower deposited $2,605,719 into a reserve account (the “Chevron Reserve”) at loan origination to ensure the Chevron Payments are made over the term of the loan. On a monthly basis, the lender is required to release 1/12 of the annual amount due to Chevron for deposit into a restricted account from which funds may be released for the purpose of making the Chevron Payments. However, if at any time, the debt yield for two consecutive quarters is equal to or greater than 8.5%, (i) provided no default is continuing, the lender will be required to release to the 116 John Street Borrower all funds then held in the Chevron Reserve (less the pro rata portion of Chevron Payments owed for such year up to the month in which the release occurs, which is required to be deposited into a restricted account) and (ii) on each payment date thereafter until the 116 John Street Mortgage Loan is paid in full, the 116 John Street Borrower will be required to deposit into the restricted account an amount sufficient to pay 1/12 of the annual Chevron Payments. Those amounts are required to be deposited on a monthly basis so that there is sufficient money held in the reserve to make the annual payment to Chevron.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	116 John Street

Within the term of the 116 John Street Mortgage Loan, Chevron is required to make an additional installment of its required capital contribution. The 116 John Street Borrower is required to deposit an amount equal to the foregoing capital contribution into a reserve held by the lender (the “HTC Payment Reserve”). In addition, for months 49 through 60 after the date on which the Recapture Period commenced, the 116 John Street Borrower will be required to pay $50,000 per month into the HTC Payment Reserve. Funds deposited into the HTC Payment Reserve will be held to be applied towards the payment of the put price or call price for the repurchase of Chevron’s 99.99% interest in the Master Tenant after the Recapture Period has expired.

Lockbox and Cash Management. A soft lockbox is in place with respect to the 116 John Street Mortgage Loan. The 116 John Street Mortgage Loan has springing cash management. So long as no Cash Management Period (defined below) is continuing, funds in the lockbox are swept daily to the 116 John Street Borrower’s operating account. During a Cash Management Period, funds in the lockbox are required to be swept daily to a cash management account controlled by the lender. During a Cash Management Period, other than a Cash Management Period caused solely because the Approved Mezzanine Loan Lender is requiring or would be requiring cash management but for lender requiring it (a “Mezzanine Loan Cash Management Period”), the 116 John Street Borrower will be required by the 116 John Street Mortgage Loan documents to deposit all excess cash with respect to the 116 John Street Mortgage Loan into a reserve to be held by the lender as additional security for the 116 John Street Mortgage Loan.

The 116 John Street Mortgage Loan documents provide that a “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default under the 116 John Street Mortgage Loan documents, (ii) the debt yield falling below 6.5% for two consecutive calendar quarters (a “Low Debt Yield Period”), or (iii) the commencement of a Mezzanine Loan Cash Management Period and will end if, with respect to a Cash Management Period continuing pursuant to clause (i), the event of default commencing the Cash Management Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), or, with respect to a Cash Management Period continuing due to clause (ii), the Low Debt Yield Period has ended or, with respect to a Cash Management Period continuing due to clause (iii), the Mezzanine Loan Cash Management Period has ended. The 116 John Street Borrower may from time to time avoid a Cash Management Period triggered by a Low Debt Yield Period by making a deposit into a reserve held by the lender (the “Low Debt Yield Reserve”) in an amount such that, if subtracted from the outstanding principal balance of the 116 John Street Mortgage Loan, would result in a debt yield of not less than 6.5%. Any funds in the Low Debt Yield Reserve are required to be held by the lender as additional security for the loan. The lender will have the right, at any time during the continuance of an event of default, in its sole discretion, to apply any and all funds in the Low Debt Yield Reserve to the 116 John Street Mortgage Loan. If at any time, the debt yield for two consecutive calendar quarters is greater than or equal to 7%, then, provided no event of default is continuing, the lender will be required to disburse to the 116 John Street Borrower all funds held in the Low Debt Yield Reserve. In lieu of making a cash deposit, provided no event of default exists, the 116 John Street Borrower may post a letter of credit with lender or partially defease the 116 John Street Mortgage Loan in order to avoid a Cash Management Period.

Property Management. The 116 John Street Property is managed by MetroLoft Management, LLC, an affiliate of the 116 John Street Borrower.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted, subject to certain conditions, including, but not limited to, the combined debt service coverage ratio of the mezzanine loan and the 116 John Street Mortgage Loan not being less than 1.05x, the combined LTV being not more than 75% and the mezzanine lender entering into an intercreditor agreement acceptable to lender and the rating agencies.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Terrorism Insurance. Generally, the 116 John Street Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 116 John Street Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Mortgage Loan No. 4 – Astor Crowne Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Mortgage Loan No. 4 – Astor Crowne Plaza

Astor Crowne Plaza
739 Canal Street
New Orleans, LA 70130
NEW ORLEANS
Treme-Lafitte
Faubourg Marigny
Mid-City
Iberville
BioDistrict
New Orleans
Medical District
French Quarter
Downtown
Warehouse District
Lower Garden District
Louis Armstrong Park
Lemann Playground 1
Lemann Playground 2
Cabrini Playspot
Mahalia Jackson Theater for the Performing Arts
New Orleans Treme Center
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
The Cabildo
Jackson Square
FRENCH MARKET
Washington Artillery Park
Pharmacy Museum
Jackson Brewery
Court of Appeals and State Supreme Court
Old Absinthe House
Napoleon House
Old Custom House
Place St. Charles
LSU/VA Medical Center
Medical Center of Louisiana West Campus
Tulane University Medical Center
Medical Center of Louisiana East Campus
Louis Armstrong New Orleans Intl. Airport 13 miles
New Orleans Public Library
Freeport-McMoRan Building
DUNCAN PLAZA
City Hall
Mercedes-Benz Superdome
Benson Tower
1340 Poydras
1250 Poydras
CHAMPIONS SQUARE
Energy Centre
First Bank & Trust Center
New Orleans Arena
US Post Office
Union Station
Poydras Center
U.S. Federal Court
400 Poydras Tower
Gallier Hall
Lafayette Square
Piazza d'Italia
Harrah's Casino
World Trade Center
Spanish Plaza
Canal Street Wharf
CANAL STREET FERRY
Audubon Aquarium of the Americas
Woldenberg Riverfront Park
Mississippi River
Riverwalk Marketplace
Riverwalk
Louisiana Children's Museum
Confederate Museum
Contemporary Arts Center
Lee Monument
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Mississippi River Heritage Park
Crescent City Connection
Coliseum Square
Annunciation Playground
STREETCAR LINE
Canal St
Poydras St
Common St
Gravier St
Union St
Perdido St
Lafayette St
Girod St
Julia St
S Diamond St
St Charles Ave
Carondelet St
Baronne St
O'Keefe Ave
Camp St
Tchoupitoulas St
Convention Blvd
S Peters St
Fulton St
Constance St
Magazine St
Annunciation St
Erato St
Thalia St
Melpomene Ave
Terpsichore St
Euterpe St
Race St
Orange St
Henderson St
Prytania St
Coliseum St
N Rampart St
Burgundy St
Dauphine St
Bourbon St
Royal St
Chartres St
Decatur St
N Peters St
Exchange Pl
Bienville St
Conti St
Saint Louis St
Toulouse St
Saint Peter St
Saint Ann St
Dumaine St
Saint Philip St
Esplanade Ave
Barracks St
Governor Nicholls St
Basin St
Saratoga St
Treme St
S Villere St
N Robertson St
N Claiborne Ave
N Galvez St
N Johnson St
N Prieur St
Iberville St
Cleveland Ave
Palmyra St
Banks St
S Johnson St
S Galvez St
S Prieur St
S Roman St
S Derbigny St
Bolivar St
Clara St
Magnolia St
Martin Luther King Jr Blvd
Thalia St
Terpsichore St
Simon Bolivar Ave
S Saratoga St
Clio St
Lake Pontchartrain
Kenner
Metairie
NEW ORLEANS
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Harvey
Gretna
Terrytown
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Little Woods
Gentilly
Lakeview
Algiers
Chalmette
Arabi
Bywater
Uptown
Audubon

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Mortgage Loan No. 4 – Astor Crowne Plaza

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR	Property Address:	739 Canal Street New Orleans, LA 70130

Original Balance:	$83,000,000	General Property Type:	Hospitality
Cut-off Date Balance:	$83,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.6%	Number of Rooms:	693 Rooms
Loan Purpose:	Acquisition	Cut-off Date Balance per Unit/SF:	$119,769
Borrower Name(s):	IX ACP Hotel Owner, LP	Balloon/ARD Balance per Unit/SF:	$111,658
Sponsor:	Starwood Capital Group	Year Built/Year Renovated(2):	Early 1900s, 2002/2009
Mortgage Rate:	4.260%	Title Vesting:	Fee/Leasehold
Note Date:	12/4/2013	Property Manager:	Merritt Hospitality, LLC
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	1/1/2019	UW Revenues:	$32,052,951
IO Period:	12 months	UW Expenses:	$22,398,762
Original Term to Maturity or ARD:	60 months	UW NOI:	$9,654,189
Seasoning:	1 month	UW NCF:	$8,372,071
Original Amortization Term:	360 months	UW NOI DSCR:	1.97x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.71x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	11.6%
Prepayment Provisions:	LO (24); YM0.5(1); DEF/YM0.5 (31); O (4)	UW NCF Debt Yield:	10.1%
Lockbox/Cash Management:	Hard/Springing	UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$10,499,491 (09/30/2013)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$10,671,795 (12/31/2012)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$9,643,984 (12/31/2011)
Reserves(1)	Appraised Value:	$118,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/14/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	65.6%
Other:	$0	Springing	NAP	Occupancy Rate (As of):	65.8% (9/30/2013)
2nd Most Recent Occupancy (As of):	65.7% (12/31/2012)
3rd Most Recent Occupancy (As of):	65.0% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserves include funds for FF&E, ground rent, and condominium common charges.

(2)
The Astor Crowne Plaza Property consists of two previously independently operated but abutting hospitality properties which were combined into one hospitality property in 2005. One property was constructed in the early 1900s (the exact year is not available), and the other was constructed in 2002.

The Astor Crowne Plaza Mortgage Loan

The Mortgage Loan.

The fourth largest mortgage loan (the “Astor Crowne Plaza Mortgage Loan”) is evidenced by a note in the original principal amount of $83,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a hospitality property known as the Astor Crowne Plaza located in New Orleans, Louisiana (the “Astor Crowne Plaza Property”). The proceeds of the Astor Crowne Plaza Mortgage Loan were used to finance the acquisition of the Astor Crowne Plaza Property for a purchase price of approximately $116,500,000. Prior to April 2011, the Astor Crowne Plaza Property was encumbered by a mortgage loan in the original principal balance of approximately $85,000,000, which was included in the GSMS 2005-GG4 transaction. Defaults on such prior mortgage loan lead to a 2011 foreclosure on behalf of the GSMS 2005-GG4 securitization trust. At the time of the prior loan disposition on December 4, 2013, the prior loan balance was approximately $73,378,937.

The Astor Crowne Plaza Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months, with a maturity date of January 1, 2019. The Astor Crowne Plaza Mortgage Loan requires payments of interest only for its initial 12 months and payments of principal and interest thereafter. Beginning on February 1, 2016, the Astor Crowne Plaza Mortgage Loan may be prepaid in whole on any date together with the greater of a yield maintenance premium and 0.5% of the prepayment amount, and, if payment is made other than on a due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Astor Crowne Plaza Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$83,000,000	69.7%	Purchase Price:	$116,500,000	97.9%
Sponsor Equity:	$35,998,505	30.3%	Closing Costs:	$2,498,505	2.1%
Total Sources:	$118,998,505	100.0%	Total Uses:	$118,998,505	100.0%

The Borrower and Sponsor. The borrower is IX ACP Hotel Owner, LP (the “Astor Crowne Plaza Borrower”), a single-purpose Delaware limited partnership with two independent directors at its general partnership level. The Astor Crowne Plaza Borrower is 100% indirectly owned by the Starwood Distressed Opportunity Fund IX-1 U.S., L.P. (65.5%) and the Starwood Distressed Opportunity Fund IX Global, L.P. (34.5%), which are investment vehicles for Starwood Capital Group (“Starwood”), a private US-based real estate investment firm. The two funds serve as the nonrecourse carve-out guarantors.

Starwood is a privately held global investment firm founded in 1991 and based in Greenwich, Connecticut, with approximately $29 billion of assets currently under management. Starwood has sponsored 12 commingled opportunistic funds investing in various real estate related asset classes.

The Mortgaged Property. The Astor Crowne Plaza Property is a 693-room, full service 14-story hospitality property located on the edge of the French Quarter section of New Orleans, Louisiana. The Astor Crowne Plaza Property is located on the corner of Canal and Bourbon Streets and contains approximately 28,255 SF of street level retail space, including the 16,000 SF Bourbon House Restaurant. The room mix includes 427 double queen rooms and 234 king rooms of approximately 380 SF each and 32 king suites of approximately 630-905 SF each. In addition to its guest rooms, the Astor Crowne Plaza Property contains approximately 29,594 SF of meeting space, an outdoor pool, a fitness center, two business centers and an executive lounge.

The Astor Crowne Plaza Property represents a combination of two previously separate but abutting hospitality properties. The former Alexa Hotel (the “Alexa Annex”), a five-story building which was constructed in the early 1900s, and the 14-floor former Astor Tower, which was built in 2002, were combined in 2005 under the Crowne Plaza brand. As described in more detail below, the former Alexa Annex portion of the Astor Crowne Plaza Property, totaling 191 guest rooms, is subject to various ground leases. The former Astor Tower portion of the Astor Crowne Plaza Property, totaling 502 guest rooms, is majority owned in fee by the Astor Crowne Plaza Borrower, with the exception of two leasehold parcels directly under the Bourbon House Restaurant also described below. In 2009, the Astor Crowne Plaza Property underwent an approximately $11 million renovation that replaced or refurbished all guestroom hard and soft goods, upgraded the bathrooms, expanded the executive lounge, and renovated the fitness center and meeting rooms.

Portions of the Astor Crowne Plaza Property are subject to a total of six ground and two air leases with various fee owners. Two of the six ground leases encumber a portion of the Bourbon House Restaurant space in addition to approximately 75 of the 502 rooms in the former Astor Tower portion of the Astor Crowne Plaza Property, a ballroom, a portion of a second ballroom, a stairwell, the pool area and certain meeting space, all of which is located above the Bourbon House Restaurant space. The entire Alexa Annex portion of the Astor Crowne Plaza Property, containing 191 rooms and the remainder of the retail space, is subject to a total of four additional ground leases. More specific information about the ground and air leases is set forth in the table below:

Ground and Air Lease Summary
Lease	Lessor	Location	2014 Ground Rent	Current Lease Expiration	Outside Lease Expiration	Rent Increases
Ground Lease 1	Bernard Co., Inc.	Alexa Annex	$247,595	January 2062	January 2092	10% every 5 years
Ground Lease 2	Halliday Realty	Alexa Annex	$268,168	January 2062	January 2092	Greater of CPI or 10% every 5 years
Ground Lease 3	Canal Royal LLC	Alexa Annex	$62,714	January 2062	January 2092	10% every 5 years
Ground Lease 4	McDonald’s Corporation(1)	Alexa Annex	$100	December 2100	Automatic renewals ever 10 years thereafter	None
Ground Lease 5	City of New Orleans	Astor Tower	$115,000	December 2014	September 2045	1/1/2015: $130,000 1/1/2020: $150,000 CPI thereafter
Ground Lease 6	Iberville 2000, LLC	Astor Tower	(est.) $236,872	April 2040	April 2100	CPI every 2 years
Air Lease 1	City of New Orleans	(2)	$5,290	December 2095	December 2095	15% every 5 years
Air Lease 2	City of New Orleans	(3)	$1,270	December 2095	December 2095	15% every 5 years

(1)
The McDonald’s Corporation fee owned parcel is leased to the 711 Canal Street Condominium Association, Inc., a condominium regime whose members include Blue Heron Restaurant Operations, Inc., which unit is operated as a McDonald’s restaurant and a Radio Shack store, and the Astor Crowne Plaza Borrower. The Blue Heron Restaurant Operations, Inc. condominium unit is not collateral for the Astor Crowne Plaza Mortgage Loan.

(2)	Air Lease 1 covers a mix of balcony and electrical vault space protruding on public streets.

(3)	Air Lease 2 covers canopies along public streets.

The Astor Crowne Plaza Property is subject to a two-year license agreement dated April 26, 2011 between Holiday Hospitality Franchising, LLC, a subsidiary of InterContinental Hotels Group, and the Astor Crowne Plaza Borrower as licensee. On March 22, 2013, the agreement was extended through April 26, 2014. A renewal of the existing license agreement may require property improvement plan work as outlined in the Astor Crowne Plaza Mortgage Loan documents totaling $12,367,129 of estimated expenses. No reserve is established for this potential expenditure. The nonrecourse carve-out guarantors have provided a completion guaranty related to this potential expenditure. The Astor Crowne Plaza Borrower has the right to replace the existing license agreement with an alternative license or franchise agreement as outlined in the Astor Crowne Plaza Mortgage Loan documents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Demand at the Astor Crowne Plaza Property is approximately 60% meeting and group driven, 25% leisure driven and 15% commercial driven.

Astor Crowne Plaza Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Astor Crowne Plaza			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	74.4%	$148.84	$110.73	66.5%	$140.35	$93.39	89.4%	94.3%	84.3%
2012	72.0%	$161.65	$116.42	67.0%	$152.28	$102.06	93.1%	94.2%	87.7%
TTM (9/30/2013)	70.6%	$169.40	$119.58	66.2%	$157.28	$104.05	93.7%	92.8%	87.0%

Source: Industry Report

The Market. The Astor Crowne Plaza Property is located in downtown New Orleans, Louisiana between the financial district and the French Quarter district on the corner of Bourbon and Canal Streets. The area generally represents the focal point of the city’s tourism industry. As of July 2013, there were approximately 539 new hospitality rooms under construction in the general New Orleans market.

Competing properties to the Astor Crowne Plaza Property are shown in the table below:

Primary Competitive Hotels
Property	Rooms	Commercial	Meeting and Group	Leisure	Total Meeting Space (SF)	2012 Occupancy	2012 Average Rate	2012 RevPAR	2012 Occupancy Penetration	2012 Yield Penetration
Astor Crowne Plaza Property	693	15%	60%	25%	29,594	65.7%	$154.28	$101.36	92.3%	89.0%
Sheraton	1,110	10%	75%	15%	100,000	67%	$148.00	$99.16	94.1%	87.1%
Hotel Inter-Continental	479	30%	45%	25%	34,000	80%	$147.00	$117.60	112.4%	103.2%
Westin Canal Place	436	25%	50%	25%	30,000	70%	$168.00	$117.60	98.4%	103.2%
Doubletree	367	45%	30%	25%	16,000	68%	$153.00	$104.04	95.6%	91.3%
Hotel Monteleone	570	30%	40%	30%	25,000	72%	$191.00	$137.52	101.2%	120.7%
JW Marriott	496	25%	55%	20%	19,000	82%	$168.00	$137.76	115.2%	120.9%
Overall Totals/Ave.	4,151					71.2%	$160.06	$113.90	100.0%	100.0%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Astor Crowne Plaza Property:

Cash Flow Analysis
	2009	2010	2011	2012	9/30/2013 TTM	UW	UW per Room	Stabilized Cash Flow(3)
Occupancy(1)	47.1%	59.1%	65.0%	65.7%	65.8%	65.8%		65.8%
ADR(1)	$130.20	$136.31	$142.77	$154.34	$157.72	$157.72		$157.72
RevPAR(1)	$61.36	$80.57	$92.84	$101.37	$103.77	$103.77		$103.77

Rooms Revenue	$15,521,249	$20,379,197	$23,483,451	$25,710,072	$26,247,874	$26,247,874	$37,876	$26,247,874
Food & Beverage	$2,825,932	$3,214,009	$4,091,315	$3,975,489	$4,136,961	$4,136,961	$5,970	$4,136,961
Other Income(2)	$1,369,593	$1,463,594	$1,717,156	$1,696,116	$1,668,116	$1,668,116	$2,407	$1,668,116
Total Revenue	$19,716,774	$25,056,800	$29,291,922	$31,381,677	$32,052,951	$32,052,951	$46,252	$32,052,951
Total Expenses	$15,329,504	$17,784,689	$19,647,938	$20,709,882	$21,553,460	$22,398,762	$32,321	$20,086,193
NOI	$4,387,270	$7,272,111	$9,643,984	$10,671,795	$10,499,491	$9,654,188	$13,931	$11,966,758
FF&E	$1,523,696	$653,931	$450,754	$2,203,005	$2,137,122	$1,282,119	$1,850	$1,282,118
NCF	$2,863,574	$6,618,180	$9,193,230	$8,468,790	$8,362,369	$8,372,071	$12,081	$10,684,640
NOI DSCR	0.89x	1.48x	1.97x	2.18x	2.14x	1.97x		2.44	x
NCF DSCR	0.58x	1.35x	1.87x	1.73x	1.70x	1.71x		2.18	x
NOI Debt Yield	5.3%	8.8%	11.6%	12.9%	12.6%	11.6%		14.4%
NCF Debt Yield	3.5%	8.0%	11.1%	10.2%	10.1%	10.1%		12.9%

(1)	The underwritten Occupancy, ADR and RevPAR are based on the TTM 9/30/2013 results without adjustments.

(2)	Other Income includes telephone, parking and restaurant and retail lease income.

(3)
Certain historical operating expenses are deemed by the Astor Crowne Plaza Mortgage Loan sponsor to be above market levels and are expected to decline under new ownership and management. The Stabilized Cash Flow utilized reduced expenses per the Astor Crowne Plaza Borrower cash flow projections. The Stabilized Cash Flow is for informational purposes only.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Astor Crowne Plaza

Escrows and Reserves. During a Trigger Period (as defined below), the Astor Crowne Plaza Borrower is required to escrow 1/12 of the annual estimated tax payments monthly and 1/12 of the annual estimated insurance premiums monthly (unless the Astor Crowne Plaza Borrower maintains insurance under an acceptable blanket insurance policy or insurance is maintained by the manager pursuant to the management agreement and paid by the manager from gross revenues at the Astor Crowne Plaza Property).

During a Trigger Period, the Astor Crowne Plaza Borrower is required to make monthly deposits in a reserve for FF&E equal to the greater of (i) the monthly amount required to be reserved for FF&E pursuant to the management agreement and (ii) 4% of the operating income for the Astor Crowne Plaza Property for the two calendar months prior to the applicable payment date; provided, that the Astor Crowne Plaza Borrower will not be required to make deposits to the FF&E reserve so long as and to the extent that the manager has reserved such funds for FF&E in accordance with the management agreement.

During a Trigger Period, the Astor Crowne Plaza Borrower is also required to escrow monthly (x) the ground rent payable under each ground lease for the month following the month in which the monthly payment date occurs and (y) 1/12 of the common charges (as defined in the documents pursuant to which the 711 Canal Street Condominium Association, Inc. condominium regime is created) payable during the applicable calendar year.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Astor Crowne Plaza Mortgage Loan. The Astor Crowne Plaza Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Astor Crowne Plaza Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Astor Crowne Plaza Mortgage Loan, to fund the required reserve deposits as described above under “—Escrows and Reserves,” to remit to an account designated by the Astor Crowne Plaza Borrower an amount equal to the lender-approved budgeted capital expenditures, the lender-approved budgeted operating expenses and any lender-approved extraordinary expenses and to disburse the remainder to an account to be held by the lender as additional security for the Astor Crowne Plaza Mortgage Loan.

A “Trigger Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.25x as of the last day of any two consecutive calendar quarters and continue until either (1) the event of default is cured or (2) the debt service coverage ratio for any calendar quarter is equal to or greater than 1.30x, assuming a 5.91% mortgage constant.

Property Management. The Astor Crowne Plaza Property is managed by Merritt Hospitality, LLC, an affiliate of HEI Hotels & Resorts.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Astor Crowne Plaza Borrower will be required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage with amounts, terms and coverage consistent with the coverages required under the loan agreement for comprehensive all risk insurance, commercial general liability insurance, rents and/or business interruption insurance and umbrella liability insurance so long as such coverage is commercially available.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 5 – JW Marriott and Fairfield Inn & Suites

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 5 – JW Marriott and Fairfield Inn & Suites

JW Marriott and Fairfield Inn & Suites
1 JW Marriott Indianapolis, IN
2 Fairfield Inn & Suites Indianapolis, IN
Lebanon
Westfield
Noblesville
Whitestown
Carmel
Fishers
Zionsville
Fortville
Pittsboro
Lawrence
Brownsburg
INDIANAPOLIS
Speedway
Greenfield
Warren Park
Avon
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Fairland
Whiteland
Franklin
Shelbyville
Burdsal Pkwy.
Watkins Park
Paris Ave.
N. Capitol Ave.
N. Illinois St.
N. Meridian St.
W. 21st St.
N. Harding St.
Montcalm St.
Senate Blvd.
Indiana University Health Methodist Hospital
W. 16th St.
Fall Creek and 16th St. Park
Dr. Martin Luther King Jr. St.
IU School of Medicine
St. Joseph
Fall Creek
W. 10th St.
IU Wishard Health Services
Indiana Ave.
INDIANAPOLIS
Richard L. Roudebush VA Medical Center
Indiana University School of Medicine
Upper Canal
Central Library
Emil A. Blackmore Museum
Mass. Avenue
N. East St.
Massachusetts Ave.
American Legion Mall
Indiana University-Purdue University Indianapolis
W. Michigan St.
IU Robert H. McKinney School of Law
N. West St.
Canal Walk
N. Capitol Ave.
N. Illinois St.
Murat Theater
Indiana War Memorial
N. Meridian St.
N. Delaware St.
E. Michigan St.
The Alkin Karamidas Museum of Art
E. Michigan St.
White River Pkwy. West
W. New York St.
E. New York St.
James Whitcomb Riley Museum
White River
IU Michael A. Carroll Track & Soccer Stadium
Indianapolis Sports Center
Military Park
Indiana State Library
Indiana State House
W. Ohio St.
Downtown
E. Ohio St.
N. Arsenal Ave.
IMAX Theater
Eiteljorg Museum
NCAA Hall of Champions
Indiana State Museum
Indianapolis Zoo
Chase Tower
Soldiers and Sailors Monument
Indianapolis Superior Courts
Chef's Academy
E. Market St.
W. Washington St.
White River State Park
Washington St.
Circle Centre Mall
W. Maryland St.
Indiana Business College
Southeastern Ave.
Victory Field
Indiana Convention Center
Bankers Life Fieldhouse
AMTRAK
Indianapolis Amtrak
Virginia Ave.
S. East St.
S. College Ave.
AMTRAK
S. Harding St.
W. South St.
Wholesale District
E. South St.
Calvary St.
English Ave.
Lucas Oil Stadium
S. West St.
S. Missouri St.
S. Capitol Ave.
S. Delaware St.
Oliver Ave.
Indianapolis Intl. Airport 11 miles
Kentucky Ave.
W. McCarty St.
Madison Ave.
Shelby St.
W. Ray St.
Virginia Ave.
Prospect St.
Prospect St.
W. Morris St.
E. Morris St.
Fountain Square
Wisconsin St.
S. Harding St.
White River Pkwy.
S. West St.
S. Meridian St.
Madison Ave.
S. East St.
White River
65
70
40

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

Mortgage Loan No. 5 – JW Marriott and Fairfield Inn & Suites

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Portfolio
Credit Assessment: (DBRS/Fitch/Moody’s)		BBB/BBB-/Baa2		Property Address:	10 South West Street & 501 West Washington Street Indianapolis, IN 46204

Original Balance(1):		$75,000,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$75,000,000		Detailed Property Type:	Full Service and Limited Service
% of Initial Pool Balance(1):		5.1%		Number of Rooms:	1,173 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance per Unit/SF(1):	$106,564
Borrower Name(s):		White Legacy Properties, LLC		Balloon/ARD Balance per Unit/SF(1):	$97,919
Sponsor(s):		White Lodging Services Corporation		Year Built/Year Renovated:	2010-2011/NAP
Mortgage Rate:		4.661%		Title Vesting:	Fee and Leasehold
Note Date:		12/20/2013		Property Manager:	White Lodging Services Corporation
First Payment Date:		2/1/2014
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		1/1/2024		UW Revenues:	$99,211,792
IO Period:		60 months		UW Expenses:	$69,446,640
Original Term to Maturity or ARD:		120 months		UW NOI:	$29,765,153
Seasoning:		1 month		UW NCF:	$24,809,612
Original Amortization Term:		360 months		UW NOI DSCR(1):	3.84x
Loan Amortization Type:		Partial IO		UW NCF DSCR(1):	3.20x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield(1):	23.8%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield(1):	19.8%
Lockbox/Cash Management:		Hard/Springing		UW NCF Debt Yield at Maturity(1):	21.6%
Pari Passu Mortgage Debt(1):		$50,000,000		Most Recent NOI (As of):	$29,423,686 (11/30/2013 TTM)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$26,517,726 (12/31/2012)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$15,529,284 (12/31/2011)
Reserves(2)				Appraised Value:	$349,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/28/2013
RE Tax:	$2,191,299	$547,825	NAP	Cut-off Date LTV Ratio(1):	35.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	32.9%
FF&E:	$0	$328,187	NAP	Occupancy Rate (As of):	75.7% (11/30/2013)
				2nd Most Recent Occupancy (As of):	71.8% (12/31/2012)
				3rd Most Recent Occupancy (As of):	69.4% (12/31/2011)

(1)
The JW Marriott and Fairfield Inn & Suites Mortgage Loan is part of the JW Marriott and Fairfield Inn & Suites Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance per Unit/SF, Balloon/ARD Balance per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $125,000,000 JW Marriott and Fairfield Inn & Suites Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The JW Marriott and Fairfield Inn & Suites Mortgage Loan

The Mortgage Loan. The fifth largest mortgage loan (the “JW Marriott and Fairfield Inn & Suites Mortgage Loan”) is part of a pari passu loan pair (the “JW Marriott and Fairfield Inn & Suites Loan Pair”) evidenced by two pari passu promissory notes in the aggregate principal amount of $125,000,000, both of which are secured by the same first priority fee and leasehold mortgage encumbering the hospitality properties known as the JW Marriott and the Fairfield Inn & Suites in Indianapolis, Indiana (collectively, the “JW Marriott and Fairfield Inn & Suites Property”). The JW Marriott and Fairfield Inn & Suites Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $75,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “JW Marriott and Fairfield Inn & Suites Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $50,000,000. The JW Marriott and Fairfield Inn & Suites Companion Loan has similar features and terms as the JW Marriott and Fairfield Inn & Suites Mortgage Loan and is expected to be contributed to a future trust. See “—Additional Secured Indebtedness” below for further details.

The JW Marriott and Fairfield Inn & Suites Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of January 1, 2024. The JW Marriott and Fairfield Inn & Suites Mortgage Loan requires payments of interest only for the initial 60 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

anniversary of the closing date of the JW Marriott and Fairfield Inn & Suites Companion Loan securitization. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is open to prepayment at par during the final three months of the loan term.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$125,000,000	100.0%	Reserves:	$2,191,299	1.8%
			Closing Costs:	$487,583	0.4%
			Return of Equity(1):	$122,321,118	97.9%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)
The proceeds from the JW Marriott and Fairfield Inn & Suites Mortgage Loan were used to recapitalize the sponsor’s investment in the JW Marriott and Fairfield Inn & Suites Property. The JW Marriott and Fairfield Inn & Suites Property was unencumbered as the sponsor developed the properties in 2010-2011 for a total cost of approximately $318 million.

The Borrower and the Sponsor. The borrower is White Legacy Properties, LLC, a single-purpose Delaware limited liability company (the “JW Marriott and Fairfield Inn & Suites Borrower”) with two independent directors. The JW Marriott and Fairfield Inn & Suites Borrower sponsor and nonrecourse carve-out guarantor is White Lodging Services Corporation. White Lodging Services Corporation is a hotel ownership, development and management company founded in 1985 that owns and manages 168 premium-branded, select and full service hotels and more than 30 restaurants in 21 states.

The Mortgaged Property. The JW Marriott and Fairfield Inn & Suites Property consists of a 1,005-room full service hospitality property operating as a JW Marriott and a 168-room limited service hospitality property operating as a Fairfield Inn & Suites, both of which are located in Indianapolis, Indiana. The JW Marriott and Fairfield Inn & Suites Property is part of the Marriott Place complex that also includes the 156-room Springhill Suites Indianapolis Downtown and the 297-room Courtyard Indianapolis Downtown, which are not part of the subject collateral. The complex has a 973-space below-grade parking structure and is connected to the Indiana Convention Center.

The JW Marriott property was built in 2011 and has a guest room configuration that consists of 330 king, 621 queen/queen, 19 suites and 35 ADA guestrooms. The JW Marriott property features approximately 161,375 SF of meeting space, the 300-seat Osteria Pronto restaurant, Tavern on the Plaza restaurant, High Velocity sports bar and Starbucks. Other amenities include an indoor swimming pool, fitness center, business center, convenience store, a FedEx and a Hertz rental car office. The JW Marriott property is flagged under a franchise agreement that expires in June 2038.

More specific information about the JW Marriott property is set forth in the table below:

JW Marriott Market Historical Occupancy, ADR, RevPAR
	Competitive Set			JW Marriott			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	66.4%	$138.82	$92.16	70.9%	$150.79	$106.85	106.7%	108.6%	115.9%
2012	70.6%	$145.39	$102.67	72.3%	$164.70	$119.05	102.4%	113.3%	116.0%
TTM 10/30/2013	71.6%	$149.61	$107.13	76.6%	$165.00	$126.37	107.0%	110.3%	118.0%

Source: Industry Report

The Fairfield Inn & Suites property was built in 2010 and has a guest room configuration that consists of 71 double/double, 64 king, six double sofabed suite, 21 king sofabed suite, four double one-bedroom suite and two king one-bedroom suite guestrooms. Amenities at the Fairfield Inn & Suites property include TGI Friday’s, a fitness center, a business center, a convenience store and 1,676 SF of meeting space. The Fairfield Inn & Suites property is flagged under a franchise agreement that expires in May 2028.

More specific information about the Fairfield Inn & Suites property is set forth in the table below:

Fairfield Inn & Suites Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Fairfield Inn & Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	64.0%	$122.24	$78.20	61.1%	$116.26	$71.09	95.6%	95.1%	90.9%
2012	66.4%	$131.19	$87.05	69.0%	$125.96	$86.85	103.9%	96.0%	99.8%
TTM 10/30/2013	66.0%	$132.53	$87.53	69.1%	$125.28	$86.52	104.6%	94.5%	98.8%

Source: Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

The Market. The JW Marriott and Fairfield Inn & Suites Property is located on the west side of downtown Indianapolis, Indiana along South West Street and West Washington Street, connected to the Indiana Convention Center. The JW Marriott and Fairfield Inn & Suites Property is connected via skyway to the Indiana Convention Center across the street from Victory Field and just a few blocks north of the Indianapolis Colt’s Lucas Oil Stadium.

Competing properties to the JW Marriott property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
JW Marriott (subject property)	2011	1,005	161,375	15%	75%	10%	72.0%	$166.50	$120.37
Hyatt Regency Indianapolis	1977	499	35,000	25%	65%	10%	68.0%	$115.00	$78.20
Westin Indianapolis	1989	573	39,000	15%	70%	15%	71.0%	$124.00	$88.04
Omni Severin Hotel	1913	424	17,000	20%	50%	30%	67.0%	$112.00	$75.04
Marriott Indianapolis Downtown	2001	622	40,000	20%	70%	10%	72.0%	$154.00	$110.88
Conrad Indianapolis	2006	241	15,000	40%	35%	25%	71.0%	$199.00	$141.29
Total/Wtd. Avg.		3,364		20%	66%	14%	70.6%	$145.33	$102.64

Source: Appraisal

Competing properties to the Fairfield Inn & Suites property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
Fairfield Inn & Suites (subject property)	2010	168	1,676	33%	45%	22%	69.0%	$126.01	$86.89
Hampton Inn Indianapolis Downtown	1996	180	1,870	60%	20%	20%	70.0%	$131.00	$91.70
Courtyard Indianapolis @ The Capital	1997	124	1,000	70%	20%	10%	70.0%	$129.00	$90.30
Hilton Garden Inn Indianapolis Downtown	1998	180	6,500	60%	30%	10%	74.0%	$139.00	$102.86
Holiday Inn Express Indianapolis Downtown	2003	108	648	35%	25%	40%	57.0%	$123.00	$70.11
Comfort Suites City Centre Indianapolis	2008	130	1,173	40%	20%	40%	55.0%	$127.00	$69.85
Total/Wtd. Avg.		890		51%	28%	21%	66.8%	$130.22	$87.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott and Fairfield Inn & Suites Property:

Cash Flow Analysis
	2011	2012	11/30/2013 TTM	UW	UW per Room
Occupancy	69.4%	71.8%	75.7%	75.7%
Average Daily Rate	$146.36	$160.93	$161.48	$161.48
RevPAR	$101.50	$115.58	$122.23	$122.23

Rooms Revenue	$39,989,156	$49,619,522	$52,331,078	$52,331,078	$44,613
Food & Beverage Revenue	$30,782,802	$33,772,000	$36,411,135	$36,411,135	$31,041
Other Income	$9,401,293	$10,168,508	$10,469,579	$10,469,579	$8,925
Total Revenue	$80,173,251	$93,560,030	$99,211,792	$99,211,792	$84,580
Total Expenses	$64,643,967	$67,042,304	$69,788,106	$69,446,640	$59,204
Net Operating Income	$15,529,284	$26,517,726	$29,423,686	$29,765,153	$25,375
FF&E	$1,529,883	$1,857,825	$2,881,137	$4,955,540	$4,225
Net Cash Flow	$13,999,401	$24,659,901	$26,542,549	$24,809,612	$21,151
NOI DSCR	2.01x	3.42x	3.80x	3.84x
NCF DSCR	1.81x	3.18x	3.43x	3.20x
NOI Debt Yield	12.4%	21.2%	23.5%	23.8%
NCF Debt Yield	11.2%	19.7%	21.2%	19.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	JW Marriott and Fairfield Inn & Suites

Escrows and Reserves. The JW Marriott and Fairfield Inn & Suites Borrower deposited $2,191,299 in escrow for annual real estate taxes at loan origination and is required to escrow $547,825 monthly. The JW Marriott and Fairfield Inn & Suites Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the JW Marriott and Fairfield Inn & Suites Borrower maintains insurance under a satisfactory blanket insurance policy). The JW Marriott and Fairfield Inn & Suites Borrower is also required to make monthly deposits for FF&E reserves equal to 4% of total gross revenues from the prior calendar month.

Lockbox and Cash Management. A hard lockbox is in place with respect to the JW Marriott and Fairfield Inn & Suites Mortgage Loan. The JW Marriott and Fairfield Inn & Suites Mortgage Loan has springing cash management. All rents and revenues from the JW Marriott and Fairfield Inn & Suites Property are deposited into an account controlled by the lender, except for certain direct billings of corporate accounts by the property manager which are to be deposited into the lender controlled account (the “Lockbox Account”) on a weekly basis, unless an event of default or Cash Sweep Period (as defined below) has occurred, in which case the transfers must occur daily. The JW Marriott and Fairfield Inn & Suites Borrower may access funds for operations in the Lockbox Account until the occurrence of a Cash Sweep Period. The JW Marriott and Fairfield Inn & Suites Borrower will be required to deposit all excess cash with respect to the JW Marriott and Fairfield Inn & Suites Mortgage Loan to an account to be held by the lender as additional security for the JW Marriott and Fairfield Inn & Suites Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for JW Marriott and Fairfield Inn & Suites Property for the immediately preceding four calendar quarters is less than 1.25x. A Cash Sweep Period will generally end upon the date (i) the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding four calendar quarters, or (ii) the debt service coverage ratio equals or exceeds 1.10x for the immediately preceding four calendar quarters and the amount on deposit in the excess cash reserve account is equal to one year’s debt service ($7,744,444).

Property Management. The JW Marriott and Fairfield Inn & Suites Property is managed by White Lodging Services Corporation, an affiliate of the JW Marriott and Fairfield Inn & Suites Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). The JW Marriott and Fairfield Inn & Suites Companion Loan was originated on December 20, 2013 by or on behalf by Bank of America, National Association and is evidenced by one note (Note A-2) with an original and Cut-off Date Balance of $50,000,000. The current holder of the JW Marriott and Fairfield Inn & Suites Companion Loan is Bank of America, National Association. The note evidencing the JW Marriott and Fairfield Inn & Suites Companion Loan accrues interest at the same rate as the JW Marriott and Fairfield Inn & Suites Mortgage Loan. The JW Marriott and Fairfield Inn & Suites Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the JW Marriott and Fairfield Inn & Suites Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The JW Marriott and Fairfield Inn & Suites Loan Pair” in the Free Writing Prospectus. The JW Marriott and Fairfield Inn & Suites Companion Loan is expected to be contributed to a future trust. The holders of the JW Marriott and Fairfield Inn & Suites Mortgage Loan and the JW Marriott and Fairfield Inn & Suites Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the JW Marriott and Fairfield Inn & Suites Loan Pair. The JW Marriott and Fairfield Inn & Suites Mortgage Loan will generally represent the controlling interest in the JW Marriott and Fairfield Inn & Suites Loan Pair and the JW Marriott and Fairfield Inn & Suites Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The JW Marriott and Fairfield Inn & Suites Loan Pair” in the Free Writing Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the JW Marriott and Fairfield Inn & Suites Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the JW Marriott and Fairfield Inn & Suites Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

Mortgage Loan No. 6 – Sun Communities Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

Mortgage Loan No. 6 – Sun Communities Portfolio

FLINT
Davison
Lapeer
Imlay City
Burton
Grand Blanc
Almont
Fenton
Romeo
Richmond
Auburn Hills
Chesterfield Township
Waterford
Rochester Hills
Pontiac
Shelby
Macomb Township
Mount Clemens
Troy
Sterling Heights
Clinton
Harrison
West Bloomfield
Birmingham
Wixom
Farmington Hills
Royal Oak
Warren
Roseville
Brighton
St. Clair Shores
Novi
Southfield
Oak Park
Whitmore Lake
Livonia
Lake St. Clair
Plymouth
Dearborn Heights
DETROIT
ANN ARBOR
Canton
Dearborn
CANADA
Westland
WINDSOR
PENNSYLVANIA
PHILADELPHIA
Toms River
West Chester
Cherry Hill
CAMDEN
Seaside Heights
Chester
Lindenwold
Oxford
WILMINGTON
Barnegat
Newark
New Castle
Hammonton
Elkton
NEW JERSEY
Beach Haven
Middletown
Vineland
Millville
Atlantic City
Ventnor City
Smyrna
Ocean City
Dover
Cape May Court House
Middle Township
Avalon
MD
Delaware Bay
Atlantic Ocean
DELAWARE
Wildwood
Cape May
Milford
Denton
Lewes
Rehoboth Beach
Georgetown
Seaford
Millsboro
Sun Communities Portfolio
1 Camelot Villa — Macomb Township, MI
2 Goldcoaster — Homestead, FL
3 Big Lake Timber — Middle Township, NJ
4 Town and Country — Garfield Township, MI
5 Continental North — Davison, MI
6 Fisherman's Cove — Flint, MI
7 Cider Mill — Middleville, MI
8 Byron Center — Byron Township, MI
9 Pine Hills — Middlebury, IN
Green Bay
Traverse City
Manistee
Cadillac
Manitowoc
Ludington
Clare
Sheboygan
Big Rapids
Bay City
WI
Midland
Saginaw
Port Washington
MICHIGAN
Muskegon
MILWAUKEE
Grand Rapids
St. Johns
Flint
Lake Michigan
Holland
Middleville
Racine
Byron Center
Lansing
Kenosha
Battle Creek
Ann Arbor
Waukegan
Kalamazoo
Jackson
Benton Harbor
Hillsdale
CHICAGO
South Bend
Toledo
Elkhart
Middlebury
Gary
INDIANA
OHIO
Immokalee
Boca Raton
Bonita Springs
Coral Springs
Pompano Bch
Golden Gate
FORT LAUDERDALE
Naples
Everglades Pkwy
Weston
Pembroke Pines
Hollywood
THE EVERGLADES
Hialeah
MIAMI
Marco Island
Miami Beach
Tamiami Trail
Coral Gables
EVERGLADES NATIONAL PARK
Homestead
Gulf of Mexico
Florida City
North Key Largo
Key Largo
Tavernier
Atlantic Ocean
Islamorada
Big Pine Key
Marathon
Cudjoe Key
Key West

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

Mortgage Loan No. 6 – Sun Communities Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Credit Assessment:	NR/NR/NR	Property Address(3):	Various
(DBRS/Fitch/Moody’s)
Original Balance:	$69,061,661	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$69,061,661	Detailed Property Type(3):	Various
% of Initial Pool Balance:	4.7%	Number of Pads:	3,143 Pads
Loan Purpose:	Refinance	Cut-off Date Balance per Unit/SF:	$21,973
Borrower Name(s)(1):	Various	Balloon/ARD Balance per Unit/SF:	$19,440
Sponsor(s):	Sun Communities Operating Limited Partnership	Year Built/Year Renovated(3):	Various
Title Vesting:	Fee
Mortgage Rate:	4.900%	Property Manager:	Sun Communities Operating Limited Partnership
Note Date:	12/31/2013
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	1/1/2024	UW Revenues:	$13,146,446
IO Period:	36 months	UW Expenses:	$5,060,218
Original Term to Maturity or ARD:	120 months	UW NOI:	$8,086,228
Seasoning:	1 month	UW NCF:	$7,917,525
Original Amortization Term:	360 months	UW NOI DSCR:	1.84x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.80x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)	UW NCF Debt Yield:	11.5%
Lockbox/Cash Management:	Soft/Springing	UW NCF Debt Yield at Maturity:	13.0%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$8,126,248 (10/31/2013 TTM)
Subordinate Mortgage Debt:	None	2nd Most Recent NOI (As of):	$7,805,371 (12/31/2012)
Mezzanine Debt:	None	3rd Most Recent NOI (As of):	$7,102,875 (12/31/2011)
Reserves(2)	Appraised Value:	$105,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/21/2013 - 11/14/2013
RE Tax:	$53,708	$77,721	NAP	Cut-off Date LTV Ratio:	65.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.8%
Recurring Replacements:	$0	Springing	$350,000	Occupancy Rate (As of):	85.1% (10/31/2013)
2nd Most Recent Occupancy (As of):	80.6% (12/31/2012)
3rd Most Recent Occupancy (As of):	79.9% (12/31/2011)

(1)	See “—The Borrower and the Sponsor” below for a complete list of the borrowing entities.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See Property Summary table below for further information.

Sun Communities Portfolio Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Sun Communities Portfolio Mortgage Loan”) is evidenced by a note in the original principal amount of $69,061,661 and is secured by first priority fee mortgages encumbering nine manufactured housing communities located in four states (the “Sun Communities Portfolio Properties”).

The Sun Communities Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of January 1, 2024. The Sun Communities Portfolio Mortgage Loan requires payments of interest only for the initial 36 months and payments of principal and interest thereafter. The Sun Communities Portfolio Mortgage Loan may be prepaid in whole on any payment date on or after the first due date following the second anniversary of the securitization closing date, together with the greater of a yield maintenance premium and 1% of the prepayment amount. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Sun Communities Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

Sources and Uses(1)

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$141,500,000	79.4%	Loan Payoff:	$177,089,207	94.3%
Sponsor Equity:	$36,734,535	20.6%	Reserves:	$53,708	0.0%
			Closing Costs:	$1,091,620	0.6%
Total Sources:	$178,234,535	100.0%	Total Uses:	$178,234,535	100.0%

(1)
The Sun Communities Portfolio Properties were financed with nine other assets that are not included as collateral for the MSBAM 2014-C14 securitization for a total loan amount of $141,500,000. The other nine assets are expected to be contributed to a future securitization.

The Borrower and the Sponsor. The Sun Communities Portfolio borrowers are Sun Big Timber RV LLC, Cider Mill Village Mobile Home Park, LLC, Sun Continental North LLC, Aspen-Byron Project, LLC, Sun Camelot Villa LLC, Sun Fisherman’s Cove LLC, Sun Gold Coaster LLC, Sun Pine Hills LLC and Aspen-Town & Country Associates II, LLC, each of which is a Michigan limited liability company with two independent directors (collectively, the “Sun Communities Portfolio Borrower”). Equity ownership in each entity is held by Sun Communities Operating Limited Partnership (99.5%) and Sun QRS Pool B, Inc. (0.5%). The sponsor and nonrecourse carve-out guarantor of the Sun Communities Portfolio Mortgage Loan is Sun Communities Operating Limited Partnership. Sun Communities Operating Limited Partnership is owned (94.54%) by Sun Communities, Inc. (NYSE: SUI) (“Sun Communities”). Sun Communities is a publicly traded real estate investment trust that owns and operates 188 manufactured housing and recreational vehicle communities in 26 states. As of the fiscal year ended December 31, 2012, Sun Communities reported revenue of approximately $328.0 million.

The Mortgaged Property. The Sun Communities Portfolio Properties consist of nine manufactured housing communities totaling 3,143 pads located in Michigan, Florida, New Jersey and Indiana. The properties were constructed between 1960 and 1989 and have undergone periodic renovations. There are four 4-star properties (Goldcoaster, Town and Country, Fisherman’s Cove and Cider Mill), one 3.5-star property (Camelot Villa), three 3-star properties (Continental North, Byron Center and Pine Hills) and one recreational vehicle (“RV”) community (Big Lake Timber). The Sun Communities Portfolio Properties feature a range of amenities including playgrounds, basketball courts, swimming pools, clubhouses and RV storage.

The following table presents certain information relating to the Sun Communities Portfolio Properties:

Property Summary
Property	Location	Property Sub-Type	Allocated Cut-off Loan Amount	% of Allocated Cut-off Loan Amount	Year Built/ Renovated	No. of Pads	Occupancy(1)		Appraised Value
Camelot Villa	Macomb Township, MI	Manufactured Housing	$17,197,838	25%	1971/NAP	712	77.0%		$25,000,000
Goldcoaster	Homestead, FL	Manufactured Housing	$14,044,141	20%	1970/1994	545	99.3%	(2)	$21,500,000
Big Lake Timber	Middle Township, NJ	Recreational Vehicle	$11,330,944	16%	1978/NAP	528	100.0%		$19,150,000
Town and Country	Garfield Township, MI	Manufactured Housing	$5,537,656	8%	1966/NAP	192	99.0%		$8,600,000
Continental North	Davison, MI	Manufactured Housing	$5,025,939	7%	1973/NAP	474	53.2%		$7,650,000
Fisherman’s Cove	Flint, MI	Manufactured Housing	$5,003,982	7%	1986/NAP	162	94.4%		$7,150,000
Cider Mill	Middleville, MI	Manufactured Housing	$4,800,569	7%	1989/NAP	258	82.2%		$7,300,000
Byron Center	Byron Township, MI	Manufactured Housing	$3,383,959	5%	1960/NAP	143	93.7%		$5,100,000
Pine Hills	Middlebury, IN	Manufactured Housing	$2,736,633	4%	1969/NAP	129	89.1%		$4,250,000
Total/Wtd. Avg.			$69,061,661	100%		3,143	85.1%		$105,700,000

(1)	Occupancy as of October 31, 2013

(2)	Occupancy excludes 90 seasonal RV sites

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

The Market. The Sun Communities Portfolio Properties consist of six manufactured housing communities located in Michigan, one manufactured housing community located in Florida, one recreational vehicle community located in New Jersey and one manufactured housing community located in Indiana.

The following table presents certain information relating to sales comparables for the Sun Communities Portfolio Properties:

Sales Comparison Summary

Property	Location	Range of Comparable Sales Price per Home Site	Average Comparable Sales Price per Home Site
Camelot Villa	Macomb Township, MI	$27,642 - $41,698	$34,052
Goldcoaster	Homestead, FL	$31,113 - $59,459	$38,498
Big Lake Timber	Middle Township, NJ	$7,588 - $34,353	$21,381
Town and Country	Garfield Township, MI	$27,642 - $41,698	$34,052
Continental North	Davison, MI	$11,278 - $26,352	$17,611
Fisherman’s Cove	Flint, MI	$27,642 - $42,725	$34,343
Cider Mill	Middleville, MI	$27,642 - $41,698	$34,052
Byron Center	Byron Township, MI	$27,642 - $41,698	$34,052
Pine Hills	Middlebury, IN	$27,642 - $42,725	$34,343

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sun Communities Portfolio Properties:

Cash Flow Analysis

	2011	2012	10/31/2013 TTM	UW	UW per Pad
Gross Potential Rental Income	$13,223,885	$14,335,122	$14,213,403	$14,759,172	$4,696
Expense Reimbursements	$585,781	$651,604	$568,292	$655,462	$209
Other Income	$417,331	$446,762	$427,659	$454,557	$145
Less Vacancy & Collection Loss	($1,718,927)	($1,896,594)	($1,794,905)	($2,195,569)	($699)
Less Concessions/Other	($354,036)	($384,324)	($405,977)	($527,177)	($168)
Effective Gross Income	$12,154,035	$13,152,569	$13,008,473	$13,146,446	$4,183
Total Operating Expenses	$5,051,160	$5,347,199	$4,882,224	$5,060,218	$1,610
Net Operating Income	$7,102,875	$7,805,371	$8,126,248	$8,086,228	$2,573
TI/LC	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$168,703	$54
Net Cash Flow	$7,102,875	$7,805,371	$8,126,248	$7,917,525	$2,519

Occupancy%	79.9%	80.6%	85.1%	81.6%
NOI DSCR	1.61x	1.77x	1.85x	1.84x
NCF DSCR	1.61x	1.77x	1.85x	1.80x
NOI Debt Yield	10.3%	11.3%	11.8%	11.7%
NCF Debt Yield	10.3%	11.3%	11.8%	11.5%

Escrows and Reserves. The Sun Communities Portfolio Borrower is required to escrow $53,708 at loan origination and $77,721 monthly for annual real estate taxes. The Sun Communities Portfolio Borrower is required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the Sun Communities Portfolio Properties are part of a “blanket policy” acceptable to the lender). During a Reserve Period (as defined below), the Sun Communities Portfolio Borrower is required to deposit $14,059 for replacement reserves monthly (capped at $350,000). A “Reserve Period” will generally commence when an event of default occurs or the debt service coverage ratio is less than 1.30x for the immediately preceding 12-month period and end on the date no event of default is continuing or the debt service coverage ratio equals or exceeds 1.40x for the immediately preceding 12-month period.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Sun Communities Portfolio Mortgage Loan. The Sun Communities Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept on each business day to an account designated by the Sun Communities Portfolio Borrower. During a Cash Sweep Period, funds are swept on each scheduled payment date to the lender’s cash management account. The Sun Communities Portfolio Borrower will be required to deposit all excess cash with respect to the Sun Communities Portfolio Mortgage Loan to an account to be held by the lender as additional security for the Sun Communities Portfolio Mortgage Loan during a Cash Sweep Period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Sun Communities Portfolio

A “Cash Sweep Period” will generally commence on the date upon which the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and end when the debt service coverage ratio for the immediately preceding 12-month period equals or exceeds 1.20x.

Property Management. The Sun Communities Portfolio Property is managed by Sun Communities Operating Limited Partnership, an affiliate of the Sun Communities Portfolio Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Provided no event of default has occurred and is continuing, the Sun Communities Portfolio Borrower is permitted to, after the date that is two years from the securitization closing date, obtain a release of the lien of the mortgage as to any individual Sun Communities Portfolio Property (each, an “Individual Property”) through partial defeasance or prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the Sun Communities Portfolio Mortgage Loan documents, including, but not limited to the following: (A) payment of an amount equal to the greater of (i) 120% of the allocated loan amount for the Individual Property to be released (125% of the allocated loan amount in the case of the Big Timber Lake property) and (ii) an amount that would cause the remaining properties to have a debt service coverage ratio of not less than the greater of (x) the debt service coverage ratio for the 12-month period preceding such release and (y) 1.60x; (B) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of the MSBAM 2014-C14 Certificates; (D) delivery of an opinion of counsel to the effect that the trust will not fail to maintain its status as a REMIC as a result of such release; and (E) solely with respect to a release through a prepayment with a yield maintenance premium, the ratio of the unpaid principal balance of the Sun Communities Portfolio Mortgage Loan to the value of the remaining real property relating to the Sun Communities Portfolio Properties is less than 125%.

Terrorism Insurance. The Sun Communities Portfolio Borrower is required pursuant to the Sun Communities Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Sun Communities Portfolio Properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Columbia

Mortgage Loan No. 7 – Aspen Heights – Columbia

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Columbia

Mortgage Loan No. 7 – Aspen Heights – Columbia

Aspen Heights - Columbia
3600 Aspen Heights Parkway
Columbia, MO 65201
COLUMBIA
Downtown
Kansas City
120 miles
St. Louis
118 miles
Columbia Regional Airport
3 miles
BOONE COUNTY
E. Brown School Rd.
Smiley Ln.
Blue Ridge Rd.
Brown Station Rd.
Mexico Gravel Rd.
N. Creasy Springs Rd.
N. Garth Ave.
Vandiver Dr.
Paris Rd.
N. Ballenger Ln.
Clark Ln.
N. Providence Rd.
W. Broadway
E. Broadway
St. Charles Rd.
E. Richland Rd.
S. Scott Blvd.
E. Fulton Gravel Rd.
Old U.S. Hwy. 63
Forum Blvd.
W. Vaughter School Rd.
Grindstone Pkwy.
E. New Haven Rd.
E. Nifong Blvd.
L. A. Nickel Golf Course
Cosmo Park
Columbia Mall
Albert-Oakland Park
Lake of the Woods Golf Course
Columbia College
Columbia Country Club
Stephens Lake Park
Broadway Market Place
Boone Hospital Center
University of Missouri
University Hospital
Memorial Stadium
Mizzou Arena
Hulen Lake
Forum Shopping Center
A. L. Gustin Golf Course
Twin Lakes Recr. Area
Forum Nature Area
Grindstone Nature Area
Country Club of Missouri
Rock Bridge Shopping Ctr.
Perry Phillips Lake
Rock Bridge Memorial State Park
IOWA
ILLINOIS
MISSOURI
KS
OK
ARKANSAS
TN
Peoria
Kirksville
Springfield
St. Joseph
Chillicothe
Quincy
Moberly
Topeka
KANSAS CITY
Columbia
Olathe
Overland Park
O'Fallon
Alton
Chesterfield
ST. LOUIS
Clinton
Jefferson City
Rolla
Fort Scott
Waynesville
Farmington
Pittsburg
Joplin
Springfield
West Plains
Poplar Bluff
Rogers
Harrison
Fayetteville
Jonesboro

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Columbia

Mortgage Loan No. 7 – Aspen Heights - Columbia

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment:	NR/NR/NR	Property Address:	3600 Aspen Heights Parkway
(DBRS/Fitch/Moody’s)	Columbia, MO 65201
Original Balance:	$50,600,000	General Property Type:	Multifamily
Cut-off Date Balance:	$50,600,000	Detailed Property Type:	Student Housing
% of Initial Pool Balance:	3.4%	Number of Units:	318 Units
Loan Purpose:	Refinance	Cut-off Date Balance per Unit/SF:	$159,120
Borrower Name(s):	Breckenridge Group Columbia	Balloon/ARD Balance per Unit/SF:	$147,110
Missouri, LLC	Year Built/Year Renovated:	2013/NAP
Sponsor:	BRG Partners, LP	Title Vesting:	Fee
Mortgage Rate:	5.070%	Property Manager:	Breckenridge Property Management
Note Date:	1/3/2014	(2013), LLC
First Payment Date:	3/1/2014
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	2/1/2024	UW Revenues:	$6,277,345
IO Period:	60 months	UW Expenses:	$2,088,479
Original Term to Maturity or ARD:	120 months	UW NOI:	$4,188,866
Seasoning:	0 months	UW NCF:	$4,093,466
Original Amortization Term:	360 months	UW NOI DSCR:	1.27x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.25x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (24); YM1 (92); O (4)	UW NCF Debt Yield:	8.1%
Lockbox/Cash Management:	Soft/Springing	UW NCF Debt Yield at Maturity:	8.8%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$4,458,022 (10/31/2013 T-3 Ann.)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of)(2):	NAP
Mezzanine Debt:	Permitted	Third Most Recent NOI (As of)(2):	NAP
Reserves(1)	Appraised Value:	$71,830,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/12/2013
RE Tax:	$0	$36,983	NAP	Cut-off Date LTV Ratio:	70.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	65.1%
Recurring Replacements:	$0	$7,950	NAP	Occupancy Rate (As of):	93.5% (12/9/2013)
2nd Most Recent Occupancy)(2):	NAP
3rd Most Recent Occupancy)(2):	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Aspen Heights - Columbia Property is newly constructed. Historical financials and occupancy rates are not available.

The Aspen Heights - Columbia Mortgage Loan

The Mortgage Loan.

The seventh largest mortgage loan (the “Aspen Heights - Columbia Mortgage Loan”) is evidenced by a note in the original principal amount of $50,600,000 and is secured by a first priority fee mortgage encumbering a student housing property known as Aspen Heights - Columbia located in Columbia, Missouri (the “Aspen Heights - Columbia Property”). The proceeds of the Aspen Heights - Columbia Mortgage Loan were used to refinance a previous construction loan of approximately $33,356,914. Total construction costs were certified as approximately $55,603,050, including approximately $3,256,021 of development and development fee expenses.

The Aspen Heights - Columbia Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months, with a maturity date of February 1, 2024. The Aspen Heights - Columbia Mortgage Loan requires payments of interest only for its initial 60 months and payments of principal and interest thereafter. After February 29, 2016, the Aspen Heights - Columbia Mortgage Loan may be prepaid in whole on any payment date, or on any other date with interest that would have accrued thereon to the next payment date, together with the greater of a yield maintenance premium and 1% of the prepayment amount. The Aspen Heights - Columbia Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Columbia

The below table summarizes the sources and uses related to the Aspen Heights - Columbia Mortgage Loan:

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,600,000	100.0%	Loan Payoff:	$33,356,914	65.9%
			Closing Costs:	$535,288	1.1%
			Other Costs:	$4,763,386	9.4%
			Return of Equity:	$11,944,411	23.6%
Total Sources:	$50,600,000	100.0%	Total Uses:	$50,600,000	100.0%

The Borrower and the Sponsor. The borrower is Breckenridge Group Columbia Missouri, LLC (the “Aspen Heights - Columbia Borrower”), a single purpose Delaware limited liability company with two independent directors. The Aspen Heights - Columbia Borrower is majority indirectly owned by the Aspen Heights Fund (2013), LP, which is partially owned and controlled by Gregory Henry. Gregory Henry is the nonrecourse carve-out guarantor.

Gregory Henry is the founder of Aspen Heights Management, an Austin, Texas-based student housing developer, which, since 2006, has developed 15 student housing projects totaling approximately 9,300 beds.

The Aspen Heights - Columbia Borrower is affiliated with the borrower under one other mortgage loan with an outstanding principal balance of $28,050,000 as of the Cut-off Date, which is also included in the MSBAM 2014-C14 transaction.

The Mortgaged Property. The Aspen Heights - Columbia Property is a 318 apartment student housing complex with 972 bedrooms in 204 two-story buildings located in Columbia, Missouri. The complex was constructed in 2013 and opened in August of that year. The Aspen Heights - Columbia Property caters primarily to students attending the University of Missouri - Columbia and is located approximately three miles southeast of the university campus. Common amenities include a resort style pool, a fitness center, a theater room, a business center, a study room, a yoga/spin room, a cardiovascular room, a tanning booth, a community room and a game room. The individual apartments contain full kitchens, clothes washers and dryers, a full bathroom associated with each bedroom and a common half bathroom. Apartments may be rented unfurnished or furnished with an additional fee. Most apartments have private patios or balconies. There are 972 parking spaces.

The University of Missouri - Columbia was founded in 1839 as the first public university west of the Mississippi River. It is the State of Missouri’s largest public research university offering more than 300 degree programs through 19 colleges and schools and is one of five universities nationwide with law, medicine, veterinary medicine and a nuclear research reactor on one campus. Fall 2013 enrollment was approximately 34,658 students, up from 23,280 in the fall of 2000.

The Market. The Aspen Heights - Columbia Property is located in Columbia, Boone County, Missouri, approximately three miles southeast of the University of Missouri - Columbia campus and serves primarily as housing for university students. The university itself has approximately 6,700 beds in campus dormitories and apartments, including 450 beds at a private apartment complex that the university leased to meet fall 2012 enrollment. Most of the existing 25 residence halls are approximately 30 to 60 years old, except for one complex that was completed in 2004 and one in 2006. In addition, the university is in the process of constructing a 330 bed residence hall that is scheduled for completion in April 2015. The university currently plans to renovate or replace all of its residential halls and expand capacity in total by approximately 1,000 beds. Below is a chart of comparable apartment rentals, all of which are deemed comparable with respect to location.

Competitive Property Summary
Property	Location	Year Built	Occ.	No. Units	Avg. Size (SF)	No. of Bedrooms	Avg. Rent per Unit	Avg. Rent per Bed
Grindstone Canyon	3101 Old 63 South Columbia, MO	2002	96%	200	999	382	$1,242	$650
The Reserve @ Columbia	2500 Old 63 South Columbia, MO	2000	94%	260	842	676	$1,291	$496
Gateway at Columbia	3904 Buttonwood Drive Columbia, MO	2006	93%	138	1,283	450	$1,571	$482
Copper Beech	3217 Old 63 South Columbia, MO	2006	100%	214	1,751	654	$1,519	$497
Campus Lodge	2900 Old 63 South Columbia, MO	2005	100%	192	1,331	768	$1,900	$475
The Grove	3200 S Rock Quarry Road Columbia, MO	2011	70%	221	1,145	632	$1,514	$530
The Cottages of Columbia	2400 E Nifong Boulevard Columbia, MO	2009	99%	145	1,650	517	$1,922	$539
Domain at Columbia	3100 East Stadium Drive Columbia, MO	2013	99%	228	1,168	654	$1,866	$650
Aspen Heights (Subject Property)	3600 Aspen Heights Parkway Columbia, MO	2013	92%	318	1,830	972	$1,738	$568

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Columbia

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Heights - Columbia Property:

Cash Flow Analysis(1)
	2010	2011	2012	10/31/2013 T-3 Ann.		UW	UW per Unit
Base Rent	$0	$0	$0	$6,481,488		$6,482,172	$20,384
Discounts/Concessions	$0	$0	$0	$0		($54,628)	($172)
Other Income	$0	$0	$0	$319,287		$384,580	$1,209
Less Vacancy & Credit Loss	$0	$0	$0	($603,599)		($534,779)	($1,682)
Effective Gross Income	$0	$0	$0	$6,197,176		$6,277,345	$19,740
Total Operating Expenses	$0	$0	$0	$1,739,154		$2,088,479	$6,568
Net Operating Income	$0	$0	$0	$4,458,022		$4,188,866	$13,173
Capital Expenditures	$0	$0	$0	$0		$95,400	$300
Net Cash Flow	$0	$0	$0	$4,458,022		$4,093,466	$12,873
Occupancy %	NAP	NAP	NAP	93.3%	(2)	91.8%
NOI DSCR	NAP	NAP	NAP	1.36x		1.27x
NCF DSCR	NAP	NAP	NAP	1.36x		1.25x
NOI Debt Yield	NAP	NAP	NAP	8.8%		8.3%
NCF Debt Yield	NAP	NAP	NAP	8.8%		8.1%

(1)	The Aspen Heights - Columbia Property is new construction which opened in August 2013. The historical financials provided above represent three months of property operations, annualized.

(2)	The T-3 Occupancy % is based on a November 18, 2013 rent roll.

Escrows and Reserves. The Aspen Heights - Columbia Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Aspen Heights - Columbia Borrower maintains insurance under an acceptable blanket insurance policy). The Aspen Heights - Columbia Borrower is also required to make monthly deposits of $7,950 for replacement reserves (which amount may be increased by the lender if the lender determines that an increase is reasonably necessary to maintain proper operation of the Aspen Heights - Columbia Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Aspen Heights - Columbia Mortgage Loan (i.e.: the Aspen Heights - Columbia Borrower, a third party processor and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Aspen Heights - Columbia Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Aspen Heights - Columbia Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Aspen Heights - Columbia Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, so long as no event of default has occurred and is continuing, to the Aspen Heights - Columbia Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Aspen Heights - Columbia Borrower in connection with the operation and maintenance of the Aspen Heights - Columbia Property approved by the lender, and to remit the remainder to an account to be held by the lender as additional security for the Aspen Heights - Columbia Mortgage Loan.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) the debt service coverage ratio being less than 1.10x and continue until the debt service coverage ratio has been not less than 1.10x for the immediately preceding six consecutive calendar months.

Property Management. The Aspen Heights - Columbia Property is managed by Breckenridge Property Management (2013), LLC, an affiliate of the Aspen Heights - Columbia Borrower.

Mezzanine Loan and Preferred Equity. Solely in connection with a sale of the Aspen Heights - Columbia Property and corresponding assumption of the Aspen Heights - Columbia Mortgage Loan, mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted, subject to approval by the rating agencies and various other conditions including: (i) no event of default exists, (ii) the mezzanine lender is an institutional lender acceptable to the lender and the lender approves of the material terms of the Permitted Mezzanine Financing and the terms and provisions of the Permitted Mezzanine Financing documents, (iii) the amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new or updated appraisal acceptable to lender) or an aggregate debt service coverage ratio less than 1.25x, (iv) the collateral for the mezzanine loan is a pledge of the ownership interests in the Aspen Heights - Columbia Borrower and (v) the mezzanine lender and the lender enter into an intercreditor agreement acceptable to the lender and rating agencies.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Aspen Heights - Columbia Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and twelve (12) months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Heights - Columbia Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

LEVEL ONE

NORDSTROM
GOT SLEEP?
DEMASQE
EXPRESS
OPEN
STERLING WORKS
JADE GALORE JEWELERS & WATCH CO.
LA BAGUETTE
SKINFOOD
ORO GOLD COSMETICS
VICTORIA'S SECRET
Brookstone
PLACE
LORNA JANE ACTIVE LIVING
FRANCESCA'S COLLECTIONS
GIANT'S DUGOUT
KAY
STORAGE
TYPO
J.Jill
FOREVER 21
HOLLYWOOD EYEBROW
GGP SAME DAY DELIVERY PROGRAM
PERFECT FINGERS
REGIS SALONS
VACANT
OPEN
macy's
EARTH BAR
Kiehl's
VACANT
PAPYRUS
L'OCCITANE
OPPI YOGURT
MARBLES: THE BRAIN STORE
GODIVA
BARE ESCENTUALS
CATHY JEAN
Gymboree
THE BODY SHOP
UNIQLO
ART OF REFLEXOLOGY
BOUDIN
VACANT
COCOLA BAKERY & PASTRY
Olive Garden
N
Anchor/Major
In-line
Vacant
Future Occupancy
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

# LEVEL TWO

NORDSTROM
H&M
claire's
J.CREW
ANN TAYLOR
AVEDA
Clarks
ALDO
LENSCRAFTERS
LOVESAC
PANDORA
BANANA REPUBLIC
GAP
Lids
VANS
VACANT
macy's
FULLY LACED
Hallmark
OPEN
OPEN
OPEN
OPEN
OPEN
VACANT
Bath&BodyWorks
Foot Locker
BLOOM
SEPHORA
TOKYO EXPRESS
LOVE BERRY
HOT DOG ON A STICK
SAN FRANCISCO SOUP COMPANY
SORABOL
JALAPENOS MEXICAN KITCHEN & GRILL
TORRID
wet seal
COTTON ON
CHAMPS
at&t
CALIFORNIA CRISP
GREAT STEAK & POTATO COMPANY
Anchor/Major
In-line
Vacant
Future Occupancy
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

San Francisco Bay
Alcatraz Island
Treasure Island
Marin County
Golden Gate Bridge
Presidio of San Francisco
Marina
Russian Hill
North Beach
Nob Hill
Chinatown
Downtown
Pacific Heights
Presidio Heights
Western Addition
Richmond
Golden Gate Park
Haight Ashbury
Buena Vista Park
Castro
Mission
SoMa
South Beach
Potrero Hill
Sunset
SAN FRANCISCO
Twin Peaks
Noe Valley
Glen Canyon Park
Stonestown Galleria
3251 20th Avenue
San Francisco, CA 94132
San Francisco County
San Francisco Zoo
San Francisco State University
Lake Merced
Ocean View
Excelsior
McLaren Park
Bayview
Hunters Point
Pacific Ocean
San Mateo County
San Bruno Mountain State Park
DALY CITY
SAN FRANCISCO
OAKLAND
SAN JOSE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Mortgage Loan No. 8 – Stonestown Galleria

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	3251 20th Ave San Francisco, CA 94132

Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	3.4%			Net Rentable Area(3):	585,830 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF(1):	$307
Borrower Name(s):	Stonestown Shopping Center, L.P.			Balloon/ARD Balance per Unit/SF(1):	$281
Sponsor:	General Growth Properties, Inc.			Year Built/Year Renovated:	1952/1987
Mortgage Rate:	4.390%			Title Vesting:	Fee
Note Date:	9/30/2013			Property Manager:	Stonestown Shopping Center, L.P.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$29,425,771
IO Period:	60 months			UW Expenses:	$10,258,741
Original Term to Maturity or ARD:	120 months			UW NOI(1):	$19,167,030
Seasoning:	4 months			UW NCF(1):	$18,145,552
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.77x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.68x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF Debt Yield(1):	10.1%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity(1):	11.0%
Pari Passu Mortgage Debt(1):	$130,000,000			Most Recent NOI (As of):	$15,867,250 (10/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$15,149,365 (12/31/2012)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$15,749,509 (12/31/2011)
Reserves(2)				Appraised Value(4):	$318,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/16/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	51.8%
Recurring Replacements:	$0	Springing	$114,492	Occupancy Rate (As of)(5):	95.0% (10/31/2013)
TI/LC:	$0	Springing	$264,379	2nd Most Recent Occupancy (As of)(6):	91.7% (12/31/2012)
				3rd Most Recent Occupancy (As of)(6):	85.3% (12/31/2011)
				4th Most Recent Occupancy (As of)(6):	81.8% (12/31/2010)
				5th Most Recent Occupancy (As of)(6):	92.8% (12/31/2009)
				6th Most Recent Occupancy (As of)(6):	90.6% (12/31/2008)

(1)
The Stonestown Galleria Mortgage Loan is part of the Stonestown Galleria Non-Serviced Loan Combination evidenced by four pari passu notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance per Unit/SF, Balloon/ARD Balance per Unit/SF, UW NOI, UW NCF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $180,000,000 Stonestown Galleria Non-Serviced Loan Combination balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The Net Rentable Area includes improvements owned by the Stonestown Galleria Borrower and, in the case of an approximately 160,505 SF Nordstrom store, improvements located on land that is owned by the Stonestown Galleria Borrower. It includes 13,300 SF of space located on an outparcel that may be released at any time without a partial prepayment. It excludes the non-collateral Macy’s store of approximately 267,788 SF, which is tenant owned in fee.

(4)
The Appraised Value represents the appraised value of the Stonestown Galleria Property “as-is” value without any value for the two release parcels described in “—Expansion, Release and Substitution of Property” below.

(5)
The Occupancy Rate includes four tenants with executed leases, including Blue Sushi, Things Remembered, Fully Laced and Earth Bar, totaling approximately 6,163 SF, which are scheduled to open during the first half of 2014.

(6)
The 2012, 2011 and 2010 Occupancy rates reflect non-temporary in-line tenants only. Temporary tenants, which do not pay contractual base rents, occupied an additional 4.1% of SF in 2012, 13.0% SF in 2011 and 3.3% of SF in 2010.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

The Stonestown Galleria Mortgage Loan

The Mortgage Loan. The eighth largest mortgage loan (the “Stonestown Galleria Mortgage Loan”) is part of a pari passu loan combination (the “Stonestown Galleria Non-Serviced Loan Combination”) evidenced by multiple pari passu notes in the aggregate principal amount of $180,000,000, all of which are secured by the same first priority fee mortgage encumbering a portion of the super-regional mall known as Stonestown Galleria Center in San Francisco, California (the “Stonestown Galleria Property”). The Stonestown Galleria Mortgage Loan is evidenced by one pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The pari passu notes not included in the issuing entity (Notes A-1, A-3 and A-4) evidence a related companion loan (the “Stonestown Galleria Non-Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $130,000,000. The Stonestown Galleria Non-Serviced Companion Loan has similar features and terms as the Stonestown Galleria Mortgage Loan and was contributed to the MSBAM 2013-C13 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the Stonestown Galleria Non-Serviced Loan Combination were used to refinance two previous loans totaling approximately $205,655,149, which were included in the MLCFC 2006-3 securitization. These loans were repaid by the Stonestown Galleria Borrower (as defined below) on September 3, 2013, prior to the Stonestown Galleria Mortgage Loan origination date.

The Stonestown Galleria Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months, with a maturity date of October 1, 2023. The Stonestown Galleria Mortgage Loan requires payments of interest only for the initial 60 months and payments of principal and interest thereafter. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of this transaction. The Stonestown Galleria Mortgage Loan is open to prepayment at par during the final six months of the loan term.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,000,000	87.0%	Loan Payoff(2):	$205,655,149	99.4%
Previous Loan Reserves:	$4,748,799	2.3%	Previous Loan Interest:	$1,026,160	0.5%
Sponsor Equity:	$22,234,177	10.7%	Closing Costs:	$301,667	0.1%
Total Sources:	$206,982,976	100.0%	Total Uses:	$206,982,976	100.0%

(1)	The Stonestown Galleria Mortgage Loan represents a pari passu portion of the Stonestown Galleria Non-Serviced Loan Combination which totals $180,000,000.

(2)	The previous loan was repaid by the Stonestown Galleria Borrower on September 3, 2013, approximately 27 days prior to the Stonestown Galleria Mortgage Loan origination date.

The Borrower and the Sponsor. The borrower is Stonestown Shopping Center, L.P. (the “Stonestown Galleria Borrower”), a single-purpose Delaware limited partnership with two independent directors. The Stonestown Galleria Borrower is indirectly owned and controlled by General Growth Properties, Inc.

General Growth Properties, Inc. (NYSE: GGP) (“GGP”) is a fully integrated, self-managed and self-administered real estate investment trust focused primarily on owning, managing, leasing, and redeveloping regional malls throughout the United States. GGP’s portfolio is comprised of 123 regional malls in the United States totaling approximately 128 million SF. GGP is headquartered in Chicago, Illinois. GGP and a number of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November of 2010. The nonrecourse carve-out guarantor is GGPLP L.L.C. As of June 30, 2013, GGPLP L.L.C. reported total assets of approximately $5.15 billion, total liabilities of approximately $3.2 billion, and total equity of approximately $1.95 billion.

The Mortgaged Property. The Stonestown Galleria Property consists of 585,830 SF of anchor, major, in-line and out-parcel space within the two-story, Stonestown Galleria Center, a super-regional mall with a five-story medical office building. The Stonestown Galleria Property was originally constructed in 1952 as a grocery-anchored community shopping center. In 1987/1988 the Stonestown Galleria Center was enclosed, expanded and renovated to its current size and configuration. Retail space at the center includes approximately 853,618 SF. Approximately 267,788 SF of the total retail space is owned and operated by the Macy’s anchor tenant and is not collateral for the Stonestown Galleria Mortgage Loan, although the Macy’s tenant does contribute common area maintenance (“CAM”) payments. The medical office building, which totals approximately 55,563 SF, may be released from the collateral at any time without partial prepayment. This building was not underwritten, is not included in the Stonestown Galleria Property rent roll, and is not included in the appraised value. In addition, an outparcel currently improved with a 13,300 SF United Artists Theatre may be released from the collateral for the Stonestown Galleria Mortgage Loan at any time without partial prepayment. No income is underwritten for that tenant, and income from that tenant is not included in the appraised value. See “—Expansion, Release and Substitution of Property” below for further discussion.

In addition to the non-collateral Macy’s anchor tenant mentioned above, the Stonestown Galleria Property is anchored by an approximately 160,505 SF Nordstrom store, which is constructed on approximately 1.7 acres of land owned by the Stonestown Galleria Borrower, and which pays no base rent to the Stonestown Galleria Borrower. However, Nordstrom does contribute CAM payments and pays percentage rent on any sales between $35 million and $135 million, annually. The remainder of the retail space consists of approximately 292,972 SF of occupied and vacant in-line space, 108,485 SF of major tenant space occupied by a Sports Authority store, a Trader Joe’s store, a L.A. Fitness health club and a Uniqlo store, 6,958 SF of food court space and 3,610 of vacant outparcel space (not including the United Artists Theatre mentioned above). The Stonestown Galleria Center in its entirety has 3,671 parking spaces, or approximately four spaces per 1,000 SF of GLA, including 2,527 surface spaces, 275 subterranean spaces, 714 structure spaces and 155 spaces associated with the contiguous medical office building.

As of October 31, 2013, the Stonestown Galleria Property was 95.0% leased, including the United Artists Theatre tenant. Comparable in-line store and food court sales, representing approximately 200,777 SF, for the trailing 12 months ending October 31, 2013, were approximately $647 PSF, with average occupancy costs of 12.6%, including sales at the Apple Store located at the Stonestown Galleria Property. Excluding the 8,950 SF Apple store, the average comparable in-line and food court sales for the period were $474 PSF, with average occupancy costs of 17.4%. The reported 2012, 2011 and 2010 in-line and food court sales, without the Apple Store, were $435 PSF, $400 PSF and $373 PSF, respectively.

Anchor and Major Tenants.

Nordstrom (160,505 SF, 27% of NRA, 0% of underwritten base rent). Nordstrom, Inc. (NYSE: JWN) (“Nordstrom”) leases land at the Stonestown Galleria Property on which the tenant constructed and operates a 160,505 SF store. The lease began on April 9, 1987 and has a current expiration date of April 8, 2022, with seven 10-year lease extension options followed by one four-year lease extension option. Nordstrom may terminate its lease upon

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

12 months prior notice if it ceases operating in its space. Nordstrom does not pay base rent at the Stonestown Galleria Property, but does pay pro-rata common area pass-through expenses. Nordstrom will also pay percentage rent based on sales at the Stonestown Galleria Property between $35 million and $135 million, annually. Nordstrom operates 117 full-line stores and 141 Nordstrom Rack stores and reported 2012 sales of $11.8 billion.

L.A. Fitness (47,821 SF, 8% of NRA, 7% of underwritten base rent). Fitness International, LLC (“L.A. Fitness”), d/b/a City Sports Club, leases 47,821 SF at the Stonestown Galleria Property and operates the space as a health club. The lease began on November 1, 2013 and has a current expiration date of January 31, 2028, with two five-year lease extension options. L.A. Fitness is a private health club operator in the United States and Canada. The company was founded in 1984 and is based in Irvine, California.

Sports Authority (31,892 SF, 5% of NRA, 6% of underwritten base rent). TSA Stores, Inc. (“Sports Authority”) leases 31,892 SF at the Stonestown Galleria Property. The lease began on August 3, 2012 and has a current expiration date of January 31, 2023, with two five-year lease extension options. Sports Authority is a private company that currently operates over 450 stores in 45 U.S. states under the brand The Sports Authority. As of November 2012, the company, which is based in Englewood, Colorado, was listed by Forbes as the 128th largest American company with annual sales of approximately $3.35 billion.

Trader Joe’s (18,125 SF, 3% of NRA, 5% of underwritten base rent). Trader Joe’s Company (“Trader Joe’s”) leases 18,125 SF at the Stonestown Galleria Property. The lease began on November 20, 2008 and has a current expiration date of January 31, 2019, with two five-year lease extension options. Trader Joe’s is a private company founded in 1958 and headquartered in Monrovia, California. The company operates as a subsidiary of T.A.C.T. Holding, Inc.

Uniqlo (10,647 SF, 2% of NRA, 2% of underwritten base rent). UNIQLO California, LLC (“Uniqlo”) leases 10,647 SF at the Stonestown Galleria Property. The lease began on October 18, 2013 with an expiration date of February 29, 2024. The tenant has a lease termination option if its net sales do not exceed $3,726,450 during the third and fourth lease years with 12 months of notice and payment of a termination fee equal to 75% of the unamortized portion of the tenant’s construction allowance. Uniqlo is a subsidiary of Fast Retailing Co., Ltd., which is headquartered in Yamaguchi, Japan and is traded on the Tokyo Stock Exchange. Uniqlo operated 853 stores in Japan and 446 stores in other markets as of August 2013.

The following table presents a summary regarding anchor and major tenants at the Stonestown Galleria Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized UW Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration	10/31/2013 TTM Sales PSF	UW Occupancy Cost as a % of Sales(2)
Non-Collateral Anchor
Macy’s	BBB/Baa3/BBB	267,788	NAP	$0	NAP	NAP	4/08/2047	$142	NAP

Anchor/Major Tenants
Nordstrom	A-/Baa1/A-	160,505	27%	$0	0%	$0.00	4/08/2022	$204	NAP
L.A. Fitness	NR/NR/NR	47,821	8%	$1,231,391	7%	$25.75	1/31/2028	NAV	NAV
Sports Authority	NR/B3/B-	31,892	5%	$1,052,436	6%	$33.00	1/31/2023	$185	24.5%
Trader Joe’s	NR/NR/NR	18,125	3%	$978,388	5%	$53.98	1/31/2019	$1,655	3.3%
Uniqlo	NR/NR/A	10,647	2%	$281,613	2%	$26.45	2/29/2024	NAV	NAV
Subtotal/Wtd. Avg.(3)		268,990	46%	$3,543,827	20%	$32.67

Other Tenants		287,448	49%	$14,429,305	80%	$50.20
Vacant Space		29,392	5%	$0	0%	$0.00

Total		585,830		$17,973,133		$45.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Nordstrom does not pay base rent. The tenant constructed its own store on land owned by the Stonestown Galleria Borrower. The tenant pays CAM and percentage rent on any sales between $35 million and $135 million, annually.

(3)	Subtotal/Wtd. Avg. and Annualized Underwritten Base Rent (PSF) exclude vacant space and the Nordstrom space, which is not subject to a base rental payment.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

The following table presents certain information relating to the lease rollover at the Stonestown Galleria Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	794	$72.54	0%	0%	$57,597	0%	0%
2014	10	38,096	$37.93	7%	7%	$1,445,128	8%	8%
2015	16	46,395	$33.68	8%	15%	$1,562,756	9%	17%
2016	7	14,537	$74.04	2%	17%	$1,076,304	6%	23%
2017	13	31,885	$68.57	5%	22%	$2,186,366	12%	35%
2018	8	21,154	$55.46	4%	26%	$1,173,134	7%	42%
2019	9	31,531	$60.22	5%	31%	$1,898,860	11%	52%
2020	9	26,658	$71.75	5%	36%	$1,912,779	11%	63%
2021	6	28,700	$37.12	5%	41%	$1,065,279	6%	69%
2022	11	180,979	$58.46	31%	72%	$1,196,838	7%	76%
2023	7	54,206	$37.41	9%	81%	$2,027,618	11%	87%
2024	5	23,505	$39.65	4%	85%	$931,916	5%	92%
2025	1	3,002	$69.01	1%	85%	$207,168	1%	93%
2026 & Beyond	2	54,996	$22.39	9%	95%	$1,231,391	7%	100%
Vacant	0	29,392	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.(3)	105	585,830	$45.39	100%		$17,973,133	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	The Average Underwritten Base Rent PSF Rolling calculations for 2022 and the Total/Wtd. Avg. exclude vacant space and the 160,505 SF Nordstrom space, which is not subject to base rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

The Market. The Stonestown Galleria Property is located in the southwest corner of the City of San Francisco, San Francisco County, California, approximately six miles southwest of the San Francisco CBD. The surrounding neighborhoods are primarily residential, with several commercial pockets of local retail and small offices. The San Francisco State University campus is located immediately south and the Interstate 280 interchange with 19th Avenue located approximately 1.5 miles south of the Stonestown Galleria Property. The estimated current population within a three- and five-mile radius of the Stonestown Galleria Property is 340,711 and 754,840, respectively. The San Francisco CBSA population is currently estimated at approximately 4.46 million. The estimated average household income within a three- and five-mile radius of the Stonestown Galleria Property is $111,059 and $107,625, respectively. Below is a chart of local and outlet competitive shopping centers:

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
Serramonte Center (Primary Competition) 3-127 Serramonte Ctr. Daly City, CA	Super-Regional Center/Mall	1968	2007	865,000	Dick’s Sporting Goods JC Penney Macy’s Target	$465	98.7%	3.9 miles
San Francisco Centre (Primary Competition) 845-865 Market Street San Francisco, CA	Super-Regional Center/Mall	1988	2006	1,460,000	Bloomingdale’s Nordstrom	$875	99.0%	5.4 miles
The Shops at Tanforan (Primary Competition) 1122-1178 El Camino Real San Bruno, CA	Super-Regional Center/Mall	1971	2005	910,000	JC Penney Sears Target Century Theaters	(est.) $425	98.6%	7.1 miles
Hillsdale Mall (Secondary Competition) 3025 S. El Camino Real San Mateo, CA	Super-Regional Center/Mall	1941	1996	849,317	Macy’s Nordstrom Sears	$550	99.0%	16.3 miles
Stanford Shopping Center (Secondary Competition) 500-680 Stanford Shopping Ctr. Palo Alto, CA	Super-Regional Center/Mall	1956	2001	982,998	Bloomingdale’s Nordstrom Macy’s Neiman Marcus	$850	99.3%	25.9 miles

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stonestown Galleria Property:

Cash Flow Analysis
	2010	2011	2012	10/31/2013 TTM	UW	UW PSF
Base Rent(1)	$14,061,312	$15,120,756	$14,998,890	$15,362,401	$17,973,133	$30.68
% Rent in Lieu	$591,293	$547,805	$626,519	$702,303	$339,347	$0.58
Overage Rent	$94,887	$250,371	$349,239	$369,879	$344,846	$0.59
Other Income(2)	$2,971,761	$3,120,129	$2,957,951	$2,569,408	$2,409,464	$4.11
Total Recoveries	$7,368,141	$6,977,556	$6,024,865	$6,889,356	$8,358,981	$14.27
Credit Loss(3)	($62,718)	($65,042)	($62,394)	($64,733)	$0	$0.00
Effective Gross Income	$25,024,676	$25,951,575	$24,895,071	$25,828,613	$29,425,771	$50.23
Total Operating Expenses	$9,893,125	$10,202,066	$9,745,706	$9,961,363	$10,258,741	$17.51
Net Operating Income	$15,131,552	$15,749,509	$15,149,365	$15,867,250	$19,167,030	$32.72
TI/LC	$0	$0	$0	$0	$904,312	$1.54
Capital Expenditures	$0	$0	$0	$0	$117,166	$0.20
Net Cash Flow	$15,131,552	$15,749,509	$15,149,365	$15,867,250	$18,145,552	$30.97
Occupancy %	81.8%	85.3%	91.7%	95.0%	95.0%
NOI DSCR	1.40x	1.46x	1.40x	1.47x	1.77x
NCF DSCR	1.40x	1.46x	1.40x	1.47x	1.68x
NOI Debt Yield	8.4%	8.7%	8.4%	8.8%	10.6%
NCF Debt Yield	8.4%	8.7%	8.4%	8.8%	10.1%
Average Annual Rent PSF(4)	$40.07	$41.69	$38.56	$38.80	$45.39

(1)
Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $476,454 of contractual rent increases through December 31, 2014. In addition, since September 1, 2013, 13 new and one expanding tenants totaling 86,126 SF, have executed leases that will contribute approximately $4.3 million of additional revenue through rent, CAM and real estate tax recoveries. These new tenants include L.A. Fitness, Uniqlo, an expansion of Apple, Blue C Sushi, La Baguette, Chipotle, Things Remembered, Body Jewlz, Got Sleep?, Kiehl’s, Fully Laced, Earth Bar and Same Day Delivery. The space leased to these new tenants was previously generally either leased to temporary tenants, did not contribute to historical Base Rent, or was vacant.

(2)
Other income includes miscellaneous income of $27,703, specialty leasing income of $2,127,045, including temporary tenants and kiosks, plus other rental income of $254,717. Underwritten Other Income includes specialty leasing, partnership marketing and additional income.

(3)	Historical Credit Loss is a bad debt assumption based on 0.25% of total revenues.

(4)
Average Annual Rent PSF is based on historical financial information and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps as described in note 1 above. The SF for the calculation is approximately 395,933 for the TTM period, 388,979 SF for 2012, 362,671 SF for 2011 and 350,881 SF for 2010. The calculations exclude the 160,505 SF Nordstrom, which does not pay a base rent.

Escrows and Reserves. During a Trigger Period (as defined below), the Stonestown Galleria Borrower is required to escrow 1/12 of the annual estimated tax payments monthly and 1/12 of the annual estimated insurance premiums monthly (unless the Stonestown Galleria Borrower maintains insurance under an acceptable blanket insurance policy). The Stonestown Galleria Borrower is also required, during the continuance of a Trigger Period, to (a) make monthly deposits of $9,541 into a replacement reserve account, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve account exceeds $114,492; and (b) make monthly deposits of $22,032 into a TI/LC reserve account, provided that such deposits are not required at any time that the amount then on deposit in the TI/LC reserve account exceeds $264,379.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Stonestown Galleria Mortgage Loan. The Stonestown Galleria Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Stonestown Galleria Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Stonestown Galleria Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (iii) to fund, after the occurrence and during the continuance of an event of default (but provided lender has not initiated any judicial action to foreclose or have a receiver appointed), an operating account in an amount up to 110% of the lender-approved budgeted capital expenditures and lender approved budgeted operating expenses and (iv) to disburse any excess to Stonestown Galleria Borrower; provided that if an event of default has occurred and is continuing, then the remainder will be remitted to an account to be held by the lender as additional security for the Stonestown Galleria Mortgage Loan.

A “Trigger Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.25x for the immediately preceding 12 month period and continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding 12 month period is equal to or greater than 1.25x.

Property Management. The Stonestown Galleria Property is managed by the Stonestown Galleria Borrower and/or affiliates. There is no property management contract in place.

Secured Indebtedness. The Stonestown Galleria Non-Serviced Companion Loan was originated by MSMCH on September 30, 2013 and is evidenced by three notes (Notes A-1, A-3 and A-4) with a combined original and Cut-off Date balance of $130,000,000. The current holder of the Stonestown Galleria Non-Serviced Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C13. The notes evidencing the Stonestown Galleria Non-Serviced Companion Loan accrue interest at the same rate as the Stonestown Galleria Mortgage Loan. The Stonestown Galleria Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Stonestown Galleria Non-Serviced Companion Loan, as

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Stonestown Galleria

and to the extent described under “—Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Stonestown Galleria Non-Serviced Loan Combination” in the free writing prospectus. The holders of the Stonestown Galleria Mortgage Loan and the Stonestown Galleria Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Stonestown Galleria Non-Serviced Loan Combination. The Stonestown Galleria Non-Serviced Companion Loan will generally represent the controlling interest in the Stonestown Galleria Non-Serviced Loan Combination and the Stonestown Galleria Non-Serviced Loan Combination will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2013-C13 transaction. See “—Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Stonestown Galleria Non-Serviced Loan Combination” in the free writing prospectus.

Mezzanine Loan and Preferred Equity. A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 53.77% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt service coverage ratio less than 1.68x, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect ownership interests in the Stonestown Galleria Borrower, (iv) the mezzanine lender (A) shall either (1) be an entity which satisfies the definition of a “Qualified Pledgee” (as set forth in the loan documents for the Stonestown Galleria Mortgage Loan) or (2) be an entity for which the Stonestown Galleria Borrower obtains a rating agency confirmation and (B) shall enter into an intercreditor agreement reasonably acceptable to the lender under the Stonestown Galleria Mortgage Loan, (v) the term of the mezzanine loan is co-terminous with the Stonestown Galleria Mortgage Loan or the mezzanine loan is freely prepayable without premium or penalty after the maturity date for the Stonestown Galleria Mortgage Loan, and all other terms and provisions of the mezzanine loan, including the loan documents, are acceptable to the lender under the Stonestown Galleria Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price acceptable to the lender under the Stonestown Galleria Mortgage Loan and (vii) Stonestown Galleria Borrower shall deliver, if required by the lender under the Stonestown Galleria Mortgage Loan, a rating agency confirmation as to the Permitted Mezzanine Financing and an updated substantive non-consolidation legal opinion.

Expansion, Release and Substitution of Property. Provided no event of default under the Stonestown Galleria Non-Serviced Loan Combination has occurred and is continuing, the Stonestown Galleria Borrower may (x) acquire one or more parcels of land, together with any improvements located thereon, constituting an integral part of or adjoining or proximately located near the Stonestown Galleria Property (other than in connection with a substitution) (such parcel, an “Expansion Parcel”), (y) obtain a release from the lien of the mortgage of (1) one or more parcels (including “air rights” parcels) or outlots, (2) acquired Expansion Parcels referred to in clause (x) above, (3) that certain medical office parcel described under “—The Mortgage Property” above or (4) that certain United Artists Theatre parcel described under “—The Mortgage Property” above, which parcels referred to in this clause (y) are transferred to a third party other than a subsidiary of Stonestown Galleria Borrower, or (z) obtain a release of a portion of the Stonestown Galleria Property in connection with the acquisition and encumbrance of a parcel of real property to be substituted which is reasonably equivalent in value to the parcel to be released and which is at or adjacent to the Stonestown Galleria Property as established by a letter of value (but not an entire appraisal) provided by Stonestown Galleria Borrower from the appraiser which appraised the Stonestown Galleria Property in connection with the origination of the Stonestown Galleria Mortgage Loan or an appraiser of comparable experience selected by Stonestown Galleria Borrower, so long as, amongst other conditions, (i) with respect to any release referred to in clause (y), (A) other than a release of the medical office parcel or theatre parcel, such parcel is not necessary for the operation or use of the Stonestown Galleria Property for its then current use and may be readily separated from the Stonestown Galleria Property without a material diminution in the value of the Stonestown Galleria Property and (B) other than a release of the medical office parcel or theatre parcel or an acquired Expansion Parcel, such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (ii) with respect to any release referred to in clause (z), such parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, and (iii) with respect to any release referred to in clause (y) or substitution referred to in clause (z), Stonestown Galleria Borrower obtains a rating agency confirmation for such release or substitution.

Terrorism Insurance. Generally, the insurance policies maintained by the Stonestown Galleria Borrower are required to cover losses resulting from acts of terrorism or other similar acts or events (or “fire following”). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Stonestown Galleria Borrower is required to maintain, and the lender will be required to accept, terrorism insurance as described above which covers “covered acts” (as defined by such statute or other program), so long as such statute or other program covers both domestic and foreign acts of terrorism, but in such event the Stonestown Galleria Borrower will not be required to pay annual insurance premiums in excess of two times the then current premium for comprehensive “special perils” insurance on the Stonestown Galleria Property and business income insurance (without giving effect to the cost of the earthquake insurance or terrorism insurance components of such policies) and allocable to the Stonestown Galleria Property based on market rates, provided the Stonestown Galleria Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

Mortgage Loan No. 9 – Market Heights Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

Mortgage Loan No. 9 – Market Heights Shopping Center

Market Heights Shopping Center
201 East Central Texas Expressway
Harker Heights, TX 76548
CORYELL COUNTY
Fort Hood
Jackson Knob
Post Oak Mountain
Hood Army Airfield
Anderson Golf Course
Fort Hood
KILLEEN
East Lake Shopping Center
Long Branch Park
440 Plaza
Killeen Mall
Killeen Marketplace
Scott & White Hospital
Skylark Field
Killeen Golf Course
Walmart Supercenter
Killeen - Ft. Hood Regional Airport 5 miles
Harker Heights
Nolanville
Temple 17 miles
BELL COUNTY
Lakeview Golf and Country Club
Dana Peak Park
Stillhouse Hollow Lake
Union Grove Park
East Central Texas Expwy
Veterans Memorial Blvd
Stan Schlueter Loop
Stagecoach Rd
Chaparral Rd
Denton
McKinney
Plano
Irving
FT. WORTH
DALLAS
Arlington
Mesquite
Longview
Tyler
Waxahachie
Stephenville
Corsicana
Jacksonville
Palestine
Brownwood
Nacogdoches
Waco
TEXAS
Crockett
Temple
Killeen
Harker Heights
Round Rock
Huntsville
Livingston
AUSTIN
College Station
Conroe
The Woodlands
Kerrville
New Braunfels
San Marcos
La Grange
HOUSTON
SAN ANTONIO
Gonzales
Missouri City
Galveston
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

Mortgage Loan No. 9 – Market Heights Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	201 East Central Texas Expressway Harker Heights, TX 76548

Original Balance:	$47,000,000			General Property Type:	Retail
Cut-off Date Balance:	$47,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Net Rentable Area:	412,645 SF
Loan Purpose:	Acquisition			Cut-off Date Balance per Unit/SF:	$114
Borrower Name(s):	Cole MT Harker Heights TX, LLC			Balloon/ARD Balance per Unit/SF:	$114
Sponsor(s):	Cole Operating Partnership IV, LP			Year Built/Year Renovated:	2008/NAP
Mortgage Rate:	4.678%			Title Vesting:	Fee
Note Date:	11/25/2013			Property Manager:	CREI Advisors, LLC
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$7,996,277
IO Period:	120 months			UW Expenses:	$1,731,536
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,264,741
Seasoning:	2 months			UW NCF:	$5,748,611
Original Amortization Term:	0 months			UW NOI DSCR:	2.81x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.3%
Prepayment Provisions:	LO (24); YM1 (91); O (5)			UW NCF Debt Yield:	12.2%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	12.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,368,592 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$6,029,251 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$5,518,710 (12/31/2011)
Reserves(1)				Appraised Value:	$87,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/19/2013
RE Tax:	$58,009	$58,009	NAP	Cut-off Date LTV Ratio:	53.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	53.7%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate (As of):	97.0% (11/11/2013)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	95.3% (12/31/2012)
Other(2):	$166,231	$0	NAP	3rd Most Recent Occupancy (As of):	85.9% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Market Heights Shopping Center Borrower deposited $166,231 at loan origination for landlord obligations.

Market Heights Shopping Center Mortgage Loan

The Mortgage Loan. The ninth largest mortgage loan (the “Market Heights Shopping Center Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $47,000,000 and is secured by a first priority fee mortgage encumbering an anchored retail center known as the Market Heights Shopping Center (the “Market Heights Shopping Center Property”). The proceeds of the Market Heights Shopping Center Mortgage Loan were used to finance the acquisition of the Market Heights Shopping Center Property for a purchase price of approximately $85.5 million.

The Market Heights Shopping Center Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Market Heights Shopping Center Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of December 1, 2023. The Market Heights Shopping Center Mortgage Loan may be prepaid in whole on any payment date after December 31, 2015, together with the greater of a yield maintenance premium and 1% of the prepayment amount. The Market Heights Shopping Center Mortgage Loan is open to prepayment on any payment date at par during the final four months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,000,000	54.4%	Purchase Price:	$85,500,000	99.0%
Sponsor Equity:	$39,392,478	45.6%	Reserves:	$224,240	0.3%
			Closing Costs:	$668,238	0.8%
Total Sources:	$86,392,478	100.0%	Total Uses:	$86,392,478	100.0%

The Borrower and the Sponsor. The Market Heights Shopping Center borrower is Cole MT Harker Heights TX, LLC, a Delaware limited liability company with two independent directors (the “Market Heights Shopping Center Borrower”). The Market Heights Shopping Center Borrower is indirectly majority owned by the sponsor of the Market Heights Shopping Center Mortgage Loan, which is Cole Operating Partnership IV, LP, a subsidiary of Cole Real Estate Investments, Inc. (NYSE: COLE) (“Cole”). Cole is a real estate investment trust that engages in the investment, acquisition and management of real estate properties consisting primarily of retail, office, and industrial properties. At the end of September 2013, Cole-related entities owned and managed more than 1,504 assets representing approximately 70 million SF of commercial real estate in 48 states with a combined acquisition cost of approximately $11.6 billion. Cole was founded in 1979 and is headquartered in Phoenix, Arizona. On October 23, 2013, American Realty Capital Properties, Inc. (NASDAQ: ARCP) announced its acquisition of Cole, which will create the largest net lease REIT with an enterprise value of $21.5 billion, 64% more than its next largest competitor. As of the fiscal year ended December 31, 2012, Cole reported revenue of approximately $542.9 million and net income of approximately $203.4 million.

The Mortgaged Property. The Market Heights Shopping Center Property is a 412,645 SF anchored retail center located in Harker Heights, Texas. The Market Heights Shopping Center Property was built in 2008 on a 63.45-acre parcel within the northeast quadrant of Central Texas Expressway and Knights Way, approximately 11.8 miles west of Interstate Highway 35.

The Market Heights Shopping Center Property consists of 55 different tenants with no tenant contributing more than 13.0% of the net rentable area or 12.0% of the underwritten base rent. The Market Heights Shopping Center Property is anchored by Cinemark, Dick’s Sporting Goods, Barnes & Noble, Ross, Bed Bath & Beyond, Petco and Old Navy. The Market Heights Shopping Center Property is also shadow anchored by a 132,237 SF Target, which is not part of the collateral for the Market Heights Shopping Center Mortgage Loan.

As of November 11, 2013, the Market Heights Shopping Center Property was 97.0% occupied by approximately 55 tenants. Historical occupancy at the Market Heights Shopping Center Property was 95.3% as of December 31, 2012, 85.9% as of December 31, 2011 and 82.7% as of December 31, 2010.

Major Tenants.

Cinemark (53,491 SF, 13.0% of NRA, 12.0% of underwritten base rent). Cinemark (Nasdaq: CNK) occupies 53,491 SF at the Market Heights Shopping Center Property under a lease expiring on May 31, 2023. The lease provides for a rental rate of $15.10 PSF. Founded in 1984 and headquartered in Plano, Texas, Cinemark is a leader in the motion picture exhibition industry with 506 theatres and 5,794 screens in the United States, Brazil, Mexico, Argentina and ten other Latin American countries as of September 31, 2013. As of December 31, 2012, Cinemark ranked either first or second by box office revenues in 25 of its top 30 United States markets and has a presence in 14 of the top 15 metropolitan areas in Latin America. Cinemark is rated “BB-” by S&P. As of the fiscal year end 2012, Cinemark reported revenue of approximately $2.5 billion and net income of approximately $171.4 million.

Dick’s Sporting Goods (50,137 SF, 12.2% of NRA, 6.0% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) (NYSE: DKS) occupies 50,137 SF at the Market Heights Shopping Center Property under a 10-year lease expiring on August 31, 2018. The lease provides for a rental rate of $8.00 PSF. Founded in 1948 and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. Dick’s owns and operates Golf Galaxy, LLC, a golf specialty retailer and eCommerce websites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. As of November 19, 2013, Dick’s operated 558 Dick’s Sporting Goods stores in 46 states, with approximately 29.9 million SF and 82 Golf Galaxy stores in 30 states, with approximately 1.4 million SF. As of the fiscal year end 2012, Dick’s reported revenue of approximately $5.8 billion and net income of approximately $290.7 million.

Barnes & Noble Booksellers (28,595 SF; 6.9% of NRA, 5.4% of underwritten base rent). Barnes & Noble Booksellers (“Barnes & Noble”) (NYSE: BKS) occupies 28,595 SF at the Market Heights Shopping Center Property under a 10-year lease expiring on August 31, 2018. The lease provides for a rental rate of $12.76 PSF. Founded in 1986 and headquartered in New York, New York, Barnes & Noble is leading content, commerce and technology company that provides customers easy and convenient access to books, magazines, newspapers and other content across its multi-channel distribution platform. As of October 26, 2013, the company operates 673 retail bookstores in regional shopping malls, major strip centers and freestanding locations in 50 states, and 695 college bookstores serving more than 4.6 million students and faculty members at colleges and universities across the United States. As of the fiscal year end 2012, Barnes & Noble reported revenue of approximately $6.8 billion and net losses of approximately $154.8 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

The following table presents a summary regarding major tenants at the Market Heights Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(3)	Lease Expiration
Major Tenants
Cinemark	NR/NR/BB-	53,491	13%	$807,714	12%	$15.10	5/31/2023
Dick’s Sporting Goods	NR/NR/NR	50,137	12%	$401,096	6%	$8.00	8/31/2018
Barnes & Noble Booksellers	NR/NR/NR	28,595	7%	$364,872	5%	$12.76	8/31/2018
Ross	NR/NR/A-	28,312	7%	$186,293	3%	$6.58	1/31/2023
Bed Bath and Beyond	NR/NR/NR	23,400	6%	$333,450	5%	$14.25	1/31/2019
Subtotal/Wtd. Avg.		183,935	45%	$2,093,425	31%	$11.38

Other Tenants		216,125	52%	$4,614,078	69%	$21.35
Vacant Space		12,585	3%	$0	0%	$0.00
Total/Wtd. Avg.		412,645	100%	$6,707,503	100%	$16.77

Shadow Anchors(4)
Target	A-/A2/A+	132,237

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

(4)	Shadow anchor data is based on the appraisal.

The following table presents certain information relating to the lease rollover at the Market Heights Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2014	7	14,699	$25.39	4%	4%	$373,190	6%	6%
2015	3	16,301	$23.78	4%	8%	$387,651	6%	11%
2016	4	16,030	$19.38	4%	11%	$310,740	5%	16%
2017	3	11,864	$22.16	3%	14%	$262,907	4%	20%
2018	17	143,232	$14.25	35%	49%	$2,040,756	30%	50%
2019	8	69,920	$18.34	17%	66%	$1,282,093	19%	69%
2020	3	8,194	$20.50	2%	68%	$167,991	3%	72%
2021	2	13,611	$14.80	3%	71%	$201,388	3%	75%
2022	2	7,712	$30.77	2%	73%	$237,282	4%	78%
2023	3	85,669	$12.46	21%	94%	$1,067,461	16%	94%
2024 & Beyond	3	12,828	$29.31	3%	97%	$376,044	6%	100%
Vacant	0	12,585	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	55	412,645	$16.77	100%		$6,707,503	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Market Heights Shopping Center Property is located in Harker Heights, Bell County, Texas, approximately 11.8 miles west of Interstate Highway 35, within the Killeen/Temple metropolitan statistical area (“MSA”). The Market Heights Shopping Center Property is situated on the northeast quadrant of Central Texas Expressway and Knights Way. The Market Heights Shopping Center Property is centrally located within Harker Heights, approximately 8.1 miles east of Fort Hood. Fort Hood is one of the largest United States military installations in the world with nearly 65,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

soldiers and their families. Fort Hood is home to III Corps, 1st Cavalry Division, 13th Sustainment Command, First Army Division West, 3rd Armored Cavalry Regiment, 41st Fires Brigade and many other corps and echelons above corps units.

The Killeen/Temple MSA had an estimated 2012 population of approximately 418,948, which grew at a compound annual average rate of 1.8% from 2000 to 2013, and is projected to grow to approximately 445,689 by 2018. The 2013 estimated population within a one-, three- and five-mile radius of the Market Heights Shopping Center Property was 10,062, 51,066 and 109,726, respectively. The 2013 estimated average household income within a one-, three- and five-mile radius of the Market Heights Shopping Center Property was $70,154, $65,912 and $60,578, respectively.

According to an industry report, the greater Killeen retail market had inventory of approximately 6.4 million SF with vacancy of 3.4% and average rental rate of $11.39 PSF as of third quarter 2013. Employment in the Killeen/Temple MSA is concentrated in government services, trade, transportation and utilities, and education and health services. Fort Hood (71,616 employees), Scott & White Hospital & Clinics (8,840 employees), Central Texas Veterans Health Care System (4,000 employees), Central Texas College (1,798 employees) and McLane Co. (1,661 employees) are the five largest employers in the Killeen/Temple MSA.

Comparable properties to the Market Heights Shopping Center Property are shown in the charts below:

Competitive Property Summary
Property	Address	Distance to Subject	Year Built/Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Rent PSF
Killeen Marketplace	3200 E Central Texas Expressway Killeen, TX	2.7 miles West	2000/2010	115,203	Best Buy Ross Dress For Less Staples	97%	$20-$25
Expressway Plaza	1500 Lowe’s Boulevard Killeen, TX	3.9 miles West	1999/2000	551,855	Wal-Mart Supercenter Lowe’s; Kohl’s Office Max	100%	$15-$26
Hobby Lobby Center	2002 E Central TX Expressway Killeen, TX	3.7 miles West	1985/2004	132,124	Hobby Lobby Tractor Supply Co. Dollar Tree	100%	$16-$18
Cielo Vista	2500 E Central TX Expressway Killeen, TX	3.4 miles West	1997/2009	203,690	Academy; Toys R Us Office Depot PetsMart	100%	$17-$18
H-E-B Center	2511 Trimmier Road Killeen, TX	4.4 miles West	2003/NAP	138,467	HEB; Castle Dental GameStop The UPS Store	100%	$19-$20
Wendland Plaza	1101 S Fort Hood Street Killeen, TX	5.6 miles West	1979/2009	155,894	K-Mart Lack’s Furniture It’s Fashion	95%	$15-$24
440 Plaza	714 S Fort Hood Street Killeen, TX	5.5 miles West	1973/NAP	213,414	O-Mart Shoe Time Fresnius Medical	100%	$9-$12
Bird Creek Crossing	3550 South General Bruce Drive Temple, TX	16.6 miles East	2007/NAP	124,941	Spec’s Best Buy PetSmart	100%	$18-$30

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Heights Shopping Center Property:

Cash Flow Analysis
	2010	2011	2012	8/30/2013 TTM	UW	UW PSF
Gross Potential Rental Income	$5,004,447	$5,455,258	$6,035,445	$6,395,321	$6,998,596	$16.96
Expense Reimbursements	1,135,138	$1,096,058	$1,096,093	$1,199,501	$1,418,538	$3.44
Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($420,857)	(5.00%)
Effective Gross Income	$6,139,585	$6,551,316	$7,131,538	$7,594,822	$7,996,277	$19.38
Total Operating Expenses	911,447	$1,032,606	$1,102,287	$1,226,230	$1,731,536	$4.20
Net Operating Income	$5,228,138	$5,518,710	$6,029,251	$6,368,592	$6,264,741	$15.18
TI/LC	$0	$0	$691,015	$0	$433,601	$1.05
Capital Expenditures	$482,044	$0	$0	$0	$82,529	$0.20
Net Cash Flow	$4,746,094	$5,518,710	$5,338,236	$6,368,592	$5,748,611	$13.93

Occupancy %	82.7%	85.9%	95.3%	97.0%	95.0%
NOI DSCR	2.35x	2.48x	2.70x	2.86x	2.81x
NCF DSCR	2.13x	2.48x	2.39x	2.86x	2.58x
NOI Debt Yield	11.1%	11.7%	12.8%	13.6%	13.3%
NCF Debt Yield	10.1%	11.7%	11.4%	13.6%	12.2%

Escrows and Reserves. The Market Heights Shopping Center Borrower is required to escrow $58,009 at loan origination and $58,009 monthly for annual real estate taxes. The Market Heights Shopping Center Borrower is required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the Market Heights Shopping Center Property is covered under a “blanket policy” acceptable to the lender). During a Reserve Period (as defined below), the Market Heights Shopping Center Borrower is required to deposit $32,323 for TI/LC reserves monthly and $6,190 for replacement reserves monthly. The Market Heights Shopping Center Borrower was also required to escrow $166,231 in landlord obligations at loan origination, which consists of $21,231 for Rue21 rent offset and $145,000 for outstanding tenant improvement expenses. A “Reserve Period” will generally commence on the date that the debt service coverage ratio is less than 1.50x and end on the date that the debt service coverage ratio equals or exceeds 1.50x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Market Heights Shopping Center Mortgage Loan. The Market Heights Shopping Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept on each business day to an account designated by the Market Heights Shopping Center Borrower. During a Cash Sweep Period, funds are swept on each scheduled payment date to the lender’s cash management account. The Market Heights Shopping Center Borrower will be required to deposit all excess cash with respect to the Market Heights Shopping Center Mortgage Loan to be held by the lender as additional security for the Market Heights Shopping Center Mortgage Loan during a Cash Sweep Period (capped at $3,000,000 provided the debt service coverage ratio for the immediately preceding six calendar months equals or exceeds 1.20x for six calendar months).

A “Cash Sweep Period” will generally commence on the earlier of (i) the date upon which the debt service coverage ratio for the immediately preceding six calendar months is less than 1.30x, (ii) the continuance of an event of default or (iii) date upon which any bankruptcy or similar insolvency proceeding involving Cole Operating Partnership IV, LP is filed. A Cash Sweep Period will generally end when the debt service coverage ratio for the immediately preceding six calendar months equals or exceeds 1.35x or when the applicable default is cured or when the bankruptcy or similar insolvency proceeds involving Cole Operating Partnership IV, LP is terminated.

Property Management. The Market Heights Shopping Center Property is managed by CREI Advisors, LLC, an affiliate of the Market Heights Shopping Center Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. The Market Heights Shopping Center Borrower is permitted to (i) make immaterial transfers of unimproved, non-income producing portions of the Market Heights Shopping Center Property to governmental authorities for dedication or public use and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, subject to the satisfaction of certain requirements and conditions set forth in the Market Heights Shopping Center Mortgage Loan documents, including, but not limited to, the requirement that such transfer does not cause the trust to fail to qualify as a REMIC.

In addition, provided no event of default has occurred and is continuing, the Market Heights Shopping Center Borrower is permitted to release each of the parcels specified in the loan agreement (the “Release Parcel”) from the lien of the mortgage, subject to the satisfaction of certain requirements and conditions set forth in the Market Heights Shopping Center Mortgage Loan documents, including, but not limited to the following: (A) after giving effect to such release, the debt service coverage ratio for the remaining portion of the Market Heights Shopping Center Property is not less than the greater of (i) the debt service coverage ratio for the remaining portion of the Market Heights Shopping Center Property as of the date of such release and (ii) 1.70x; (B) after giving effect to such release, the loan-to-value ratio for the remaining portion of the Market Heights Shopping Center Property is not greater than the lesser of (i) the loan-to-value ratio for the remaining portion of the Market Heights Shopping Center Property as of the date of such release and (ii) 60%; (C) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Market Heights Shopping Center

MSBAM 2014-C14 Certificates; (D) delivery of an opinion of counsel to the effect that the trust will not fail to maintain its status as a REMIC as a result of such release; and (E) the ratio of the unpaid principal balance of the Market Heights Shopping Center Mortgage Loan to the value of the remaining real property relating to the Market Heights Shopping Center Mortgaged Property is equal to or less than 125%.

Terrorism Insurance. The Market Heights Shopping Center Borrower is required pursuant to the Market Heights Shopping Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Market Heights Shopping Center Property provided that the Market Heights Shopping Center Borrower will not be required to pay annual terrorism insurance premiums in excess of two times the amount of premiums that are payable at such time in respect to casualty and business interruption/rental loss required under the Market Heights Shopping Center Mortgage Loan documents (exclusive of the costs attributable to terrorism and earthquake insurance) (provided the Market Heights Shopping Center Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

Mortgage Loan No. 10 – Hilton San Francisco Financial District

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

Mortgage Loan No. 10 – Hilton San Francisco Financial District

Hilton San Francisco Financial District
750 Kearny Street
San Francisco, CA 94108
San Francisco Bay
SAN FRANCISCO
North Beach
Telegraph Hill
Chinatown
Nob Hill
Tenderloin
Union Square
Financial District
Civic Center
Hayes Valley
SoMa
South Beach
Mission Bay
Design District
Mission District
Potrero Hill
McCovey Cove
San Francisco-Oakland Bay Br.
Pier 39
Coit Tower
Transamerica Bldg.
Ferry Building
Embarcadero Center
AT&T Park
Caltrain Depot
Portsmouth Square
Cable Car Line
Muni Metro
BART
Caltrain
Univ. of California - San Francisco Mission Bay Campus
San Francisco Intl. Airport 13 miles
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Kearny St
Montgomery St
Sansome St
Front St
Embarcadero
80
101
280
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Livermore
Pleasanton
Fremont
SAN JOSE
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

Mortgage Loan No. 10 – Hilton San Francisco Financial District

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	750 Kearny Street San Francisco, CA 94108

Original Balance(1):	$45,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.0%			Number of Rooms:	543 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF(1):	$178,637
Borrower Name(s):	Justice Operating Company, LLC			Balloon/ARD Balance per Unit/SF(1):	$159,306
Sponsor(s):	Portsmouth Square, Inc.			Year Built/Year Renovated:	1970/2006
Mortgage Rate:	5.275%			Title Vesting:	Fee
Note Date:	12/18/2013			Property Manager:	Prism Hospitality, L.P.
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2024			UW Revenues:	$48,788,443
IO Period:	36 months			UW Expenses:	$36,928,035
Original Term to Maturity or ARD:	120 months			UW NOI:	$11,860,408
Seasoning:	1 month			UW NCF:	$9,908,870
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.84x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield(1):	10.2%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity(1):	11.5%
Pari Passu Mortgage Debt(1):	$52,000,000			Most Recent NOI (As of):	$12,570,246 (11/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$9,237,550 (12/31/2012)
Mezzanine Debt:	$20,000,000			3rd Most Recent NOI (As of):	$8,947,659 (12/31/2011)
Reserves(2)				Appraised Value:	$179,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/11/2013
RE Tax:	$203,150	$50,787	NAP	Cut-off Date LTV Ratio(1):	53.9%
Insurance:	$149,852	$37,463	NAP	LTV Ratio at Maturity/ARD(1):	48.1%
FF&E:	$0	$162,628	NAP	Occupancy Rate (As of):	90.3% (11/30/2013)
Other(3):	$500,000	$0	NAP	2nd Most Recent Occupancy (As of):	87.9% (12/31/2012)
				3rd Most Recent Occupancy (As of):	86.8% (12/31/2011)

(1)
The Hilton San Francisco Financial District Mortgage Loan is part of the Hilton San Francisco Financial District Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $97,000,000. The Cut-off Date Balance per Unit/SF, Balloon/ARD Balance per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $97,000,000 Hilton San Francisco Financial District Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. See also “—Lockbox and Cash Management” below for further discussion of the lockbox and cash management provisions.

(3)	The Hilton San Francisco Financial District Borrower deposited $500,000 at loan origination into a spa renovation reserve account.

The Hilton San Francisco Financial District Mortgage Loan

The Mortgage Loan. The tenth largest mortgage loan (the “Hilton San Francisco Financial District Mortgage Loan”) is part of a pari passu loan pair (the “Hilton San Francisco Financial District Loan Pair”) evidenced by two pari passu promissory notes in the aggregate principal amount of $97,000,000, both of which are secured by the same first priority fee mortgage encumbering a full service hospitality property known as the Hilton San Francisco Financial District in San Francisco, California (the “Hilton San Francisco Financial District Property”). The Hilton San Francisco Financial District Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $45,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “Hilton San Francisco Financial District Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $52,000,000. The Hilton San Francisco Financial District Companion Loan has similar features and terms as the Hilton San Francisco Financial District Mortgage Loan and is expected to be contributed to a future securitization trust. See “—Additional Secured Indebtedness” below for further details.

The Hilton San Francisco Financial District Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of January 1, 2024. The Hilton San Francisco Financial District Mortgage Loan requires payments of interest only for the initial 36 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

downgrade or withdrawal of the ratings for the MSBAM 2014-C14 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Hilton San Francisco Financial District Mortgage Loan is open to prepayment at par during the final three months of the loan term.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$97,000,000	82.9%	Loan Payoff:	$47,823,697	40.9%
Mezzanine Debt:	$20,000,000	17.1%	Reserves:	$853,002	0.7%
			Closing Costs:	$6,634,085	5.7%
			Limited Partner Payoff:	$61,689,216	52.7%
Total Sources:	$117,000,000	100.0%	Total Uses:	$117,000,000	100.0%

The Borrower and the Sponsor. The borrower is Justice Operating Company, LLC, a single-purpose Delaware limited liability company (the “Hilton San Francisco Financial District Borrower”) with two independent directors. The Hilton San Francisco Financial District Mortgage Loan sponsor and nonrecourse carve-out guarantor is Portsmouth Square, Inc.

Portsmouth Square, Inc. operates as a subsidiary of the InterGroup Corporation (NasdaqCM: INTG), an owner and operator of commercial real estate throughout the United States, with a concentration in Texas and Southern California. InterGroup Corporation’s properties include 16 apartment complexes, two single family houses, two commercial buildings and 6.1 acres of land. As of June 30, 2013, the InterGroup Corporation reported revenue of approximately $62.0 million.

The Mortgaged Property. The Hilton San Francisco Financial District Property is a 26-story, 543-room, full service hospitality property located in San Francisco, California that was built in 1970 and renovated in 2006. Since 2008, another $13.6 million has been put into various renovations and remodeling. The Hilton San Francisco Financial District Property is flagged as a Hilton (NYSE: HLT) under a franchise agreement expiring in January 2021 with one, five-year renewal option.

The guestroom configuration consists of 281 double/double, 255 king, 4 junior suite king and 3 presidential suites. The Hilton San Francisco Financial District Property features approximately 20,000 SF of convention space across 15 meeting rooms, the 750 Restaurant & Bar and the Flyte Coffee & Wine Bar. Other amenities at the Hilton San Francisco Financial District Property include an executive lounge, business center, fitness room, spa facility (operated by an outside party) and gift shop. Parking is currently available through a 500-space subterranean parking garage.

More specific information about the Hilton San Francisco Financial District Property is set forth in the tables below:

Hilton San Francisco Financial District Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton San Francisco Financial District			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	84.1%	$189.15	$159.08	86.8%	$176.54	$153.20	103.2%	93.3%	96.3%
2012	82.7%	$208.95	$172.82	87.8%	$196.13	$172.14	106.1%	93.9%	99.6%
TTM 10/30/2013	87.6%	$222.55	$194.86	89.7%	$213.09	$191.17	102.5%	95.8%	98.1%

Source: Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

The Market. The Hilton San Francisco Financial District Property is located in the western edge of San Francisco’s Financial District. The Hilton San Francisco Financial District Property is located at the southeast corner of the intersection of Kearny Street and Washington Street, centrally located at the crossroads of the Financial District and Union Square.

Competing properties to the Hilton San Francisco Financial District Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Other %	9/30/2013 TTM Occupancy	9/30/2013 TTM ADR	9/30/2013 TTM RevPAR
Hilton San Francisco Financial District Property	543	27%	21%	40%	12%	90.0%	$211.83	$190.01
Wyndham Stanford Court	393	35%	20%	43%	2%	80.0%	$204.00	$163.20
Grand Hyatt SF	660	36%	23%	39%	2%	82.0%	$228.00	$186.96
Hyatt Regency SF	802	35%	25%	38%	2%	85.0%	$240.00	$204.00
Parc 55 Wyndham Hotel	1,015	37%	21%	40%	2%	93.0%	$195.00	$181.35
Hilton SF Union Square	1,908	30%	30%	38%	2%	85.0%	$210.00	$178.50
Westin SF Market Street	676	35%	25%	38%	2%	93.0%	$244.00	$266.92
Le Meridien Hotel	360	40%	18%	40%	2%	93.0%	$252.00	$234.36
Omni SF Hotel	362	40%	18%	40%	2%	90.0%	$235.00	$211.50
Total/Wtd. Avg.	6,719	34%	24%	39%	3%	87.5%	$219.90	$196.51

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton San Francisco Financial District Property:

Cash Flow Analysis
	2011	2012	11/30/2013 TTM	UW	UW per Room
Occupancy	86.8%	87.9%	90.3%	90.2%
Average Daily Rate	$176.54	$196.82	$216.75	$217.06
RevPAR	$153.20	$172.97	$195.64	$195.74

Rooms Revenue	$30,418,603	$34,311,482	$38,755,759	$38,795,883	$71,447
Food & Beverage Revenue	$5,150,848	$5,993,495	$6,554,794	$6,551,473	$12,065
Other Income	$3,326,056	$3,518,680	$3,435,628	$3,441,087	$6,337
Total Revenue	$38,895,507	$43,823,657	$48,746,181	$48,788,443	$89,850
Total Expenses	$29,947,849	$34,586,107	$36,175,935	$36,928,035	$68,007
Net Operating Income	$8,947,658	$9,237,550	$12,570,246	$11,860,408	$21,842
FF&E	$1,430,680	$1,624,684	$1,817,911	$1,951,538	$3,594
Net Cash Flow	$7,516,978	$7,612,866	$10,752,335	$9,908,870	$18,248
NOI DSCR	1.39x	1.43x	1.95x	1.84x
NCF DSCR	1.17x	1.18x	1.67x	1.54x
NOI Debt Yield	9.2%	9.5%	13.0%	12.2%
NCF Debt Yield	7.7%	7.8%	11.1%	10.2%

Escrows and Reserves. The Hilton San Francisco Financial District Borrower deposited $203,150 in escrow for annual real estate taxes at loan origination and is required to escrow $50,787 monthly. The Hilton San Francisco Financial District Borrower deposited $149,852 in escrow for annual estimated insurance premiums and is required to escrow $37,463 monthly (unless the Hilton San Francisco Financial District Borrower maintains insurance under a satisfactory blanket insurance policy). The Hilton San Francisco Financial District Borrower is required on each payment date to make monthly deposits for FF&E reserves equal to the greater of (i) 4% of total gross revenues from the prior calendar month and (ii) $162,628. The Hilton San Francisco Financial District Borrower deposited $500,000 at loan origination into a spa renovation reserve account.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hilton San Francisco Financial District Mortgage Loan. The Hilton San Francisco Financial District Mortgage Loan has in-place cash management. Funds in the lockbox are swept daily to the cash management account controlled by the lender. The Hilton San Francisco Financial District Borrower will be required to deposit all excess cash with respect to the Hilton San Francisco Financial District Mortgage Loan to an account to be held by the lender as additional security for the Hilton San Francisco Financial District Mortgage Loan during a Cash Sweep Period (defined below).

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the Hilton San Francisco Financial District Property for the immediately preceding two calendar quarters is less than 1.44x. A Cash Sweep Period will generally end upon (i) the date the debt service coverage ratio equals or exceeds 1.44x for two consecutive calendar quarters or (ii) the date upon which a PIP Period commences. A “PIP

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Hilton San Francisco Financial District

Period” means that period commencing on the earliest to occur of (i) the payment date occurring in February 2019 or (ii) the calendar month following the month during which Hilton San Francisco Financial District Borrower commences the property-improvement plan (“PIP”)-related work.

During the continuation of a PIP Period, the Hilton San Francisco Financial District Borrower is required to deposit 90% of all excess cash flow to a reserve account to be used to pay for required Property Improvement Plan work of the Hilton San Francisco Financial District Property.

Property Management. The Hilton San Francisco Financial District Property is managed by Prism Hospitality, L.P., an affiliate of Prism Hotels & Resorts. Founded in 1983 and headquartered in Dallas, Texas, Prism Hotels & Resorts is a full-service hotel management, investment and advisory services company for over 9,000 hotel rooms across the United States.

Mezzanine Loan and Preferred Equity. The “Hilton San Francisco Financial District Mezzanine Loan” refers to a loan in the principal amount of $20,000,000 made by ISBI San Francisco Mezz Lender, LLC to Justice Mezzanine Company LLC, secured by 100% of the direct or indirect equity interest in the Hilton San Francisco Financial District Borrower and put in place simultaneously with the origination of the Hilton San Francisco Financial District Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). The Hilton San Francisco Financial District Companion Loan was originated on December 18, 2013 by or on behalf of Bank of America, National Association and is evidenced by one note (Note A-2) with an original and Cut-off Date Balance of $52,000,000. The current holder of the Hilton San Francisco Financial District Companion Loan is Bank of America, National Association. The note evidencing the Hilton San Francisco Financial District Companion Loan accrues interest at the same rate as the Hilton San Francisco Financial District Mortgage Loan. The Hilton San Francisco Financial District Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton San Francisco Financial District Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus. The Hilton San Francisco Financial District Companion Loan is expected to be contributed to a future securitization trust. The holders of the Hilton San Francisco Financial District Mortgage Loan and the Hilton San Francisco Financial District Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the Hilton San Francisco Financial District Loan Pair. The Hilton San Francisco Financial District Companion Loan will generally represent the controlling interest in the Hilton San Francisco Financial District Loan Pair, and the Hilton San Francisco Financial District Loan Pair will be serviced pursuant to terms of (a) prior to the securitization of the Hilton San Francisco Financial District Companion Loan, the pooling and servicing agreement for this transaction, and (b) on and after the securitization of the Hilton San Francisco Financial District Companion Loan, the pooling and servicing agreement entered into in connection with the securitization of the Hilton San Francisco Financial District Companion Loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Hilton San Francisco Financial District Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hilton San Francisco Financial District Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Papago Gateway Center

Mortgage Loan No. 11 – Papago Gateway Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	350 West Washington Street Tempe, AZ 85281

Original Balance:	$40,000,000			General Property Type:	Office
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.7%			Net Rentable Area:	244,446 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$164
Borrower Name(s):	LMC-Papago Investment Company, LLC			Balloon/ARD Balance per Unit/SF:	$138
Sponsor:	Lee M. Chesnut			Year Built/Year Renovated:	2008/NAP
Mortgage Rate:	4.890%			Title Vesting:	Leasehold
Note Date:	11/26/2013			Property Manager:	Chesnut Properties, LLC
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$6,282,232
IO Period:	12 months			UW Expenses:	$1,833,105
Original Term to Maturity:	120 months			UW NOI:	$4,449,127
Seasoning:	2 months			UW NCF:	$3,899,123
Original Amortization Term:	360 months			UW NOI DSCR:	1.75x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity:	11.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,416,639 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,923,373 (12/31/2012)
Mezzanine Debt(1):	Permitted			Third Most Recent NOI (As of):	$1,603,174 (12/31/2011)
Reserves				Appraised Value:	$61,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/16/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.7%
Insurance:	$40,455	$4,495	NAP	LTV Ratio at Maturity/ARD:	54.6%
Recurring Replacements:	$0	$5,093	$213,890	Occupancy Rate:	92.1% (10/18/2013)
TI/LC:	$0	$40,741	$2,343,500	2nd Most Recent Occupancy:	79.5% (12/31/2012)
Other(2):	$892,570	$0	NAP	3rd Most Recent Occupancy:	74.6% (12/31/2011)
Other(2):	$0	$22,917	NAP
Other(2):	$0	$29,044	$697,050
Other(2):	$29,515	$29,515	NAP

(1)
Future mezzanine debt limited to $10,000,000 is permitted when associated with a property sale or property capital improvements or leasing costs subject to a maximum combined 70% LTV and minimum combined 1.25x DSCR.

(2)
Two reserves totaling $892,570 were collected at loan origination to fund $352,320 of outstanding free rent associated with the First Solar lease and $540,250 of outstanding TI obligations associated with the Bryan University lease. The First Solar free rent reserve is applicable to three months of free rent associated with certain portions of the First Solar space in 2014. There are additional two months of free rent associated with certain portions of the First Solar space totaling approximately $240,752 in 2015 for which no reserve was taken. A $22,917 First Solar tenant specific-rollover reserve is collected only for the initial two years of the loan term. The First Solar tenant is entitled to a $697,050 tenant improvement allowance by January 1, 2016, which is collected with the initial 24 loan payments ($29,044 per month). $29,515 was collected at loan origination, and is collected monthly, for payment of ground rent.

The Papago Gateway Center mortgage loan is secured by a 244,446 SF, seven-story office property in Tempe, Arizona, approximately 10 miles west of the Phoenix CBD and approximately five miles from the Phoenix Sky Harbor International Airport, immediately north of Arizona State University. The property has 966 parking spaces within a five-story parking garage. The building is LEED Gold Certified. As of June 30, 2013, the Tempe office submarket, with approximately 3.5 million SF, had an average vacancy rate of 10.6%.

The largest tenant at the property, leasing approximately 48% of space and paying approximately 61% of underwritten base rent, is First Solar, Inc. (NASDAQ: FSLR), a global provider of comprehensive photovoltaic (PV) solar energy solutions. The company was founded in 1999 and utilizes the subject space as its global headquarters with building signage rights. The First Solar lease began on April 1, 2008, has expanded three times, and has a current lease expiration date of December 31, 2019, with two five-year lease extension options. The second largest tenant, Bryan University, leases approximately 19% of the property space through July 31, 2020 and pays approximately 15% of the underwritten base rent. Bryan University was founded in 1940 as Bryan College and is a privately held, for profit institution.

The Papago Gateway Center property is subject to a master ground lease and a ground sub lease with the Salt River Project Agricultural Improvement and Power District and Papago Park Center, Inc., respectively. The ground sub lease, with respect to which the related borrower is the lessee, expires on December 31, 2085 and has no extension options. The master ground lease expires on December 31, 2088. The current ground rent is $354,185 per year (not including $3,572 of annual association fees) with CPI steps every five years (capped at 17%). The next scheduled ground rent step is effective January 1, 2017. The underwritten ground rent is $414,561, equal to the lender’s estimate of average ground rent over the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	River Oaks Plaza

Mortgage Loan No. 12 – River Oaks Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	1414-1576 West Gray Avenue Houston, TX 77019

Original Balance:	$37,000,000			General Property Type:	Retail
Cut-off Date Balance:	$37,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Net Rentable Area:	195,310 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$189
Borrower Name:	ANBIL II-RO L.P.			Balloon/ARD Balance per Unit/SF:	$168
Sponsor:	Andrew N. Heine			Year Built/Year Renovated:	1990/NAP
Mortgage Rate:	5.035%			Title Vesting:	Fee
Note Date:	1/3/2014			Property Manager:	AH Property Management, LLC
First Payment Date:	3/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2024			UW Revenues:	$5,192,640
IO Period:	36 months			UW Expenses:	$1,762,792
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,429,848
Seasoning:	0 months			UW NCF:	$3,271,815
Original Amortization Term:	360 months			UW NOI DSCR:	1.43x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.37x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,858,671 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,847,599 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,871,152 (12/31/2010)
Reserves				Appraised Value:	$59,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/19/2013
RE Tax:	$82,624	$82,624	NAP	Cut-off Date LTV Ratio:	62.7%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	55.6%
Recurring Replacements:	$0	$2,166	NAP	Occupancy Rate (As of):	100.0% (12/3/2013)
TI/LC:	$391,782	$12,207	$500,000	2nd Most Recent Occupancy (As of):	91.0% (12/31/2012)
Other(2):	$486,978	$0	NAP	3rd Most Recent Occupancy (As of):	97.0% (12/31/2011)

(1)	Springing upon the River Oaks Plaza borrower’s failure to maintain blanket policy.

(2)	The River Oaks Plaza borrower deposited $95,196 and $391,782 at loan origination related to a free rent reserve and an outstanding TI reserve, respectively.

The River Oaks Plaza mortgage loan is secured by a 195,310 SF retail center built in 1990 on a 14.892-acre site in Houston, TX, approximately 25 miles south of Houston CBD and 25 miles south of George Bush Intercontinental Airport. The River Oaks Plaza property is anchored by Marshalls (48,633 SF), TJ Maxx (35,000 SF), Fit Athletic Club (25,773 SF), Office Max (23,500 SF) and Dress Barn (7,235 SF). As of December 3, 2013, the River Oaks Plaza property was 100% occupied by 23 tenants and has been over 91% occupied since 2010.

The River Oaks Plaza property is located in the Washington Avenue corridor of Houston, proximate to Interstate 45/Gulf Freeway, Loop 610 and Interstate Highway 10, also known as the Katy Freeway, a primary east-west connector to the main commercial corridor in Houston and San Antonio. The estimated 2013 population within a one-, three- and five-mile radius of the River Oaks Plaza property was 25,778, 166,469 and 407,169, respectively. The 2013 median household income within a one-, three- and five-mile radius of the River Oaks Plaza property was $64,020, $64,077 and $54,474, respectively.

The River Oaks Plaza mortgage loan sponsor is Andrew N. Heine, the Chairman and CEO of Camden Securities Company. Founded in the 1940s and based in Mount Kisco, New York, Camden Securities Company is a third generation family-run company focused on principal investing in the commercial real estate sector and throughout the capital markets. Camden Securities Company is invested in over 5 million SF of retail and multifamily commercial properties throughout the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	St. Paul Plaza Office Tower

Mortgage Loan No. 13 – St. Paul Plaza Office Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	200 Saint Paul Street Baltimore, MD 21202

Original Balance:	$35,750,000			General Property Type:	Office
Cut-off Date Balance:	$35,750,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.4%			Net Rentable Area:	261,867 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$137
Borrower Name:	St. Paul Plaza Office Tower, LLC, St. Paul Plaza Garage, LLC			Balloon/ARD Balance per Unit/SF:	$124
				Year Built/Year Renovated:	1986, 1989/NAP
Sponsor:	David W. Kornblatt			Title Vesting:	Fee
Mortgage Rate:	5.185%			Property Manager:	The Kornblatt Company
Note Date:	12/18/2013
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2021			UW Revenues:	$6,964,358
IO Period:	12 months			UW Expenses:	$3,490,951
Original Term to Maturity or ARD:	84 months			UW NOI:	$3,473,407
Seasoning:	1 month			UW NCF:	$3,193,042
Original Amortization Term:	360 months			UW NOI DSCR:	1.48x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.36x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (25); DEF (55); O (4)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	9.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,471,685 (10/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$3,164,410 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$3,294,546 (12/31/2011)
Reserves				Appraised Value:	$47,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/12/2013
RE Tax:	$476,895	$68,128	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$10,141	$10,141	NAP	LTV Ratio at Maturity/ARD:	68.1%
Deferred Maintenance:	$41,125	$0	NAP	Occupancy Rate (As of):	95.8% (12/11/2013)
Recurring Replacements:	$0	$8,507	NAP	2nd Most Recent Occupancy (As of):	96.5% (12/31/2012)
TI/LC(1):	$500,000	$27,375	Springing	3rd Most Recent Occupancy (As of):	94.4% (12/31/2011)

(1)	The TI/LC reserve has a springing cap of $1,000,000 subject to certain conditions in the mortgage loan documents including the expiration of the Maryland Insurance Agency termination option.

The St. Paul Plaza Office Tower mortgage loan is secured by a 28-story, Class “A” office building and a 12-story parking structure located in Baltimore, Maryland. The St. Paul Plaza Office Tower property office building was constructed in 1989 and the parking garage was constructed in 1986. As of December 11, 2013, the St. Paul Plaza Office Tower property was 95.8% occupied. Major tenants include the Maryland Attorney General (110,762 SF), Maryland Insurance Agency (68,671) and the United States DEA (33,283 SF). The St. Paul Plaza Office Tower property is 86.5% occupied by credit-rated tenants (Maryland Attorney General, Maryland Insurance Agency, United States DEA, Chubb Insurance and AARP).

The St. Paul Plaza Office Tower property is located in downtown Baltimore, Maryland in close proximity to Interstate 83. The estimated 2013 population within a 0.5-, one- and 1.5-mile radius of the St. Paul Plaza Office Tower property was 9,339, 44,410 and 95,795, respectively. The 2013 median household income within a 0.5-, one- and 1.5-mile radius of the St. Paul Plaza Office Tower property was $37,146, $30,168 and $34,130, respectively.

The St. Paul Plaza Office Tower sponsor is David W. Kornblatt. David W. Kornblatt is the founder and Chairman of the Board of The Kornblatt Company, a commercial development and property management firm founded in 1964 and based in Baltimore, Maryland.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Round Rock Crossing

Mortgage Loan No. 14 – Round Rock Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	3201 S. I-35E Round Rock, TX 78664

Original Balance:	$32,900,000			General Property Type:	Retail
Cut-off Date Balance:	$32,900,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Net Rentable Area:	245,512 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$134
Borrower Name(s):	Round Rock Crossings Texas LP			Balloon/ARD Balance per Unit/SF:	$114
Sponsor:	Sheldon David Kahn; Edwardo Margain			Year Built/Year Renovated:	1997, 2004, 2005, 2006/NAP
				Title Vesting:	Fee
Mortgage Rate:	5.230%			Property Manager:	Cencor Realty Services, Inc.
Note Date:	12/30/2013
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2024			UW Revenues:	$4,635,495
IO Period:	12 months			UW Expenses:	$1,516,383
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,119,112
Seasoning:	1 month			UW NCF:	$2,895,696
Original Amortization Term:	360 months			UW NOI DSCR:	1.43x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.33x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Soft/Springing			UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,557,154 (10/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,581,861 (12/31/2012)
Mezzanine Debt(1):	Permitted			Third Most Recent NOI (As of):	$2,492,987 (12/31/2011)
Reserves				Appraised Value:	$45,550,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/29/2013
RE Tax:	$0	$57,922	NAP	Cut-off Date LTV Ratio:	72.2%
Insurance:	$18,086	$5,179	NAP	LTV Ratio at Maturity/ARD:	61.5%
Recurring Replacements:	$0	$3,069	$150,000	Occupancy Rate (As of):	95.4% (10/30/2013)
TI/LC:	$0	$16,667	$1,000,000	2nd Most Recent Occupancy (As of)(3):	72.3% (12/31/2012)
Other(2):	$1,000,000	$0	NAP	3rd Most Recent Occupancy (As of) (3):	75.6% (12/31/2011)
Other(2):	$220,000	$0	NAP

(1)	Mezzanine financing is permitted subject to a maximum combined 75% LTV, and a minimum combined 1.25x DSCR and 8.5% debt yield.

(2)
The second largest tenant at the property, Best Buy, has a lease expiration date of January 31, 2015. A $1,000,000 reserve was taken at loan closing to fund potential releasing costs associated with this space. In addition, a $220,000 reserve was collected at loan origination for new tenant JC Salon at loan origination that will be released when the tenant is open for business and paying unabated rent.

(3)	A previous tenant occupying approximately 48,814 SF vacated the property in 2009. The vacated space was leased to Gander Mountain in September, 2013.

The Round Rock Crossing mortgage loan is secured by a 245,512 SF retail center located in Round Rock, Texas, approximately 20 miles north of the Austin CBD. The property is anchored by Gander Mountain (48,814 SF), Best Buy (45,700 SF), Stein Mart (36,000 SF) and Michaels (23,656 SF). Gander Mountain took occupancy at the property on September 1, 2013 and has a current lease expiration date of October 31, 2023, with four five-year lease renewal options. Best Buy has been at the property since 2004 and has a current lease expiration date of January 31, 2015, with one 10-year, followed by two five-year lease renewal options. Stein Mart has been at the property since 2006 and has a current lease expiration date of October 31, 2016, with three five-year lease renewal options. Michaels has been at the property since 2004 and has a current lease expiration date of September 30, 2014, with three five-year lease renewal options. For the trailing 12 month period ending October 31, 2013, Stein Mart reported sales of approximately $110 PSF. No other anchor tenant reports sales at the property.

Estimated 2013 population and average household income within a three- and five-mile radius of the property are 86,840 and 230,172, and $66,752 and $75,862, respectively. As of June 30, 2013, the Round Rock submarket had a 6.1% average vacancy rate and an average asking rent of $17.40 PSF.

The borrower is affiliated with the borrower under one other mortgage loan with an outstanding principal balance of $5,400,000 as of the Cut-off Date, which is also included in the MSBAM 2014-C14 transaction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Courtyard by Marriott JFK

Mortgage Loan No. 15 – Courtyard by Marriott JFK

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment:	NR/NR/NR			Property Address:	145-11 North Conduit Avenue
(DBRS/Fitch/Moody’s)					Jamaica, NY 11436
Original Balance:	$32,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$31,900,957			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.2%			Number of Rooms:	166 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$192,174
Borrower Name(s):	Granite JFK LLC			Balloon/ARD Balance per Unit/SF:	$160,586
Sponsor:	GHC Properties, Inc.			Year Built/Year Renovated:	2001/2013
Mortgage Rate:	5.35%			Title Vesting:	Fee
Note Date:	11/1/2013			Property Manager:	Crossroads Hospitality Management Company
First Payment Date:	12/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2023			UW Revenues:	$12,186,947
IO Period:	None			UW Expenses:	$ 8,208,521
Original Term to Maturity or ARD:	120 months			UW NOI:	$ 3,978,426
Seasoning:	3 months			UW NCF:	$ 3,490,948
Original Amortization Term:	360 months			UW NOI DSCR:	1.86x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.63x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF Debt Yield:	10.9%
Lockbox / Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	13.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$5,004,928 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,921,529 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,303,102 (12/31/2011)
Reserves(1)				Appraised Value:	$52,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/27/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.9%
FF&E:	$0	Springing	NAP	Occupancy Rate (As of):	104.1% (9/30/2013)
Other(2):	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	104.7% (12/31/2012)
				3rd Most Recent Occupancy (As of):	104.1% (12/31/2011)

(1)
Borrower is required to pay taxes, insurance premiums and 4% of gross revenues on a monthly basis to the property manager for deposit into reserve accounts held by the property manager. If (a) an event of default occurs, (b) the property manager fails to pay taxes and insurance on a timely basis, (c) the property is sold, or (d) the occupancy rate falls below 85% for three consecutive calendar months, the borrower is required to pay taxes, insurance premiums and 4% of gross revenues on a monthly basis to the lender to be held in the Real Estate Tax, Insurance and FF&E Reserve accounts respectively.

(2)
Other reserves represent a future property-improvement plan (“PIP”) reserve. Following certain triggers, including but not limited to, (a) the franchise agreement being terminated, (b) the property no longer operating as a Courtyard by Marriott, (c) twelve (12) months prior to the franchise agreement expiration date or (d) a material breach of the franchise agreement, excess cash flow will be deposited into a future PIP reserve.

The Courtyard by Marriott JFK mortgage loan is secured by a fee interest in a 166-room, full-service, hospitality property located in Jamaica, Queens County, New York, adjacent to JFK Airport. The Courtyard by Marriott JFK property was built by the sponsor in 2001. The lobby was renovated in 2011. In 2013, the Courtyard by Marriott JFK property underwent guest room renovations including new bathrooms, wall coverings, drapery, lighting, and LCD TVs at a cost of approximately $1.5MM. Amenities at the Courtyard by Marriott JFK property include a restaurant, three meeting rooms, and a fitness center. Demand at the Courtyard by Marriott JFK property is 50% airline contract, 30% commercial, 5% meeting and group, and 15% leisure driven.

The Courtyard by Marriott JFK property had a trailing 12 months ended September 30, 2013 ADR of $188.38, RevPAR of $196.06 and occupancy of 104.1%. These represented ADR, RevPAR and occupancy penetration of 113.4%, 133.7% and 117.9%, respectively. The occupancy in excess of 100% reflects the Courtyard by Marriott JFK property’s ability to turn over some rooms twice in one 24-hour period due to the contracts with American Airlines and United Airlines that provide rooms for their airline crews. The Courtyard by Marriott JFK property is operating under a franchise agreement with Marriott International, Inc. that expires on June 15, 2021 with one 10-year extension option and a property management agreement with Crossroads Hospitality Management Company that expires on January 1, 2024.

The Courtyard by Marriott JFK mortgage loan sponsor and nonrecourse carve-out guarantor is GHC Properties, Inc., an entity under the control of Harry Gross. Mr. Gross is a real estate developer and manager with over 35 years of experience. Mr. Gross’ real estate portfolio consists of five hotels totaling 1,675 rooms, five commercial properties totaling 359,886 SF, two parking garages totaling 270 spaces, and a 232-unit multifamily property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Garden Grove Plaza

Mortgage Loan No. 16 – Garden Grove Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR			Property Address:	13822 Brookhurst Street Garden Grove, CA 92843

Original Balance:	$28,500,000			General Property Type:	Retail
Cut-off Date Balance:	$28,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Net Rentable Area:	131,109 SF
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$217
Borrower Name:	Garden Grove Plaza, LLC			Balloon/ARD Balance per Unit/SF:	$190
Sponsor:	Caroline Choe; Winston Choe			Year Built/Year Renovated:	1968, 1970/NAP
Mortgage Rate:	5.246%			Title Vesting:	Fee
Note Date:	1/10/2014			Property Manager:	Newbridge Investments, LLC, John Kim
First Payment Date:	3/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2024			UW Revenues:	$3,530,103
IO Period:	24 months			UW Expenses:	$783,438
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,746,667
Seasoning:	0 months			UW NCF:	$2,545,946
Original Amortization Term:	360 months			UW NOI DSCR:	1.46x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,851,133 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,802,319 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,854,869 (12/31/2010)
Reserves				Appraised Value:	$38,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/8/2013
RE Tax:	$28,727	$28,727	NAP	Cut-off Date LTV Ratio:	75.0%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	65.4%
TI/LC(2):	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (1/9/2014)
Other(3):	$0	Springing	$1,015,136	2nd Most Recent Occupancy (As of):	99.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	99.5% (12/31/2011)

(1)	Springing upon the Garden Grove Plaza borrower’s failure to maintain blanket policy.

(2)	Springing upon the date upon which the debt service coverage ratio is less than 1.25x for three consecutive calendar months.

(3)
Springing upon the date upon which Rite Aid, Nails Supply and/or Hoa Binh Supermarket (i) seek bankruptcy protection, (ii) cease operations at the Garden Grove Plaza property and/or (iii) give notice of intent to vacate.

The Garden Grove Plaza mortgage loan is secured by a 131,109 SF retail center built in 1968 and 1970 on a 11.38-acre site in Garden Grove, CA, approximately 30 miles south of Los Angeles CBD. Major tenants at Garden Grove Plaza include Hoa Binh Supermarket (31,684 SF), Rite Aid (21,000 SF), Nails Supply (20,000 SF), Furiwa Chinese & Seafood Restaurant (6,800 SF) and Banh Mi Bakery (4,550 SF), and shadow anchored by Target. As of January 9, 2014, Garden Grove Plaza was 100% occupied by 39 tenants and has been over 98% occupied since 2009.

Garden Grove Plaza is located in the southern portion of the city of Garden Grove, near the city of Westminster, at 13822 Brookhurst Street, approximately 750 feet from State Route 22, a primary east-west connector of the Interstate 405 to Interstate 5. The estimated 2013 population within a one-, three- and five-mile radius of Garden Grove Plaza was 33,392, 299,476 and 765,042, respectively. The 2013 median household income within a one-, three- and five-mile radius of Garden Grove Plaza was $52,163, $53,736 and $57,011, respectively.

The Garden Grove Plaza sponsors are Caroline Choe and Winston Choe. Caroline Choe is CEO of NewBridge Investments, a privately held investment company focused on real estate and selective private equity investments.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Aspen Heights - Clemson

Mortgage Loan No. 17 – Aspen Heights - Clemson

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR	Property Address:	673 Old Greenville Highway Clemson, SC 29631

Original Balance:	$28,050,000	General Property Type:	Multifamily
Cut-off Date Balance:	$28,050,000	Detailed Property Type:	Student Housing
% of Initial Pool Balance:	1.9%	Number of Units:	184 Units
Loan Purpose:	Refinance	Cut-off Date Balance per Unit/SF:	$152,446
Borrower Name(s):	Breckenridge Group Clemson South Carolina, LLC	Balloon/ARD Balance per Unit/SF:	$140,799
Year Built/Year Renovated:	2013/NAP
Sponsor:	BRG Partners, LP	Title Vesting:	Fee
Mortgage Rate:	5.000%	Property Manager:	Breckenridge Property Management (2013), LLC
Note Date:	12/23/2013
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	1/1/2024	UW Revenues:	$3,974,728
IO Period:	60 months	UW Expenses:	$1,686,781
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,287,947
Seasoning:	1 month	UW NCF:	$2,232,747
Original Amortization Term:	360 months	UW NOI DSCR:	1.27x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.24x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); YM1 (91); O (4)	UW NCF Debt Yield:	8.0%
Lockbox/Cash Management:	Soft/Springing	UW NCF Debt Yield at Maturity:	8.6%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,427,579 (10/31/2013 T-3 Ann.)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of)(2):	NAP
Mezzanine Debt(1):	Permitted	Third Most Recent NOI (As of)(2):	NAP
Reserves	Appraised Value:	$37,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/11/2013
RE Tax:	$0	$37,034	NAP	Cut-off Date LTV Ratio:	75.0%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	69.3%
Recurring Replacements:	$0	$4,600	NAP	Occupancy Rate (As of):	97.7% (12/9/2013)
2nd Most Recent Occupancy (As of)(2):	NAP
3rd Most Recent Occupancy (As of)(2):	NAP

(1)	Mezzanine financing is permitted in association with a property sale subject to a combined maximum 80% LTV and combined minimum 1.25x DSCR.

(2)	The Aspen Heights - Clemson property is newly constructed. Historical financials and occupancy rates are not available.

The Aspen Heights - Clemson mortgage loan is secured by a 184-unit student housing complex with 598 bedrooms in predominantly 102 two-story buildings located in Clemson, South Carolina. The complex was constructed in 2013 and opened in August of that year. The property caters primarily to students attending Clemson University, which is located approximately two miles from the Aspen Heights - Clemson property. Property amenities include controlled gate access, a fitness center, a clubhouse, a resort-style pool, and two sports courts. The individual apartments contain full kitchens, clothes washers and dryers, and a bathroom associated with each bedroom. Apartments may be rented unfurnished or furnished with an additional fee. All apartments include a private patio or balcony area. There are 818 surface and garage parking spaces.

Clemson University is a public university founded in 1889 and enrolled approximately 21,303 students in 2013, up from approximately 17,465 in 2000. The university currently offers more than 110 graduate degree programs in five colleges.

A 62-unit/170-bed student housing development is currently under construction approximately one mile from the Clemson University campus. The university also plans to develop 1,458 beds near its campus in time for fall 2015 delivery. There are two additional student housing developments proposed for 2017 delivery.

The Aspen Heights - Clemson borrower is affiliated with the borrower under one other mortgage loan with an outstanding principal balance of $50,600,000 as of the Cut-off Date, which is also included in the MSBAM 2014-C14 transaction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Greenleigh MHC

Mortgage Loan No. 18 – Greenleigh MHC

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	NR/NR/NR	Property Address:	14006 Stevenhurst Drive Chester, VA 23831

Original Balance:	$27,861,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$27,830,629	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	1.9%	Number of Pads:	513 Pads
Loan Purpose:	Refinance	Cut-off Date Balance per Unit/SF:	$54,251
Borrower Name(s):	Greenleigh MHC, LLC	Balloon/ARD Balance per Unit/SF:	$44,584
Sponsor(s):	ANA, LC; Equity Capital Management, LC; NNN, LC	Year Built/Year Renovated:	1971, 1974, 1990/NAP
Title Vesting:	Fee
Mortgage Rate:	4.891%	Property Manager:	ARCAP, LC
Note Date:	12/2/2013
First Payment Date:	2/1/2014
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	1/1/2024	UW Revenues:	$2,933,142
IO Period:	None	UW Expenses:	$652,151
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,280,991
Seasoning:	1 month	UW NCF:	$2,255,341
Original Amortization Term:	360 months	UW NOI DSCR:	1.29x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.27x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (90); O (5)	UW NCF Debt Yield:	8.1%
Lockbox/Cash Management:	Springing/Springing	UW NCF Debt Yield at Maturity:	9.9%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,305,689 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None	2nd Most Recent NOI (As of):	$2,169,402 (12/31/2012)
Mezzanine Debt:	None	3rd Most Recent NOI (As of):	$2,151,987 (12/31/2011)
Reserves	Appraised Value:	$37,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/22/2013
RE Tax:	$10,394	$10,394	NAP	Cut-off Date LTV Ratio:	75.2%
Insurance:	$5,889	$1,178	NAP	LTV Ratio at Maturity/ARD:	61.8%
Recurring Replacements:	$0	$2,138	NAP	Occupancy Rate (As of):	99.2% (11/1/2013)
2nd Most Recent Occupancy (As of):	99.4% (1/1/2012)
3rd Most Recent Occupancy (As of):	99.6% (1/1/2011)

The Greenleigh MHC property is a manufactured housing community located in Chester, Virginia. Developed in three phases in 1971, 1974 and 1990, the Greenleigh MHC property is an approximately 81-acre site with 513 pads consisting of 465 single-section sites and 48 multi-section sites. Property amenities include basketball courts and a playground. As of November 1, 2013, the Greenleigh MHC property was 99.2% occupied.

The Greenleigh MHC property is located in Chester, Virginia along Jefferson Davis Highway (U.S. Route 1) north of Richmond, Virginia. The 2012 estimated population within a one-, three- and five-mile radius was 3,655, 32,430 and 71,402, respectively. The 2012 estimated average household income within a one-, three- and five-mile radius was $57,989, $78,163 and $78,190, respectively.

The Greenleigh MHC borrower is indirectly 100% owned by Richard Kellam. Richard Kellam is the President and CEO of ARCAP, LC, a diversified real estate and investment company founded in 1979 that owns approximately 6,000 manufactured housing sites in nine states.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	Courtyard Isla Verde Beach Resort

Mortgage Loan No. 19 – Courtyard Isla Verde Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (DBRS/Fitch/Moody’s)	BBB/TBD/Baa3			Property Address:	7012 Boca de Cangrejos Avenue Carolina, Puerto Rico 00979

Original Balance:	$27,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	1.9%			Number of Rooms:	260 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$105,769
Borrower Name(s):	H.R. Properties, Inc.			Balloon/ARD Balance per Unit/SF:	$105,769
Sponsor(s):	Eduardo Ferrer; Hugh Andrews; Sandra Andrews Naples			Year Built/Year Renovated:	1991/2008
				Title Vesting:	Fee
Mortgage Rate:	4.132%			Property Manager:	International Hospitality Management, Inc.
Note Date:	1/10/2014
First Payment Date:	3/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2019			UW Revenues:	$22,878,127
IO Period:	60 months			UW Expenses:	$16,615,431
Original Term to Maturity or ARD:	60 months			UW NOI:	$6,262,696
Seasoning:	0 months			UW NCF:	$5,347,570
Original Amortization Term:	0 months			UW NOI DSCR:	5.44x
Loan Amortization Type:	Full IO			UW NCF DSCR:	4.64x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	22.8%
Prepayment Provisions:	LO (24); DEF (33); O (3)			UW NCF Debt Yield:	19.4%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	19.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,176,869(10/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$6,377,057(12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$5,724,340 (12/31/2011)
Reserves				Appraised Value:	$72,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/6/2013
RE Tax:	$10,162	$5,081	NAP	Cut-off Date LTV Ratio:	38.2%
Insurance:	$893,623	$99,872	NAP	LTV Ratio at Maturity/ARD:	38.2%
Deferred Maintenance:	$915,685	$0	NAP	Occupancy Rate (As of):	86.5% (10/31/2013)
Recurring Replacements(1):	$2,500,000	$71,745	NAP	2nd Most Recent Occupancy (As of):	89.5% (12/31/2012)
				3rd Most Recent Occupancy (As of):	89.1% (12/31/2011)

(1)
The Courtyard Isla Verde Beach Resort borrower deposited $2,500,000 at loan origination, which may be released in a single disbursement provided amongst other conditions that (i) no event of default exists, (ii) all related capital improvements have been completed by January 10, 2015 and (iii) all required repairs are complete.

The Courtyard Isla Verde Beach Resort mortgage loan is secured by a 12-story, 260-room full service hospitality property located in the Isla Verde district of the City of Carolina, within San Juan, Puerto Rico. The Courtyard Isla Verde Beach Resort property is situated directly on Isla Verde Beach along the north side of Boca De Cangrejos Avenue (PR-187), just north of the Luis Munoz International Airport.

The guestroom configuration consists of 146 standard king rooms, 93 double/double rooms and 21 king suites, and each guestroom includes a private balcony. The Courtyard Isla Verde Beach Resort offers 3,580 SF of meeting space, four restaurants, a lounge, a 12,500 SF casino with 412 machines, eight tables and a sports book, an outdoor pool and toddler pool, fitness center, beach frontage, business center, game room and gift shop. Between 2010 and 2012, the Courtyard Isla Verde Beach Resort borrower invested approximately $1.2 million in upgrades to the guestrooms, restaurant and pool. A major renovation currently planned for 2014 and budgeted at $6,762,000 will include replacement of soft goods, bathroom and common area renovations, pool renovations and HVAC replacement. The Courtyard Isla Verde Beach Resort is operating under a franchise agreement with Marriott Worldwide Corporation that expires in December 2022, with one 10-year renewal option.

The Courtyard Isla Verde Beach Resort property had a trailing twelve (12) months ended September 31, 2013 ADR of $163.15, RevPAR of $142.44 and occupancy of 87.3%. These represented ADR, RevPAR and occupancy penetration rates of 100.5%, 106.5% and 105.9% respectively. The competitive market has shown demand increasing by at least 2.5% annually since 2007 and occupancy levels increasing annually from 74.4% in 2007 to 80.3% in 2012.

The Courtyard Isla Verde Beach Resort sponsors are Eduardo Ferrer, Hugh Andrews and Sandra Andrews Naples. Mr. Ferrer is the CEO and President of The Ferrer Group, comprised of several individual Puerto Rico corporations that currently own or manage seven retail centers, hotels and marinas. Mr. Andrews is the founder of International Hospitality Investments, Inc., a developer and manager of hotels and casinos in Puerto Rico including La Concha Renaissance Resort & Casino, Doubletree by Hilton San Juan and Best Western Condado Palm Inn & Suites.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14	County View MHC

Mortgage Loan No. 20 – County View MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment:	NR/NR/NR			Property Address:	109 Holland Drive
(DBRS/Fitch/Moody’s)					Virginia Beach, VA 23462
Original Balance:	$24,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$23,947,565			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	1.6%			Number of Pads:	469 Pads
Loan Purpose:	Refinance			Cut-off Date Balance per Unit/SF:	$51,061
Borrower Name(s):	CV Investors, LLC, ALAR-CV MHC, LLC			Balloon/ARD Balance per Unit/SF:	$42,017
Sponsor(s):	ANA, LC; Equity Capital Management, LC; NNN, LC; Albert L. Bonney Jr.; Larry R. Bonney			Year Built/Year Renovated:	1959/NAP
				Title Vesting:	Fee
Mortgage Rate:	4.891%			Property Manager:	ARCAP, LC, ALAR, LC
Note Date:	11/26/2013
First Payment Date:	1/1/2014
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2023			UW Revenues:	$2,951,416
IO Period:	None			UW Expenses:	$999,691
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,951,725
Seasoning:	2 months			UW NCF:	$1,928,275
Original Amortization Term:	360 months			UW NOI DSCR:	1.28x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.26x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NCF Debt Yield:	8.1%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	9.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,037,955 (9/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,867,282 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,783,518 (12/31/2011)
Reserves				Appraised Value:	$31,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/22/2013
RE Tax:	$12,476	$12,476	NAP	Cut-off Date LTV Ratio:	75.1%
Insurance:	$12,837	$2,567	NAP	LTV Ratio at Maturity/ARD:	61.8%
Deferred Maintenance:	$27,813	$0	NAP	Occupancy Rate (As of):	97.2% (10/24/2013)
Recurring Replacements:	$0	$1,954	NAP	2nd Most Recent Occupancy (As of):	97.2% (1/1/2012)
Other(2):	$80,500	$0	NAP	3rd Most Recent Occupancy (As of):	97.1% (1/1/2011)

(1)	The County View MHC borrower deposited $80,500 at loan origination into an environmental reserve.

The County View MHC property is a manufactured housing community located in Virginia Beach, Virginia. Constructed in 1959, the County View MHC property is an approximately 60 acre site with 469 pads. Property amenities include a clubhouse with laundry facilities. As of October 24, 2013, the County View MHC property was 97.2% occupied.

The County View MHC property is located in Virginia Beach, Virginia approximately 0.5 mile from Interstate 264. The 2012 estimated population within a one-, three- and five-mile radius was 14,600, 120,969 and 298,381, respectively. The 2012 estimated average household income within a one-, three- and five-mile radius was $54,334, $66,413 and $67,633, respectively.

The County View MHC borrower entity CV Investors, LLC is indirectly 100% owned by Richard Kellam. Richard Kellam is the President and CEO of ARCAP, LC, a diversified real estate and investment company founded in 1979 that owns approximately 6,000 manufactured housing sites in nine states. The County View MHC borrower entity ALAR-CV MHC, LLC is indirectly 100% owned by Albert L. Bonney Jr. and Larry R. Bonney.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C14

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”) or CIBC World Markets Corp. (together with its affiliates, “CIBCWM” and, collectively with Morgan Stanley and BofA Merrill Lynch, the “Underwriters”). This Term Sheet was not produced by a Morgan Stanley, BofA Merrill Lynch or CIBCWM research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBCWM research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of Morgan Stanley, BofA Merrill Lynch or CIBCWM or others in those firms.

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